As filed with the Securities and Exchange Commission on November 13, 1996
                                                          Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                           RECYCLING INDUSTRIES, INC.
                 (Exact name of Registrant specified in charter)


         COLORADO                                       5093
 (State or other jurisdiction of            (Primary Standard Industrial
  incorporation or organization)             Classification Code Number)


                                              384 INVERNESS DRIVE SOUTH
                                                      SUITE 211
                                              ENGLEWOOD, COLORADO  80112
         84-1103445                                 (303) 790-7372
 (I.R.S. Employer Identification No.)     (Address, including zip code, and
                                       telephone number, including area code, of Registrant's principal executive offices)

               THOMAS J. WIENS, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                       384 INVERNESS DRIVE SOUTH, SUITE 211
                           ENGLEWOOD, COLORADO  80112
                               (303) 790-7372
           (Name, address and telephone number, including area code,
                           of agent for service)

      Copies of communication, including all communication sent to the agent for service, should be sent to:

                            RAYMOND L. FRIEDLOB, ESQ.
                              GERALD RASKIN, ESQ.
                             JOHN W. KELLOGG, ESQ.
              FRIEDLOB SANDERSON RASKIN PAULSON & TOURTILLOTT, LLC
                          1400 GLENARM PLACE, SUITE 300
                              DENVER, COLORADO 80202
                                 (303) 571-1400

                              --------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after the Registration Statement becomes effective.

                              --------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: /X/

                         CALCULATION OF REGISTRATION FEE

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                                                                       Proposed maximum      Proposed maximum
                                                       Amount to be      offering price     aggregate offering        Amount of
Title of each class of securities to be registered      registered        per share (1)          price (1)         registration fee
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Common Stock, $.001 par value                           5,734,479            $2.75               $15,769,817            $ 4,779
------------------------------------------------------------------------------------------------------------------------------------
Common Stock underlying Series G Warrants (2)           2,136,878              (3)               $13,814,707            $ 4,186
------------------------------------------------------------------------------------------------------------------------------------
Common Stock underlying Series H Warrants (2)             283,333            $6.50               $ 1,841,665            $   558
------------------------------------------------------------------------------------------------------------------------------------
Common Stock Underlying Series I Warrants (2)             171,200            $ .30               $    51,360            $    16
------------------------------------------------------------------------------------------------------------------------------------
Common Stock Underlying Series J Warrants (2)             727,083              (4)               $ 4,624,377            $ 1,401
------------------------------------------------------------------------------------------------------------------------------------
Common Stock Underlying Placement Agent's Warrants (2)    139,890            $2.75               $   384,698            $   117
------------------------------------------------------------------------------------------------------------------------------------
Common Stock Underlying Other Options and Warrants (2)    344,267              (5)               $ 1,928,801            $   584
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Total                                                                                            $38,415,425            $11,641
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     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

     (2) Plus such indeterminable number of shares of Common Stock as may be issuable by reason of the anti-dilution provisions of such warrants and/or options.

     (3) Represents shares underlying 2,106,878 warrants each to acquire one share of Common Stock for $6.50 and 30,000 warrants each to acquire one share of Common Stock for $4.00 per share.

     (4) Represents shares underlying 686,418 warrants each to acquire one share of common stock for $6.50 and 40,665 warrants each to acquire one share of common stock for $4.00.

     (5) Represents shares underlying: (i) 180,000 warrants each to purchase one share of Common Stock for $7.50; (ii) 53,600 warrants each to purchase one share of Common Stock for $5.00; (iii) 26,667 warrants each to purchase one share of Common Stock for $3.75; (iv) 20,000 warrants each to purchase one share of Common Stock for $1.25; (v) 40,000 options, each to purchase one share of common stock for $2.50;
          (vi) 12,000 options, each to purchase one share of common stock for $6.25; and (vii) 12,000 options, each to purchase one share of common stock for $.90.

                              --------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
                              --------------------

                           RECYCLING INDUSTRIES, INC.

Cross Reference Sheet pursuant to Item 501 of Regulation S-K showing the location in the Prospectus of information required by Items 1 through 12, Part I of Form S-1.

 Form S-1
Item Number  Information Required             Location in Prospectus
-----------  --------------------             ----------------------
    1        Forepart of the Registration     Facing Page of Registration
             Statement and Outside Front      Statement; Outside Front Page of
             Cover Page of Prospectus         Prospectus

    2        Inside Front and Outside Back    Inside Front and Outside Back
             Cover Pages of Prospectus        Cover Pages of Prospectus

    3        Summary Information, Risk        Prospectus Summary; Risk Factors;
             Factors and Ratio of Earnings    Prospectus Summary - Summary
             to Fixed Charges                 Financial Information

    4        Use of Proceeds                  Prospectus Summary; Use of
                                              Proceeds

    5        Determination of Offering Price  Not Applicable

    6        Dilution                         Dilution

    7        Selling Securityholders          Selling Securityholders

    8        Plan of Distribution             Cover Page; Plan of Distribution

    9        Description of Securities to     Prospectus Summary; Description
             be Registered                    of Capital Stock

   10        Interests of Named Experts       Not Applicable
             and Counsel

   11        Information with Respect to      Business - Industry Overview,
             the Registrant                   Strategy, Operations,
                                              Transportation, Competition,
                                              Employees, Properties, Legal
                                              Proceedings, Environmental
                                              Matters, Recent Developments;
                                              Price Range of the Common Stock;
                                              Dividend Policy; Selected
                                              Financial Information;
                                              Management's Discussion and
                                              Analysis of Financial Condition
                                              and Results of Operations;
                                              Management - Executive Officers
                                              and Directors, Executive
                                              Compensation, Principal
                                              Shareholders; Certain
                                              Transactions.

   12        Disclosure of Commission         Disclosure of Commission Position
             Position on Indemnification      on Indemnification for Securities
             for Securities Act Liabilities   Act Liabilities

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

      PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION DATED NOVEMBER 12, 1996

PROSPECTUS
                            RECYCLING INDUSTRIES, INC.

                  9,537,130 SHARES OF COMMON STOCK, INCLUDING
     3,802,651 SHARES UNDERLYING COMMON STOCK PURCHASE WARRANTS AND OPTIONS

     This Prospectus relates to the offer and sale of 9,537,130 shares (the "Shares") of common stock, $.001 par value (the "Common Stock"), of Recycling Industries, Inc., a Colorado corporation (the "Company"), being offered by certain selling securityholders (the "Selling Securityholders"). The Shares include 3,802,651 shares of Common Stock issuable upon exercise of certain outstanding common stock purchase warrants and options (the "Warrants"). The Shares are being registered pursuant to registration rights previously granted to the Selling Securityholders. None of the Warrants are being registered.

     The 5,734,479 Shares that are not underlying the Warrants were issued pursuant to the exercise of outstanding options, warrants or stock acquisition rights, or were issued to various persons in private placements of the Company's securities.

     The Warrants are comprised of: (i) 2,136,878 Series G Warrants, each entitling the holder to purchase one share of Common Stock for $6.50, exercisable until November ___, 1999 (three years after the date of this Prospectus); (ii) 213,388 Series H Warrants, each entitling the holder to purchase one share of Common Stock for $6.50, exercisable until July 17, 1999; (iii) 69,945 Series H Warrants, each entitling the holder to purchase one share of Common Stock for $6.50, exercisable for three years after the exercise of the Placement Agent's Warrants; (iv) 171,200 Series I Warrants, each entitling the holder to purchase one share of Common Stock for $.30, exercisable until November ___, 1999 (three years after the date of this Prospectus); (v) 727,083 Series J Warrants, each entitling the holder to purchase one share of Common Stock for $6.50, exercisable until November ___, 1999 (three years after the date of this Prospectus); (vi) 65,445 Placement Agent's Warrants, each entitling the holder to purchase two shares of Common Stock and one Series H Warrant for $2.75, exercisable until January 31, 1999;
(vii) 4,500 Placement Agent's Warrants, each entitling the holder to purchase two shares of Common Stock and one Series H Warrant for $2.75, exercisable until April 8, 1999; (viii) 180,000 Caside Warrants, each entitling the holder to purchase one share of Common Stock for $7.50, exercisable until January 5, 1998; (ix) 53,600 Ally Capital warrants, each entitling the holder to acquire one share of Common Stock for $5.00, exercisable until November 3, 1999; (x) 26,667 Coast Warrants, each entitling the holder to purchaser one share of Common Stock for $3.75, exercisable until August 4, 2001; (xi) 20,000 Nevada Recycling Warrants, each entitling the holder to purchase one share of Common Stock for $1.25, exercisable until January 4, 2004; (xii) 40,000 options, each entitling the holder to purchase one share of common stock at $2.50 per share; (xiii) 12,000 options, each entitling the holder to purchase one share of common stock at an exercise price of $6.25; and (xiv) 12,000 options, each entitling the holder to purchase one share of common stock at an exercise price of $.90 per share.

     This Prospectus may be used by the Selling Securityholders to sell the Shares and for the resale of the Shares received upon exercise of the Warrants. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Securityholders. The Company will, however, receive the net proceeds from any exercise of the Warrants, as described under "Use of Proceeds." See "Selling Securityholders."

                                THE DISTRIBUTION
                                ----------------

     The distribution of the Shares by the Selling Securityholders may be effected from time to time in one or more transactions (which may involve block transactions) on the Nasdaq National Market or on any other exchange on which the Common Stock may be traded, may be effected from time to time in one or more transactions in the over-the-counter market, in privately-negotiated transactions, or a combination of such methods of sale. Such sales will be made at the market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions by selling the Shares to or through broker/dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders or the purchasers of the Shares for whom the broker/dealer acts as agent. Such compensation may be less than or in excess of customary commissions. The Selling Securityholders and any broker/dealers who participate in the distribution of the Shares may be deemed to be underwriters, and any compensation received by them, including any profit on their resale of such Shares, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). None of the Selling Securityholders is a market maker in the Common Stock.

     Substantially all of the Selling Securityholders are subject to lock-up agreements with the Company that limit the number of Shares that may be sold by them during a given period of time. See "Plan of Distribution."

     The Common Stock is listed on the Nasdaq National Market. On November 7, 1996, the closing price of the Common Stock on the Nasdaq National Market was $2.75 per share.

     Pursuant to agreements between the Company and the Selling
Securityholders, the Company has agreed to pay the expenses incurred in connection with the registration of the Shares and the Company and certain of the Selling Securityholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

                              --------------------

SEE "RISK FACTORS" COMMENCING ON PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

                              --------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

             The date of this Prospectus is November ___, 1996

                           AVAILABLE INFORMATION

     The Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; at the Commission's New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and at the Commission's Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Company files its reports, proxy statements and certain other information with the Commission electronically through the EDGAR System. Information filed via EDGAR may be obtained at the Web site maintained by the Commission at http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock offered hereby of which this Prospectus constitutes a part. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement, exhibits and schedules. Any statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement of which this Prospectus forms a part, each such statement being qualified in all respects by such reference.

                              PROSPECTUS SUMMARY
     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. THE FINANCIAL INFORMATION AND OTHER DATA CONTAINED IN THIS PROSPECTUS GIVES PRO FORMA EFFECT TO THE COMPANY'S ACQUISITION OF WEISSMAN INDUSTRIES, INC. ("WEISSMAN") ON AUGUST 5, 1996 (THE "ACQUISITION") AND THE COMPLETION OF THE COMPANY'S PUBLIC OFFERING OF 4,400,000 SHARES OF COMMON STOCK FOR $4.125 PER SHARE ON JULY 17, 1996 (THE "PUBLIC OFFERING"). UNLESS OTHERWISE INDICATED, ALL REFERENCES TO THE COMPANY IN THIS PROSPECTUS INCLUDE WEISSMAN.

                                 THE COMPANY

     Recycling Industries, Inc. is a full-service metals recycler primarily engaged in the collection and processing of various ferrous and non-ferrous metals for resale to domestic and foreign steel producers and other metals producers and processors. The Company operates seven metals recycling facilities in Las Vegas, Nevada ("NRI"); Brownsville, Harlingen, McAllen and San Juan, Texas ("Anglo Iron & Metal"); Ste. Genevieve, Missouri ("Mid-America Shredding") and Waterloo, Iowa ("Weissman Iron & Metal"). In addition, the Company owns a minority interest in a metals recycler in Athens, Georgia. The Company commenced its metals recycling operations in May 1994 and has increased its revenues from $1.7 million for the quarter ended June 30, 1994 to $6.7 million for the quarter ended June 30, 1996. Over the same period, the Company's metals shredding capacity increased over 330% and its total metals processing capacity increased over 365%.

     The largest portion of the Company's operations involves the collection, processing and sale of ferrous scrap, the primary raw material for mini-mill steel producers who utilize electric arc furnace ("EAF") technology. The increase in domestic EAF production from 14.9 million net tons (11.0% of total domestic steel production) in 1966 to 40.6 million net tons (39.4% of total domestic steel production) in 1995 has resulted in strong demand and prices for processed ferrous scrap. According to industry reports, the anticipated continuing increase in EAF production to an estimated 50.0 million net tons by the year 2000 may cause ferrous scrap shortages, resulting in further increases in processed ferrous scrap prices.

     The Company is also engaged in the processing of non-ferrous materials such as copper, aluminum and brass, which are sold to secondary smelters and other non-ferrous metals processors. The Company's non-ferrous operations complement its ferrous operations, as most unprocessed scrap contains ferrous and non-ferrous components which require separation in preparation for resale. The lower cost of producing non-ferrous metals from scrap relative to the cost of primary smelting has resulted in strong demand for processed non-ferrous scrap.

     The Company's objective is to become one of the largest metals recyclers in North America through targeted acquisitions of independent metals recyclers.
The Company seeks to capitalize on the opportunity presented by the growing demand for processed ferrous scrap, the expanding markets created by the rapid proliferation of new EAF operations and the availability of metals recycling facilities. By pursuing a consolidation strategy within the metals recycling industry, the Company believes that it can significantly enhance the competitive position and profitability of the operations that it acquires through improved managerial and financial resources. The Company also believes that geographic diversity will reduce its vulnerability to the dynamics of any particular local or regional market. Furthermore, as EAF capacity and demand for processed ferrous scrap continue to increase, the Company believes that multi-regional and national EAF operators such as Nucor Corporation, Birmingham Steel Corporation and North Star Steel Co. will increasingly rely on suppliers who can provide a dependable quantity and quality of processed scrap as well as a high degree of service. The Company believes that it is the only metals recycler pursuing a consolidation strategy on a national basis and therefore will be in an ideal position to become a preferred supplier to major EAF operators.

     The Company estimates that the total revenues generated in the metals recycling markets in 1995 were approximately $19.1 billion, comprised of $8.9 billion attributable to ferrous metals and $10.2 billion attributable to non-ferrous metals. The Company believes that there are over 3,000 independent metals recyclers in North

America. Based upon reports published by the Institute for Scrap Recycling Industries ("ISRI"), approximately 200 of these independent metals recyclers operate heavy-duty automotive shredders, which constitute the primary equipment used in processing large volumes of ferrous and non-ferrous scrap for sale to steel and other metals producers. Because of the highly fragmented nature of the industry, the Company believes that no single metals recycler has a significant share of the national processed scrap market, although certain recyclers may have a dominant share of their local or regional market. Similar to the ongoing consolidation within the municipal solid waste industry, the metals recycling industry has recently begun to experience local market consolidation due to: (i) increasing capital requirements caused by more stringent environmental and governmental regulations, and (ii) the exit of aging independent recyclers who desire to sell closely-held businesses in the absence of a successor owner or operator.

     In implementing its acquisition strategy, the Company seeks to identify potential acquisition targets with:

     -    dominant or strategic positions in local or regional markets;

     -    excess or underutilized capacity;

     - the ability to supply an existing or planned metals production facility, such as an EAF;

     -    access to rail, water or interstate highway transportation systems;
          and

     - either operational shredding equipment, the ability to supply the Company's existing shredding equipment or adequate facilities to permit the installation of such equipment.

     By continuing to acquire facilities that meet these criteria, the Company believes it can achieve rapid growth and expansion of its customer base.

     An essential component of the Company's acquisition strategy is improving the operating efficiency, output and capacity of each acquired facility by targeting three phases of the Company's operations: (i) the purchase of raw scrap; (ii) the processing of raw scrap into saleable product; and (iii) the sale of processed scrap. Each acquired facility is integrated into the Company's operations through a comprehensive program that targets these operating phases through the installation of management and financial reporting systems, the implementation of expanded purchasing and marketing programs, the centralization of operating functions to achieve economies of scale, selective reductions in personnel and improved inventory and other financial controls. Where necessary, the Company implements a capital improvements program to repair or replace outdated and inefficient equipment and to improve the facility's scrap processing operations and processed scrap output. Through these programs, the Company has realized significant improvements in operating results.

     Of the Company's revenues for the nine months ended June 30, 1996, approximately 60% was attributable to sales of ferrous scrap, 31% was attributable to sales of non-ferrous scrap, and the balance was primarily attributable to paper and plastic recycling and retail finished steel sales and brokerage sales conducted at certain of the Company's facilities.

     The Company's executive offices are located at 384 Inverness Drive South, Suite 211, Englewood, Colorado 80112, and its telephone number is 303-790-7372.

                                 THE OFFERING

Common Stock Outstanding before the Offering ....  13,911,974 shares (1)
Common Stock Offered by the Selling
  Securityholders ...............................   9,537,130 shares (2)
Common Stock Outstanding if all Warrants
  are exercised .................................  17,714,625 shares (3)
Use of Proceeds .................................  The net proceeds from the exercise of the Warrants, if any, will be used to complete future acquisitions and
                                                   for working capital purposes.  See "Use of Proceeds."
Nasdaq National Market Symbol ...................  RECY

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(1) Does not include Common Stock reserved for issuance as follows: (i) 4,099,584 shares issuable upon exercise of currently outstanding warrants;
     (ii) 978,996 shares issuable upon exercise of currently outstanding options; and (iii) shares reserved for additional options to be granted under the Company's stock option plans. See "Description of Capital Stock" and "Shares Eligible for Future Sale."
(2) Includes 3,802,651 shares issuable upon exercise of Common Stock Purchase Warrants and Options.
(3) The Company is not aware of any arrangements for the exercise of the Warrants and there is no assurance that all or any of the outstanding Warrants will be exercised.

                        SUMMARY FINANCIAL INFORMATION

     The following information presents, for the periods and dates indicated, summary consolidated financial information of the Company. This information should be read in conjunction with "Selected Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Company's historical and pro forma financial statements and notes thereto included elsewhere herein.



                                  FISCAL YEAR ENDED SEPTEMBER 30,               NINE MONTHS ENDED JUNE 30,
                              ------------------------------------------    -----------------------------------
                                                                      PRO                                  PRO
                                                                     FORMA(2)                             FORMA(2)
                                  1993        1994        1995        1995         1995       1996(4)       1996
                                  ----        ----        ----        ----         ----       -------       ----
                                                    (IN THOUSANDS, EXCEPT SELLING PRICES)
OPERATING AND OTHER DATA:
 Shipments:
  Ferrous (tons) ...........     -0-         24,600      57,100      228,500       51,869       87,679      174,722
  Non-ferrous (pounds) .....     -0-      3,676,300   8,805,600   33,729,071    6,943,313   10,860,626   22,263,420
Average Selling Price (5):
  Ferrous (per ton) ........  $     NA  $       100  $      120  $       135   $      116  $       120  $       123
Net cash flow from:
  Operating activities .....  $   (118) $      (862) $      113           NA   $      568  $      (475)          NA
  Investing activities .....      (617)        (255)       (926)          NA         (751)      (2,661)          NA
  Financing activities .....       735        1,232         882           NA        1,572        3,348           NA
EBITDA(6) ..................  $ (2,445) $      (547) $    1,489  $     6,308   $    1,915  $      (358) $     2,878


-----------
(1) Prior to May 1994, the Company was engaged in the development of technology related to the recycling of municipal solid waste. For comparative purposes, financial data prior to fiscal 1994 reflects the Company's efforts to develop such technology. The Company's current metals recycling operations commenced in May 1994 with the acquisition of NRI. The financial information for fiscal 1994 reflects five months of operating results of NRI. The financial information for fiscal 1995 reflects 12 months of operating results of NRI and reflects the efforts of the Company to acquire other metals recycling facilities.
(2) The pro forma data gives effect to the acquisitions of Anglo Iron & Metal (December 1995), Mid-America Shredding (April 1996) and Weissman (August
     1996) as if each had occurred at the beginning of the periods presented.
     In addition, the pro forma information is based upon available information and certain assumptions and adjustments. See the notes to the pro forma financial statements.
(3)  Gives effect to the consummation of the Public Offering at June 30.
(4) The operating results for the nine month period ended June 30, 1996 are not comparable to those of the corresponding period ended June 30, 1995 due to the acquisition of Anglo Iron & Metal that occurred in December 1995 and the acquisition of Mid-America Shredding that occurred in April 1996.
(5) Average selling price for non-ferrous scrap is not meaningful as there are significant differences in the price per pound of the various component non-ferrous metals (e.g., aluminum, copper, brass) produced by the Company.
(6) EBITDA ("Earnings Before Interest, Taxes, Depreciation and Amortization") represents operating income plus depreciation and amortization. The Company has included EBITDA (which is not a measure of financial performance under generally accepted accounting principles) because it understands such data is used by certain investors to determine the Company's ability to service its indebtedness. EBITDA is not a substitute for income from continuing operations, net income or cash flows presentation under generally accepted accounting principles.

                                 RISK FACTORS

     PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT IN THE COMMON STOCK.

LIMITED COMBINED OPERATING HISTORY

     The Company commenced its metals recycling operations upon the acquisition of its Nevada facility in May 1994. Prior to May 1994, the Company generated operating losses and negative cash flow as a development stage enterprise pursuing the development of technology to recycle municipal solid waste (the "MSW Technology"). Since May 1994, the Company has acquired metals recycling facilities in southern Texas, Missouri and Iowa and a minority interest in a metals recycling company in Georgia. See "Business." The Company has only a limited combined operating history for its current facilities and has been unable to consistently generate net income and cash flow from these facilities. There can be no assurance that the Company's existing operations, or those acquired in any future acquisition, will generate sufficient cash flow to fund the future operations of the Company. See "Use of Proceeds."

RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY

     The Company's objective is to increase its revenues and earnings and expand the markets it serves through the acquisition of additional metals recycling facilities. There can be no assurance that the Company will be able to identify, acquire or profitably manage additional facilities or successfully integrate their operations without substantial costs, delays or other unanticipated problems. There can be no assurance that acquired companies will achieve sales and profitability that justify the Company's investment. Acquisitions involve a number of risks, which may include: adverse short-term effects on the Company's reported operating results and cash flows; diversion of management's attention; dependence on retaining, hiring and training key personnel; risks associated with environmental or legal liabilities; and the effects of amortization of acquired intangible assets, such as goodwill. Some of these risks could have a material adverse effect on the Company's operations and financial performance. As the Company continues to expand, the Company will be required to supplement its current management team in order to effectively manage the acquired entities and successfully implement its acquisition and operating strategies. See "Business--Strategy" and "Management."

CAPITAL REQUIREMENTS AND LIMITED WORKING CAPITAL

     The net proceeds received by the Company from the exercise of the Warrants, if any, may be used to fund future acquisition and for working capital purposes. The Company currently has limited financing available and will require additional debt or equity financing in order to continue implementing its acquisition strategy. There can be no assurance that the Company will be able to obtain such financing on terms the Company deems acceptable. If the Company does not have sufficient cash resources or if the Company is unable to use its capital stock as consideration for acquisitions, the Company may be unable to continue to pursue its acquisition strategy. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Business--Strategy."

MARKET CONSIDERATIONS

     Sales prices for prepared scrap metal are cyclical in nature and are subject to local, national and international economic conditions. While recent increases in demand have resulted in strong sales prices for prepared ferrous scrap, the Company's operating results are dependent upon the strength of the national economy and, in particular, the domestic steel industry. A future downturn in the economy or in steel production could adversely affect the performance of the Company. The demand for processed ferrous and non-ferrous scrap is subject to general economic, industry and market-specific conditions beyond the Company's control which may result in periodic fluctuations in the sales prices of the Company's products. Although the Company seeks to maintain its operating margins by adjusting the purchase price for raw ferrous scrap in response to changing sales prices for prepared ferrous scrap, its ability to maintain these margins during periods of falling prices may be limited by the adverse impact of lower prices on the available supply of raw ferrous scrap. The Company is unable to hedge against changes in ferrous scrap prices and attempts to minimize this risk by maintaining low inventory levels of raw and processed scrap and by establishing firm prices with its larger customers at the beginning of each month.

DEPENDENCE ON KEY CUSTOMERS

     Each of the Company's facilities is economically dependent on a small number of significant customers. Four of the Company's customers accounted for approximately 59% of the Company's revenues (12.5%, 19.9%, 7.4% and 19.2%, respectively) for the nine-month period ended June 30, 1996. The loss of any one of these customers would have a material adverse effect on the Company's business.

COMPETITION

     The metals recycling business is highly competitive and subject to significant changes in market conditions. Certain of the Company's competitors have substantially greater financial, marketing and other resources. There can be no assurance that the Company will be able to obtain its desired market share or compete effectively in its markets.

ENVIRONMENTAL MATTERS

     Compliance with state and federal environmental laws is a significant factor in the metals recycling industry. Certain raw materials handled, processed and disposed of in the metals recycling industry, such as automobiles and appliances, may contain substances which are subject to a variety of federal, state and local governmental regulations concerning the discharge of hazardous materials into the environment. The Company has adopted standards and policies for accepting raw materials designed to ensure compliance with applicable environmental regulations. The Company's management does not believe that the costs associated with environmental compliance will have a material adverse impact on the Company. See "Business--Environmental Matters."

RELIANCE ON KEY PERSONNEL

     The Company's operations are dependent on a limited number of key personnel, including the Company's Chairman and Chief Executive Officer,
Thomas J. Wiens, and its President and Chief Operating Officer, Michael I. Price. The Company has not entered into employment agreements with either of such officers but has obtained key-man life insurance policies in the amount of $500,000 for Mr. Wiens and $1,000,000 for Mr. Price. See "Management."

CONTROL BY PRINCIPAL SHAREHOLDER AND ANTI-TAKEOVER PROVISION

     As of the date of this Prospectus, Thomas J. Wiens, the Company's Chairman and Chief Executive Officer, beneficially owns 2,284,103 shares of the Company's Common Stock, representing approximately 16.5% of the issued and outstanding shares.

     The Company's Amended and Restated Articles of Incorporation contain certain provisions which may inhibit a change of control of the Company. These include scaled voting provisions that, upon a determination by the Company's Board of Directors, may limit the voting rights of holders of more than 10% of the Company's outstanding Common Stock. These provisions may discourage a party from making a tender offer or otherwise attempting to take control of the Company. As of the date of this Prospectus, the Company's Board of Directors has not implemented the scaled voting provisions. The Company's Board of Directors has adopted an amendment to the Amended and Restated Articles of Incorporation to be voted upon at the Company's next annual meeting of shareholders to eliminate these provisions. See "Description of Capital Stock-- Anti-Takeover Provisions." The Company's Amended and Restated Articles of Incorporation also authorize the issuance of 10,000,000 shares of preferred stock, the terms of which are to be determined by the Board of Directors at the time of issuance. The ability to issue preferred stock could be used by the Board as a means for resisting a change of control of the Company and may be considered an "anti-takeover" device. See
"Description of Capital Stock--Preferred Stock."

RISK OF SUBSTANTIAL FUTURE DILUTION

     The Company has outstanding options and warrants to acquire an aggregate of 4,818,084 shares of the Company's Common Stock, substantially all of which have exercise prices ranging from $.30 to $6.50 per share and expire during fiscal years 1998 through 2001. See "Description of Capital Stock--Warrants and Options; "Management--Stock Option Plans." In addition, Warrants to purchase an aggregate of 3,318,489 shares of Common Stock have adjustment provisions providing for reduction of their exercise prices in the event that the Company fails to register such shares under the Securities Act within specified time frames. The exercise of such options and warrants could have a substantial dilutive effect upon the purchasers of shares of Common Stock offered by this Prospectus. See "Description of Capital Stock--Warrants" and "Shares Eligible For Future Sale--Registration Rights."

SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, the Company will have approximately 3.0 million shares of Common Stock outstanding that will be eligible for sale pursuant to Rule 144 under the Securities Act. The utilization of Rule 144 and the exercise of registration rights by the holders of these shares will increase substantially the number of shares available for sale in the public markets and may have an adverse impact on the market price of the Common Stock. See "Shares Eligible for Future Sale."

                               USE OF PROCEEDS

     It is not likely that any outstanding Warrants will be exercised unless the market price of the Common Stock increases significantly. Alternatively, the Company may lower the exercise price of the Warrants to below the current market price, thereby encouraging their exercise. If the Warrants are exercised at their current exercise prices, which is unlikely at this time, the Company will receive net proceeds from such exercise of approximately $22,459,808. See "Plan of Distribution." The proceeds will be used to finance the Proposed Acquisitions, discussed below (if the Warrants are exercised prior to such acquisitions) and for working capital purposes.

POTENTIAL ACQUISITIONS

     The Company has entered into a non-binding letter of intent for the acquisition of Sunshine Metal Processing, Inc., a metals recycler with operations in Opa Locka and Port Everglades, Florida ("Sunshine"). Sunshine ceased operations on July 1, 1996. The consummation of the acquisition of Sunshine is subject to a number of material contingencies, including negotiation of definitive acquisition terms, obtaining sufficient financing to complete the acquisition and completion of the Company's due diligence related to the acquisition. In addition, the acquisition is subject to resolution of a lawsuit against Sunshine in which a third party claims to have a contract to acquire Sunshine's assets.

     The Company also has identified several other independent metals recyclers as possible acquisition targets and has held preliminary acquisition discussions with certain of these companies. The consummation of any of these acquisitions is subject to a number of material contingencies, including negotiation of definitive acquisition terms, obtaining sufficient financing to complete the acquisition and completion of the Company's due diligence related to the acquisition.

     In addition to the proceeds from the exercise of the Warrants, the Company proposes to fund these acquisitions through one or a combination of the following: (i) issuing Common Stock or convertible securities of the Company;
(ii) issuing subordinated debt instruments; (iii) through asset based secured lending arrangements; or (vi) through seller financing arrangements. As of the date of this registration statement, the Company has not received commitments to provide financing for any proposed acquisition.

                       PRICE RANGE OF THE COMMON STOCK

     The Common Stock has been listed on the Nasdaq National Market System since July 18, 1996 under the symbol "RECY." Prior to its approval for listing on the Nasdaq National Market, the Common Stock was quoted on the Nasdaq SmallCap Market under the symbol "RECY."

     The majority of the Company's shares are held by management and affiliates and are subject to restriction on resale. The number of unrestricted shares of Common Stock is relatively low in relation to the total number of shares issued and, therefore, trading in the Common Stock is limited. As a result, the Company believes that historical market quotations for the Common Stock are not a reliable indicator of value. The quotations provided below are the high and low reported sales prices for the quarters indicated as reported on the OTCBB and the Nasdaq SmallCap Market and have been adjusted to reflect the Company's one-for-five reverse stock split effective June 27, 1995.

                                                 COMMON STOCK
                                                 ------------
                                                 HIGH     LOW
                                                 ----     ---
     Fiscal 1994:
        First Quarter.........................  $13.75  $6.25
        Second Quarter........................   18.13   4.38
        Third Quarter.........................   18.75   7.50
        Fourth Quarter........................   10.00   5.00
     Fiscal 1995:
        First Quarter.........................  $ 8.13  $2.00
        Second Quarter........................    4.20   2.20
        Third Quarter.........................    5.63   2.50
        Fourth Quarter........................    5.38   3.88
     Fiscal 1996:
        First Quarter.........................  $ 4.88  $2.88
        Second Quarter........................    7.00   3.50
        Third Quarter.........................    5.63   4.25
        Fourth Quarter (through November 7,
        1996) ................................    5.00   2.75

     The last reported sale price of the Common Stock as quoted on the Nasdaq National Market System on November 7, 1996 was $2.75 per share. As of September 30, 1996, there were approximately 600 record holders of Common Stock. Based upon the information available to it, the Company believes there are approximately 2,000 beneficial owners of its Common Stock.

                                DIVIDEND POLICY

     The Company has never paid cash dividends on its Common Stock and has no present intention to pay any cash dividends on its Common Stock for the foreseeable future. Instead, the Company intends to retain its earnings, if any, to support the growth and future development of its business and for general corporate purposes. The payment of any future dividends will be at the discretion of the Company's Board of Directors and will be dependent upon the Company's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other factors that the Board of Directors deems relevant.

                       SELECTED FINANCIAL INFORMATION

     The statement of operations and balance sheet data included in the following table for each of the five years ended September 30, 1995 have been derived from the consolidated financial statements of the Company which have been audited by independent accountants. The statement of operations and balance sheet data included in this table for the nine months ended June 30, 1995 and 1996 have been obtained from unaudited financial statements which, in the opinion of management, include all adjustments necessary for a fair presentation of the financial position and results of operations for these periods. The results for the nine months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the full year. The pro forma financial data set forth below has been derived from the Company's unaudited pro forma consolidated financial statements included elsewhere herein.

                                                   FISCAL YEAR ENDED SEPTEMBER 30,                      NINE MONTHS ENDED JUNE,
                                   ------------------------------------------------------------   ---------------------------------
                                                                                    PRO FORMA(2)                        PRO FORMA(2)
                                                                                    ------------                        ------------
                                    1991     1992     1993      1994       1995         1995        1995       1996(3)      1996
                                   -------  -------  -------  ---------  ---------   ----------   ---------  ----------  ----------
                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA AND SELLING PRICES)
STATEMENT OF OPERATIONS DATA(1):
                                   -------  -------  -------  ---------  ---------   ----------   ---------  ----------  ----------
Revenues.......................... $   -0-  $   -0-  $   -0-  $   4,831  $  13,853   $   52,222   $  10,767  $   17,484  $   35,987
Cost of sales.....................     -0-      -0-      -0-      4,110     10,869       43,213       8,173      16,345      31,054
                                   -------  -------  -------  ---------  ---------   ----------   ---------  ----------  ----------
  Gross profit....................     -0-      -0-      -0-        721      2,984        9,009       2,594       1,139       4,933
Selling and administrative
  expenses........................     774    2,951    2,335      1,660      2,279        4,016       1,367       2,239       3,285
  Loss from joint ventures and
     equity investee..............     839      462      467        -0-        -0-          -0-         -0-         -0-         -0-
                                   -------  -------  -------  ---------  ---------   ----------   ---------  ----------  ----------
Income (loss) from operations.....  (1,613)  (3,413)  (2,802)      (939)       705        4,993       1,227      (1,100)      1,648
  Interest expense................     (78)    (114)    (156)      (203)      (407)      (1,354)       (289)       (435)       (918)
                                   -------  -------  -------  ---------  ---------   ----------   ---------  ----------  ----------
  Income (loss) before income
    taxes.........................  (1,691)  (3,527)  (2,958)    (1,142)       298        3,639         938      (1,535)        730
  Income tax provision (benefit)..     -0-      -0-      -0-        -0-       (711)        (338)        -0-        (437)        446
                                   -------  -------  -------  ---------  ---------   ----------   ---------  ----------   ---------
Income (loss) from continuing
  operations,  net of income
  taxes........................... $(1,691) $(3,527) $(2,958) $  (1,142) $   1,009   $    3,977   $     938  $   (1,098) $      284
                                   -------  -------  -------  ---------  ---------   ----------   ---------  ----------  ----------
                                   -------  -------  -------  ---------  ---------   ----------   ---------  ----------  ----------
Income (loss) per share from
  continuing operations, net
  of income taxes................. $ (0.93) $ (1.73) $ (1.24) $   (0.46) $    0.17   $     0.59   $    0.19  $    (0.12) $     0.03
                                   -------  -------  -------  ---------  ---------   ----------   ---------  ----------  ----------
                                   -------  -------  -------  ---------  ---------   ----------   ---------  ----------  ----------
Net income (loss) after
  extraordinary item and income
  taxes........................... $(1,267) $(1,147) $(2,483) $    (924) $   1,815   $    4,783   $   1,400  $   (1,028) $      354
                                   -------  -------  -------  ---------  ---------   ----------   ---------  ----------  ----------
                                   -------  -------  -------  ---------  ---------   ----------   ---------  ----------  ----------
Net income (loss) per share....... $ (0.70) $ (0.56) $ (1.04) $   (0.37) $    0.30   $     0.71   $    0.29  $    (0.11) $     0.03
                                   -------  -------  -------  ---------  ---------   ----------   ---------  ----------  ----------
                                   -------  -------  -------  ---------  ---------   ----------   ---------  ----------  ----------
Weighted average shares
  outstanding....................    1,811    2,043    2,377      2,505      6,100        6,691       4,890       9,309      10,662
                                   -------  -------  -------  ---------  ---------   ----------   ---------  ----------  ----------
                                   -------  -------  -------  ---------  ---------   ----------   ---------  ----------  ----------

BALANCE SHEET DATA(4):
  Working capital (deficit)....... $(3,310) $(2,721) $(3,853) $  (4,175) $     376        NA      $     862  $   (2,673) $     (154)
  Property and equipment..........      66       43       30      6,590      6,686        NA          6,958      10,797      20,697
  Total assets....................   2,982    1,865    1,147      9,618     10,297        NA         11,905      22,137      36,106
  Total liabilities...............   7,737    2,801    3,853      6,852      3,843        NA          5,582      12,356      18,497
  Stockholders' equity (deficit)..  (4,755)    (936)  (2,706)     2,766      6,454        NA          6,323       9,781      17,609

OPERATING AND OTHER DATA:
Shipments:
  Ferrous (tons)..................     -0-      -0-      -0-     24,600     57,100      228,500      51,869      87,679     174,722
  Non-ferrous (pounds)............     -0-      -0-      -0-  3,676,300  8,805,600   33,729,071   6,943,313  10,860,626  22,263,420
Average Selling Price(5):
  Ferrous (per ton)...............     NA       NA       NA   $     100  $     120   $      135   $     116  $      120  $      123
Net Cash Flow From:
  Operating activities............ $  (359) $(1,613) $  (118) $    (862) $     113        NA      $     568  $     (475)       NA*
  Investing activities............    (580)  (1,526)    (617)      (255)      (926)       NA           (751)     (2,661)       NA
  Financing activities............     953    3,125      735      1,232        882        NA          1,572       3,348        NA

EBITDA(6)......................... $(1,600) $(2,979) $(2,445) $    (547) $   1,489   $    6,308   $   1,915  $     (358) $    2,878

------------
(1) Prior to May 1994, the Company was engaged in the development of the MSW Technology. For comparative purposes, financial data prior to 1994 reflects the Company's efforts to develop such technology. The Company's current operations commenced in May 1994 with the acquisition of NRI. The financial information for fiscal 1994 reflects five months of operating results of NRI. The financial information for fiscal 1995 reflects 12 months of operating results of NRI and reflects the efforts of the Company to acquire other metals recycling facilities.
(2) The pro-forma date gives effect to the acquisitions of Anglo Iron & Metal (December 1995), Mid-America Shredding (April 1996) and Weissman (August 5,
     1996) as if each had occurred at the beginning of the periods presented.
     In addition, the pro forma information is based upon available information and certain assumptions and adjustments. See notes to the pro forma financial statements.
(3) The operating results for the nine month period ended June 30, 1996 are not comparable to those of the corresponding period ended June 30, 1995 due to the acquisitions of Anglo Iron & Metal that occurred in December 1995 and Mid-America Shredding that occurred in April 1996.
(4) As of June 30, 1996, on a pro forma basis, gives effect to the consummation of the Public Offering.
(5) Average selling price for non-ferrous scrap is not meaningful as there are significant differences in the price per pound of the various component non-ferrous metals (e.g., aluminum, copper, brass) produced by the Company.
(6) EBITDA ("Earnings Before Interest, Taxes, Depreciation and Amortization") represents operating income plus depreciation and amortization. The Company has included EBITDA (which is not a measure of financial performance under generally accepted accounting principles) because it understands such data is used by certain investors to determine the Company's ability to service its indebtedness. EBITDA is not a substitute for income from continuing operations, net income or cash flows presentation under generally accepted accounting principles.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the "Selected Financial Information," the Company's consolidated financial statements and the notes thereto and the Company's pro forma financial statements and the notes thereto, all included elsewhere herein.

     The information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" below includes "forward looking statements" within the meaning of
Section 27A of the Securities Act, and is subject to the safe harbor created by that section. Factors that could cause actual results to differ materially from those contained in the forward looking statements are set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Risk Factors."

OVERVIEW

     The Company is a full-service metals recycler primarily engaged in the collection and processing of various ferrous and non-ferrous metals for resale to domestic and foreign steel producers and other metals producers and processors. Prior to May 1994, the Company was a development stage enterprise engaged in the development of the MSW Technology. Although the Company has not obtained a permit or constructed a facility utilizing the MSW Technology, the Company is pursuing the licensing or sale of this technology to third parties.

     The Company's current operations commenced in May 1994 with the acquisition of NRI. Since that time, the Company has experienced significant growth from the acquisition of other metals recycling facilities. On June 30, 1995, the Company acquired a 20% interest in a metals recycling facility located in Georgia, which interest may decrease to 15% on June 30, 1996. See "Business--History of the Company." On December 11, 1995, the Company acquired Anglo Iron & Metal, on April 15, 1996, the Company acquired Mid-America Shredding and, on August 5, 1996, the Company acquired Weissman Iron & Metal. These acquisitions, except for the minority interest in the Georgia facility, are accounted for under the purchase method for business combinations and, accordingly, the results of operations for such acquired businesses are included in the Company's financial statements only from the applicable date of acquisition. As a result, the Company's historical results of operations for the periods presented are not directly comparable.

     The Company believes these acquisitions will have a positive impact on its future results of operations, and accordingly believes that the Company's historical results should be considered in conjunction with the pro forma financial statements and the notes thereto included elsewhere herein. Additionally, neither the historical nor the pro forma results of operations fully reflect the operating efficiencies and improvements that are expected to be achieved by integrating the acquired businesses into the Company's operations. See "Business--Strategy."

RESULTS OF OPERATIONS

     The Company's operating results depend in large part on its ability to effectively manage the purchase, processing and sale of scrap metals. The demand for processed ferrous and non-ferrous scrap is subject to general economic, industry and market-specific conditions beyond the Company's control which may result in periodic fluctuations in the sales prices of the Company's products. The Company seeks to maintain its operating margins by adjusting the purchase price for raw ferrous and non-ferrous scrap in response to such fluctuations, subject to local market conditions. Although the Company is unable to hedge against changes in market prices, it seeks to minimize this risk by maintaining low inventory levels of raw and processed scrap.

NINE MONTHS ENDED JUNE 30, 1996 AND 1995

     The results of operations for the nine months ended June 30, 1996 were impacted by a number of factors, including delays in processed scrap shipments and lower gross margins at the Company's Nevada facility. In addition, profitability was negatively affected by transition expenses incurred in conjunction with the acquisitions of the southern Texas facilities on December 11, 1995 and the Missouri facility on April 15, 1996.

     REVENUES. Revenues increased $6,717,000, or 62%, to $17,484,000 for the nine months ended June 30, 1996 from $10,767,000 for the nine months ended June 30, 1995. The increase in revenues is primarily due to the acquisitions of the Company's southern Texas facilities on December 11, 1995 and its Missouri facility on April 15, 1996. The operations of the southern Texas facilities provided an additional $8,151,000 of revenues, while the Missouri facility provided $554,000 in revenues and the Nevada facilities provided $8,779,000 of revenues during the nine months ended June 30, 1996.

     In general, sales values for ferrous, non-ferrous and paper have declined for the nine months ended June 30, 1996 as compared to the nine months ended June 30, 1995.

     COST OF SALES. For the nine months ended June 30, 1996, cost of sales increased $7,710,000 to $15,883,000 from $8,173,000 for the nine months ended June 30, 1995, and increased as a percentage of total revenues to 91% from 76%. This increase in cost of sales was primarily due to increased volume from acquisitions. For the nine months ended June 30, 1996, cost of brokerage was $462,000 and was 3% of total revenues. Gross profit decreased to $1,139,000 for the nine months ended June 30, 1996 from $2,594,000 for the nine months ended June 30, 1995. This decrease in gross profit was primarily due to increased purchase prices in the market which the Company was not able to pass on to its customers.

     SELLING AND ADMINISTRATIVE EXPENSES. Selling and administrative expenses increased to $2,038,000 million, or 12% of revenues, for the nine months ended June 30, 1996 from $1,181,000, or 11% of revenues, for the nine months ended June 30, 1995. Of this increase, $672,000 resulted from additional personnel costs associated with acquired operations and expenses incurred in connection with the Company's increase in personnel in anticipation of additional acquisitions. Included in this amount was $205,000 of incentive compensation paid to the Company's Chief Executive Officer upon the consummation of the acquisition of the Company's southern Texas facilities.

     INTEREST EXPENSE. Interest expense was $435,000 for the nine months ended June 30, 1996 compared to $289,000 for the nine months ended June 30, 1995. Interest expense increased primarily due to higher average interest rates on the Company's debt as well as additional debt incurred to finance the purchase of the southern Texas facilities in December 1995 and the Missouri facility in April 1996.

     BENEFIT FROM INCOME TAXES. For nine months ended June 30, 1996, the Company recorded an increase to its net deferred tax asset of $441,000. As a result, at June 30, 1996, the Company has recognized a net deferred tax asset of $1,241,000, as management has determined that the net operating loss carry forward was more likely than not to be used in the near future due to the future taxable income to be generated by the Company's acquired facilities. The net loss before income taxes for the nine months ended June 30, 1996 increased the net operating loss carry forward by $441,000 providing approximately $7.7 million of net operating loss carry forward available through 2009. No benefit from deferred income taxes was recognized for the nine months ended June 30, 1995.

     INCOME FROM CONTINUING OPERATIONS, NET OF INCOME TAXES. For the nine months ended June 30, 1996, the Company's loss from continuing operations, net of income taxes was $(1,098,000), or $(.12) per share, compared to $938,000, or $.19 per share of income, for the nine months ended June 30, 1995. The principal reasons for this decrease were the shut down of the NRI shredder for a major rebuild, a relatively lower sales value for ferrous scrap in the western area of the country, high inventory values at Anglo Iron and Metal and significant finished inventory on hand at the end of the quarter.

     NET INCOME. For the nine months ended June 30, 1996, the Company had a net loss of $(1,028,000), or $(.11) per share, compared to net income of $1,400,000, or $.29 per share, for the nine months ended June 30, 1995.

FISCAL YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993

     The results of operations for the years ended September 30, 1995, 1994 and 1993 have been driven primarily by the Company's acquisition activity. Prior to the Company's acquisition of its Nevada facility in May 1994, the Company was a development stage enterprise without revenues. Consequently, the results of operations for fiscal 1993 do not reflect comparable revenues and cost of sales relative to the results of operations for the fiscal years ended September 30, 1995 and 1994. Subsequent to the acquisition of the Nevada facility in fiscal 1994, the results of operations reflect the implementation of the Company's current metals recycling acquisition and operation strategy.

     REVENUES. For the year ended September 30, 1995, the Company had revenues of $13.9 million compared to $4.8 million for the year ended September 30, 1994, which reflected only five months of operations of the Nevada facility. For the year ended September 30, 1995, the increase in revenues was due primarily to the inclusion of a full year's results of operations of the Nevada facility, as well as generally higher demand and market prices for scrap metal. There were no revenues generated by the Company for the year ended September 30, 1993, as the Company was unsuccessful in permitting a facility utilizing the MSW Technology.

     Revenues per month for ferrous scrap for the year ended September 30, 1995 increased to $572,000, compared to $494,000 for the year ended September 30, 1994 as a result of general increases in the market prices and demand for processed ferrous scrap combined with increased sales volume. For the year ended September 30, 1995, the average sales price per ton of prepared ferrous scrap was $120, a 20.0% increase compared to $100 per ton for the year ended September 30, 1994. Non-ferrous revenues increased to $471,000 per month for the year ended September 30, 1995 from $373,000 per month for the year ended September 30, 1994. This increase was primarily due to price increases for non-ferrous scrap, such as copper and aluminum, which contributed to higher monthly revenues. For the year ended September 30, 1995, the average sales price for non-ferrous scrap was $.64 per pound, representing a 25.5% increase compared to $.51 per pound for the year ended September 30, 1994. The Company had no revenues for the year ended September 30, 1993.

     COST OF SALES. For the year ended September 30, 1995, the Company incurred cost of sales of $10.9 million compared to $4.1 million for the year ended September 30, 1994. The increased costs of sales for the year ended September 30, 1995 was due to the full year of operations of the Nevada facility compared to five months of operations for the year ended September 30, 1994. Cost of sales decreased to 78.5% of total revenues for the year ended September 30, 1995 from 85.1% of total revenues for the year ended September 30, 1994. This decrease in cost of sales as a percentage of revenues was caused by an increase in the sales price of ferrous and non-ferrous scrap as well as by the substantial increases in paper selling prices without proportional increases in the Company's raw scrap and paper acquisition costs. The Company's increased production volume in 1995 also contributed to improved gross margins, as fixed production costs were spread over a larger volume of processed scrap. As a result of these factors, gross profit increased to $2.9 million for the year ended September 30, 1995 from $702,000 for the year ended September 30, 1994. The Company had no cost of sales for the year ended September 30, 1993.

     SELLING AND ADMINISTRATIVE EXPENSES. Selling and administrative expenses were $2.0 million, or 14.6% of revenues, for the year ended September 30, 1995 compared to $1.4 million, or 29.0% of revenues, for the year ended September 30, 1994, primarily due to the purchase of the Nevada facility in May 1994 and other acquisition and financing activities. The largest component of the increase was salary and related expenses, which rose $417,000 due to increased staffing at the corporate level and to the additional seven months of personnel costs at the Nevada facility. Selling and administrative expense for the year ended September 30, 1993 was $2.0 million, primarily related to the development of the MSW Technology.

     INTEREST EXPENSE. For the year ended September 30, 1995, the Company had interest expense of $407,000 compared to $203,000 for the year ended September 30, 1994. This increase was caused by a full year of interest expense in fiscal 1995 related to debt incurred in conjunction with the acquisition of the Nevada facility. The increase in interest expense to $203,000 for the year ended September 30, 1994 from $156,000 for the year ended September 30, 1993 was due to additional debt incurred by the Company in connection with the acquisition of the Nevada facility in May 1994.

     BENEFIT FROM INCOME TAXES. The Company has generated a net operating loss carryforward due to operating losses incurred prior to fiscal 1995. During fiscal 1995, management determined that the net operating loss carryforward was more likely than not to be used in the near future due to taxable income to be generated by the Company's Nevada facility. Therefore, a net deferred tax asset of $800,000, net of a $221,000 valuation allowance, and a benefit from income taxes of $711,000 was recorded which correspondingly increased income for the period. No benefit from deferred income taxes was recognized for the years ended September 30, 1994 or 1993.

     INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF INCOME TAXES. For the year ended September 30, 1995, the Company had income from continuing operations, net of income taxes of approximately $1.0 million, or $.17 per share, compared to losses of $1.1 million, or $.46 per share, and $3.0 million, or $1.24 per share, for the years ended September 30, 1994 and 1993, respectively. This significant increase in profit is the result of the Company's acquisition of its Nevada facility in May 1994.

     NET INCOME. For the year ended September 30, 1995, the Company generated net income of $1.8 million, or $.30 per share, compared to a net loss of $924,000, or $.37 per share, for the year ended September 30, 1994, and a loss of $2.5 million, or $1.04 per share, for the year ended September 30, 1993.

PRO FORMA COMBINED RESULTS OF OPERATIONS

     The Company's pro forma combined operating results reflect the acquisitions of Anglo Iron & Metal, Mid-America Shredding and Weissman as if each had occurred at the beginning of each period presented. The pro forma operating results for the 12 months ended September 30, 1995 include the 12 months ended September 30, 1995 for the Company and the 12 months ended December 31, 1995 for Anglo Iron & Metal, Mid-America Shredding and Weissman. The pro forma operating results for the nine months ended June 30, 1996 include the operating results of the Company, Anglo Iron & Metal, Mid-America Shredding and Weissman for such period. Adjustments to the pro forma combined operating results include changes in depreciation and amortization to reflect the new cost basis of assets acquired; changes to selling and administrative expenses to remove non-recurring salaries and benefits to officers and stockholders; changes in interest expense to reflect debt incurred in financing the acquisitions; and changes to the provision for income taxes to reflect the utilization of the Company's net operating loss carryforward and alternative minimum tax requirements. In addition, weighted average shares outstanding have been adjusted to reflect the consummation of the acquisitions, as of the beginning of the periods presented. No adjustments have been made to reflect synergies or operating efficiencies. The pro forma operating results are not necessarily indicative of the actual results which would have been reported had the Company owned Anglo Iron & Metal, Mid-America Shredding and Weissman in the periods presented.

NINE MONTHS ENDED JUNE 30, 1996 AND FISCAL YEAR ENDED SEPTEMBER 30, 1995

     REVENUES. For the nine months ended June 30, 1996, pro forma revenues for the Company were $36.0 million. Of such revenues, the Company generated $17.5 million, Anglo Iron & Metal generated $2.8 million, Mid-America Shredding generated $1.2 million and Weissman generated $14.5 million. For the 12 months ended September 30, 1995, pro forma revenues for the Company were $52.2 million, of which the Company generated $13.8 million, Anglo Iron & Metal generated $15.3 million, Mid-America Shredding generated $3.9 million and Weissman generated $19.2 million.

     COST OF SALES. For the nine months ended June 30, 1996, pro forma cost of sales for the Company was $27.5 million, or 76.5% of pro forma total revenues. In the nine month period, the Company contributed $15.9 million, Anglo Iron & Metal contributed $2.1 million, Mid-America Shredding contributed $1.2 million and Weissman contributed $8.3 million to pro forma cost of sales. For the nine months ended June 30, 1996, pro forma cost of brokerage for the Company was $3.5 million, or 9.8% of pro forma total revenues. In the nine-month period, the Company contributed $462,000 and Weissman contributed $3.1 million to pro forma cost of brokerage. For the nine months ended June 30, 1996, gross profit was $4.9 million and the gross margin was 13.7% on a pro forma basis. For the 12 months ended September 30, 1995, pro forma cost of sales for the Company was $40.1 million, or 76.9% of pro forma total revenues. In the 12 month period, the Company contributed $10.9 million, Anglo Iron & Metal contributed $13.5 million, Mid-America Shredding contributed $3.5 million and Weissman contributed $12.2 million to pro forma cost of sales. For the twelve months ended September 30, 1995, pro forma cost of brokerage for the Company was $3.1 million, or 5.9% of pro forma total revenues. In the twelve-month period Anglo Iron & Metal contributed $181,000 and Weissman contributed $2.9 million to pro forma cost of brokerage. For the 12 months ended September 30, 1995, gross profit was $9.0 million and the gross margin was 17.3% on a pro forma basis.

     SELLING AND ADMINISTRATIVE EXPENSES. For the nine months ended June 30, 1996, pro forma selling and administrative expenses for the Company were $3.0 million, or 8.3% of pro forma revenues. In the nine month period, the Company contributed $2.0 million, Anglo Iron & Metal contributed $222,000, Mid-America Shredding contributed $75,000 and Weissman contributed $666,000 to pro forma selling and administrative expenses. For the 12 months ended September 30, 1995, pro forma selling and administrative expenses for the Company were $3.5 million, or 6.7% of pro forma revenues. In the 12 month period, the Company contributed $2.0 million, Anglo Iron & Metal contributed $488,000, Mid-America Shredding contributed $277,000 and Weissman contributed $721,000 to pro forma selling and administrative expenses.

     INTEREST EXPENSE. For the nine months ended June 30, 1996, pro forma interest expense for the Company was $918,000. For the 12 months ended September 30, 1995, pro forma interest expense for the Company was $1.4 million.

     BENEFIT FROM INCOME TAXES. For the nine months ended June 30, 1996, the Company recognized a $446,000 provision for income taxes on a pro forma basis. For the 12 months ended September 30, 1995, the Company recognized a $338,000 benefit from income taxes on a pro forma basis.

     INCOME FROM CONTINUING OPERATIONS, NET OF INCOME TAXES. Pro forma income from continuing operations, net of income taxes was $284,000, or $.03 per share, for the nine months ended June 30, 1996 and $4.0 million, or $.59 per share, for the 12 months ended September 30, 1995.

     NET INCOME. Pro forma net income for the Company was $354,000, or $.03 per share, for the nine months ended June 30, 1996, and $4.8 million, or $.71 per share, for the 12 months ended September 30, 1995.

LIQUIDITY AND CAPITAL RESOURCES

     As the Company's business has grown, overall cash requirements for internal growth and acquisitions have been met through a combination of private placements of debt and equity securities, equipment and receivables financing and cash flow from operations. Since commencement of its metals recycling operations in May 1994 through June 1996, the Company has raised net cash proceeds of $6.3 million through the sale of its equity securities. Through June 1995, the Company was also funded in part by $887,000 of borrowings from First Dominion Holdings, Inc., a company controlled by the Company's Chairman and Chief Executive Officer ("First Dominion"), all of which has been repaid. At June 30, 1996, the Company had $12,356,000 of liabilities and $8,020,000 of debt outstanding, of which $4,250,000 is due in the next 12 months.

     On May 11, 1994, the Company acquired its Nevada facility by purchasing all of the outstanding common stock of Nevada Recycling, Inc. As restructured, the purchase price for the Nevada facility consisted of debt of $5.0 million and the issuance of 13,000 shares of the Company's Series A Convertible Preferred Stock valued at $1.3 million. In addition, the Company issued to the sellers a warrant to acquire up to 20,000 shares of Common Stock at an exercise price of $1.25 per share.

     On June 30, 1995, the Company acquired a 20% interest in a Georgia metals recycling facility through its investment in The Loef Company ("Loef"). This investment has been valued at $277,000, the amount of costs incurred by the Company in pursuing its acquisition of Loef. The Company's ownership interest in Loef was to have been reduced to 15% if the Company did not invest an additional $200,000 in Loef by June 30, 1996. The Company did not make this payment and, pending the receipt of information regarding the current operations and financial performance of Loef, the Company has taken the position that its interest was not reduced to 15% on June 30, 1996.

     On December 11, 1995, the Company acquired its southern Texas facilities by acquiring substantially all of the assets of Anglo Metals, Inc., d/b/a Anglo Iron & Metal, for $6.1 million. The purchase price was paid as follows: (i) $2.1 million in cash; (ii) $1.9 million note which is to be paid in ten monthly installments of $186,500 beginning in February 1996;
(iii) a $446,000 secured promissory note bearing interest at 8% and payable in 60 monthly installments of $9,000; (iv) a $750,000 unsecured promissory note and non-compete agreement payable in 72 consecutive installments of $10,416; and (v) 227,693 shares of Common Stock, valued at $925,000.

     On April 15, 1996, the Company acquired its Missouri facility by acquiring substantially all of the assets of Mid-America Shredding, Inc., d/b/a Mid-America Shredding, for $1.9 million. The purchase consideration consisted of cash of $660,000, assumed outstanding bank debt of $1.2 million and a $55,000 note payable over eight months.

     On June 20, 1996, the Company secured $4.0 million in inventory and receivables financing from Coast Business Credit, an asset-based lender specializing in inventory and receivables financing. In connection with the Weissman acquisition, the credit facility was increased to $10.0 million on August 15, 1996.

     On July 17, 1996, the Company completed the Public Offering of its Common Stock, receiving net proceeds, after deducting underwriting discounts and offering expenses of $14.4 million. These proceeds were used as follows:
$5.2 million to pay a portion of the cash purchase price for Weissman on August 5, 1996; $5.7 million to repurchase 1,380,585 shares of Common Stock; $2.4 million to redeem all of the Company's outstanding Series A Convertible Preferred Stock and repurchase 120,000 shares of Common Stock on August 15, 1996. The remaining proceeds of approximately $1.1 million are being used for general corporate purposes.

     On August 5, 1996, the Company acquired Weissman for a total purchase price of $12.1 million. The purchase price was paid as follows: (i) 363,637 shares of Common Stock valued at $1.5 million; (ii) $5.3 million from the proceeds of the Public Offering and the Company's operating cash; (iii) a $3.5 million term loan bearing interest at prime plus 2.25%, payable in 60 monthly installments of $58,333 and; (iv) approximately $1.7 million of revolving credit borrowings.

     On August 15, 1996, the Company redeemed all of its outstanding Series A Convertible Preferred Stock and repurchased 120,000 shares of Common Stock for $2.4 million. This transaction was funded through the proceeds of the Public Offering.

     On September 30, 1996, the Company paid the balance of the principal plus accrued interest on its bridge indebtedness of $485,000.

     For the nine months ended June 30, 1996, net cash used by operations was $475,000. During this period, the Company generated a net loss of $(1,028,000) and depreciation and amortization of $742,000, which were partially offset by deferred income tax of $441,000 and an extraordinary gain of $70,000. Increases in accounts receivable, inventory, prepaid expenses, and current assets amounted to $1,241,000, offset by an increase in accounts payable and accrued liabilities of $1,563,000. Inventories and accounts receivable increases were primarily related to the acquisitions of the Company's acquired facilities on December 11, 1995 and the Missouri facility on April 15, 1996.

     For the nine months ended June 30, 1996, the Company used net cash in investing activities of $2,661,000 compared to $751,000 for the nine months ended June 30, 1995. Such amounts primarily related to acquisition costs and goodwill as well as additions of capital equipment.

     The Company had a positive net worth of approximately $9,781,000 at June 30, 1996, compared to $6.5 million at September 30, 1995, and $2.8 million at September 30, 1994. This improvement in net worth is due to issuance of $2.3 million (net) of Common Stock during the nine months ended June 30, 1996, the conversion of $1.1 million of bridge loan debt to equity, and the issuance of $925,000 of Common Stock in connection with the acquisition of the southern Texas facilities.

     Working capital deficit at June 30, 1996 was $2,673,000 as compared to $376,000 of working capital at September 30, 1995. As of September 30, 1994, the Company has a working capital deficit of $4.2 million. The decrease in working capital at June 30, 1996 is due primarily to the financing with Coast Business Credit. The improvements in working capital from fiscal 1994 to fiscal 1995 reflects the increase in cash provided by a full year in operations of the Nevada facility, the restructuring of long-term debt and the additional equity raised from the issuance of Common Stock during fiscal 1995.

     The planned capital expenditures over the next 12 to 24 months for the Company's existing facilities are estimated to be $2.0 million. Included in this amount are capital improvements for the Company's shredders and materials handling equipment designed to increase capacity and improve operating efficiencies.

     The Company believes that the proceeds from the Offering, cash flow from operations and availability under various credit facilities will be sufficient to meet its currently anticipated working capital and capital expenditure needs for existing operations for at least 12 to 24 months. The Company may, however, need to raise additional capital to fund the acquisition and integration of additional metals recycling businesses which is an integral component of the Company's strategy. The Company may raise such funds through warrant exercises, bank financings or public or private offerings of its securities. There can be no assurance that the Company will be able to secure such additional financing. If the Company is not successful in securing such financing, the Company's ability to pursue its acquisition strategy may be impaired and the results of operations for future periods may be adversely affected.

INFLATION AND PREVAILING ECONOMIC CONDITIONS

     To date, inflation has not had a significant impact on the Company's operations. The Company believes it should be able to implement price increases sufficient to offset most raw material cost increases resulting from inflation, although there may be some delay between raw material cost increases and sales price increases and competitive factors may require the Company to absorb at least a portion of these cost increases. Management believes that a sustained economic slowdown would negatively impact the operations and financial performance of the Company.

SEASONALITY

     The Company believes that its operations can be adversely affected by protracted periods of inclement weather which could reduce the volume of material processed at its facilities. In addition, periodic maintenance shutdowns by the Company's larger customers may have a temporary adverse impact on the Company's operations.

NEW ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board has recently issued SFAS No. 123, "Accounting for Stock Based Compensation." SFAS No. 123 encourages the accounting for stock-based employee compensation programs to be reported within the financial statements on a fair value-based method. If the fair value-based method is not adopted, then SFAS No. 123 requires pro forma disclosure of net income and earnings per share as if the fair value-based method had been adopted. The Company has not yet determined how SFAS No. 123 will be implemented or its impact on the financial statements. SFAS No. 123 is effective for transactions entered into after December 15, 1995.

                                 BUSINESS

HISTORY OF THE COMPANY

     Recycling Industries, Inc. is a full-service metals recycler primarily engaged in the collection and processing of various ferrous and non-ferrous metals for resale to domestic and foreign steel producers and other metals producers and processors. The Company was formed in December 1988 as a Colorado corporation and commenced its metals recycling operations in May 1994. After giving effect to the Acquisition, through the quarter ended June 30, 1996, the Company increased its revenues from $1.7 million for the quarter ended June 30, 1994 to pro-forma revenues of $6.7 million for the quarter ended June 30, 1996. Over the same period, the Company's monthly metals shredding capacity has increased over 330% and its total monthly metals processing capacity increased over 365%.

     As of the date of this prospectus, the Company has the following operating subsidiaries:

     NEVADA RECYCLING, INC., acquired by the Company in May 1994, operates a metals recycling facility in Las Vegas, Nevada, serving the Las Vegas market and steel mills located throughout the western United States.

     RECYCLING INDUSTRIES OF TEXAS, INC. D/B/A ANGLO IRON & METAL, formed by the Company to acquire the assets of Anglo Metals, Inc. in December 1995, operates four metals recycling facilities in Brownsville, Harlingen, McAllen and San Juan, Texas, serving steel mills and markets in the Rio Grande Valley in southern Texas and northern Mexico.

     RECYCLING INDUSTRIES OF MISSOURI, INC. D/B/A MID-AMERICA SHREDDING, formed by the Company to acquire the assets of Mid-America Shredding, Inc. in April 1996, operates a metals recycling facility in Ste. Genevieve, Missouri, serving midwestern steel mills and markets along the Mississippi River.

     WEISSMAN INDUSTRIES, INC. D/B/A WEISSMAN IRON & METAL, acquired by the Company on August 5, 1996, operates a metals recycling facility in Waterloo, Iowa, serving midwestern steel mills.

     In addition, the Company currently has a minority interest in Loef, which operates a metals recycling facility in Athens, Georgia, serving steel mills and markets in the southeastern United States.

     Of the Company's pro forma revenues for the nine months ended June 30, 1996, approximately 60% was attributable to sales of ferrous scrap, 31% was attributable to sales of non-ferrous scrap, and the balance was attributable to the Company's paper and plastic recycling and retail finished steel sales and brokerage sales conducted at certain of the Company's facilities.

INDUSTRY OVERVIEW

     The Company estimates that the total revenues generated in the metals recycling markets in 1995 were $19.1 billion, comprised of $8.9 billion attributable to ferrous metals and $10.2 billion attributable to non-ferrous metals. The Company believes that there are over 3,000 independent metals recyclers in North America. Based upon reports published by the Institute for Scrap Recycling Industries ("ISRI"), approximately 200 of these independent metals recyclers operate heavy-duty automotive shredders, which constitute the primary equipment used in processing large volumes of ferrous and non-ferrous scrap for sale to steel and other metals producers. Because of the highly fragmented nature of the industry, the Company believes that no single metals recycler has a significant share of the national processed scrap market, although certain recyclers may have a dominant share of their local or regional market. Similar to the ongoing consolidation within the municipal solid waste industry, the metals recycling industry has begun to experience local market consolidation due to: (i) increasing capital requirements caused by more stringent environmental and governmental regulations, and (ii) the exit of aging independent recyclers who desire to sell closely-held businesses in the absence of a successor owner or operator.

     THE FERROUS SCRAP MARKET

     The largest portion of the Company's operations involves the collection, shredding and sale of ferrous scrap, the primary raw material for mini-mill steel producers who utilize EAF technology. All of the Company's facilities process ferrous scrap. The increase in EAF production from 14.8 million net tons in 1966 to 40.6 million net tons in 1995 has resulted in strong demand and prices for processed ferrous scrap. Demand for ferrous scrap is expected to increase as a number of new EAFs come on line in the next several years, such as North Star Steel Co.'s Kingman, Arizona plant (which began production during the second quarter of 1996) located approximately 100 miles from the Company's Nevada facility. According to industry estimates, the anticipated continuing increase in EAF production to an estimated 50 million net tons by the year 2000 may cause ferrous scrap shortages, resulting in further increases in processed ferrous scrap prices.

     The growth in EAF production has been fueled by the historically low prices for prepared ferrous scrap, which give EAFs a production cost advantage over integrated steel producers which operate blast furnaces whose primary raw materials are coke and iron ore. Recent increases in prepared ferrous scrap prices have eroded much of the EAFs' production cost advantage. As a result, many EAF operators are examining alternatives to prepared steel scrap, such as pre-reduced iron pellets, as a feedstock for EAFs. The Company believes, however, that such alternatives to prepared ferrous scrap will be used primarily as a supplemental feedstock to permit EAFs to utilize lower grades of prepared scrap, and will not significantly reduce demand for prepared ferrous scrap in the foreseeable future. Industry analysts' reports continue to predict rising demand for prepared ferrous scrap over the next several years. Because ferrous scrap represents the largest portion of the metals recycling industry, the economic conditions of the industry are directly tied to the strength of domestic steel producers utilizing EAF technology. Accordingly, any decrease in domestic steel production may have an adverse impact on the demand and price for prepared ferrous scrap.

     Raw ferrous scrap is sourced primarily on a local basis, typically from small independent salvage operations located near major developed urban areas. These operations supply raw ferrous scrap to the Company in the form of automobile bodies, appliances and structural steel. The geographic market for prepared ferrous scrap is larger, tending to be within a 100 to 150 mile radius of the metals recycler, but may include shipments to Asian markets via deep water port facilities located on the west coast of the United States. The primary limitation on the geographic size of the supply and resale markets in the metals recycling industry are the transportation costs of raw and processed ferrous scrap. For this reason, metal scrap processing facilities tend to be located on or near key rail, interstate highway or water transportation routes.

     Although somewhat determined by local factors, the average domestic price for prepared ferrous scrap has increased significantly in the past several years from approximately $80 per ton in 1992 to over $140 per ton during 1995. The current prices for prepared ferrous scrap range from $106 to $130 per ton depending on the region and the quality of the prepared material.

     THE NON-FERROUS SCRAP MARKET

     Non-ferrous metals include copper, aluminum, brass, stainless steel, high temperature alloys and other exotic metals. The non-ferrous scrap market is less fragmented than the ferrous scrap market due to the higher intrinsic values of the non-ferrous metals and the available commodity market prices for these metals. Although supply sources are still local, the higher value of these metals makes the shipment of prepared non-ferrous scrap economical over longer distances, both domestically and internationally. The primary consumers of prepared non-ferrous scrap are domestic and foreign secondary smelters. All of the Company's facilities process non-ferrous scrap, primarily copper, aluminum, brass and stainless steel.

     Prices for non-ferrous scrap change based upon the daily publication of spot and futures prices for the primary types of non-ferrous metals on the COMEX or London Metal Exchange. These exchanges also permit suppliers and consumers of non-ferrous metals to hedge against price variations through the purchase and sale of futures contracts on such exchanges. The Company does not participate in the non-ferrous futures markets and, instead, sells its non-ferrous processed scrap at a negotiated spot price. Current prices for prepared prime grade aluminum scrap range from $45 to $51 per pound, and current prices for No. 1 prepared copper scrap range from $84 to $88 per pound. The Company seeks to protect against price fluctuations by managing its raw and processed non-ferrous scrap inventory levels.

     Sales prices for non-ferrous scrap are cyclical in nature and are driven by demand for finished non-ferrous metal goods and by levels of general economic activity. Secondary smelters, utilizing processed non-ferrous scrap as raw material, can produce non-ferrous metals at a lower cost than primary smelters producing such metals from ore due to significant savings in energy consumption, environmental compliance and labor costs. These cost advantages and the long lead time necessary to construct new non-ferrous primary smelting capacity result in sustained demand and strong prices for processed non-ferrous scrap during periods of high demand for finished non-ferrous metal products.

     THE PAPER RECYCLING MARKET

     The Company's paper recycling operations, currently conducted at its Nevada facility, acquire waste paper products primarily through local industrial accounts where roll-off boxes are placed to collect waste materials. The primary grades of waste paper include corrugated cardboard, newspaper, blank newspaper, hard white, white ledger, computer paper and rolls. The Company sorts the collected waste paper by grade for shipment to domestic paper mills. Prices for waste paper vary by grade and the Company purchases and sells such grades at the spot price.

STRATEGY

     The Company's objective is to become one of the largest metals recyclers in North America through targeted acquisitions of independent metals recyclers. The Company seeks to capitalize on the opportunity presented by the growing demand for processed ferrous scrap, the expanding markets created by the rapid proliferation of new EAF operations and the availability of metals recycling facilities. By pursuing a consolidation strategy within the metals recycling industry, the Company believes that it can significantly enhance the competitive position and profitability of the operations that it acquires through improved managerial and financial resources. The Company also believes that geographic diversity will reduce its vulnerability to the dynamics of any particular local or regional market. Furthermore, as EAF capacity and demand for processed ferrous scrap continue to expand, the Company believes that multi-regional and national EAF operators such as Nucor Corporation, Birmingham Steel Corporation and North Star Steel Co. will increasingly rely on suppliers who can provide a dependable quantity and quality of processed scrap as well as a high degree of service. The Company believes that it is the only metals recycling company pursuing a consolidation strategy on a national basis and therefore will be in an ideal position to become a preferred supplier to major EAF operators.

     IDENTIFICATION AND ACQUISITION OF METALS RECYCLING FACILITIES

     The Company seeks to identify potential acquisition targets with: (i) dominant or strategic positions in local or regional markets; (ii) excess or underutilized capacity; (iii) the ability to supply an existing or planned metals production facility, such as an EAF; (iv) access to rail, water or interstate highway transportation systems; and (v) either operational shredding equipment, the ability to supply the Company's existing shredding equipment or adequate facilities to permit the installation of such equipment. Generally, the target should have sufficient asset value to enable the Company to obtain acquisition financing on reasonable terms and should not present the risk of significant environmental or other contingent liabilities. The Company is continuously evaluating acquisition opportunities in light of the above criteria. At the present time, the Company has no agreements with respect to any future acquisition, other than Weissman.

     Once an acquisition candidate has been identified, the Company commences an in-depth due diligence evaluation of the target's operations, markets, profitability and environmental history. The Company's due diligence evaluation includes independent third party appraisals for both fair market and orderly liquidation values of the machinery and equipment, and Phase I and II environmental studies of the operations and facilities of the target company.

     The Company has successfully commenced its industry consolidation strategy by acquiring seven metals recycling facilities over the past 24 months. By continuing to acquire facilities that meet the Company's criteria, the Company believes that it can achieve rapid growth and expand its existing customer base.

     INTEGRATION OF ACQUIRED FACILITIES

     An essential component of the Company's acquisition strategy is improving the operating efficiency, output and capacity of each acquired facility by targeting three phases of the Company's operations: (i) the purchase of raw scrap; (ii) the processing of raw scrap into saleable product; and (iii) the sale of processed scrap. Each acquired facility is integrated into the Company's operations through a comprehensive program that targets these operating phases through the installation of management and financial reporting systems, the implementation of expanded purchasing and marketing programs, the centralization of operating functions to achieve economies of scale, selective reductions in personnel and improved inventory and other financial controls. When necessary, the Company implements a capital improvements program to repair or replace outdated and inefficient equipment to improve the facility's scrap processing operations and processed scrap output. Through these programs, the Company has realized significant improvements in operating results.

     To achieve and monitor improvements in operating efficiency, the Company is developing a reporting and training program designed to integrate the typically unsophisticated management information systems of an acquired facility into the Company's operations. In order to ensure a smooth transition and maintain customer and supplier relationships, the Company generally seeks to retain the acquired facility's existing operating management.

     The Company utilizes a decentralized operating strategy that relies on local managers experienced in the day-to-day operations of a particular facility and its local markets. These managers are responsible for operating decisions such as pricing and purchasing and for the profitability and growth of that location. The Company will centralize certain administrative, equipment acquisition, personnel and benefits functions at its corporate headquarters to reduce overhead, eliminate redundant activities and personnel and increase financial controls. The Company believes that, over the long term, such centralization will result in reductions in administrative overhead and the ability to reduce the cost of equipment and replacement parts.

OPERATIONS

     RAW SCRAP PURCHASING

     The primary sources of raw scrap are automobile salvage and wrecking yards, demolition firms, ordinance depots, military bases, public utilities, industrial facilities, metal fabricators, machine shops, railroads, refineries, shipyards and numerous independent scrap collectors. Raw or unprepared scrap is acquired from these sources in the form of automobile bodies, structural steel from demolition sites, industrial scrap steel, appliances and other goods fabricated from steel and other metals. The Company purchases scrap at each of its facilities from industrial accounts and in negotiated bulk purchases from large suppliers such as demolition sites, military bases and railroads as well as smaller purchases from drive-in sellers.

     Industrial and governmental sources of raw scrap supply are the result of long-term supply relationships and competitive bidding. Retail sources of supply are paid spot prices for their items at the Company's facilities. The Company employs full-time buyers to manage existing supply relationships and secure new industrial and governmental supply accounts.

     Due to the low value of unprepared scrap compared to its shipping cost, the Company's facilities are strategically located near sources of supply, such as major urban areas, and near major railway, interstate highway or water transportation routes.

     The continued availability of raw scrap is dependent upon, among other things, the local economy, the level of demolition activity and the ability to maintain supply relationships with local industrial and governmental sources and automobile wreckers. Consistent with industry practice, the Company has long-term supply arrangements with certain suppliers, although none of these arrangements is material to the Company's operations.

     SCRAP PROCESSING

     Raw scrap metal is prepared for resale by sorting, cleaning, shearing and shredding the metal into various sized pieces according to customer specifications and market demand. Metal scrap that is ready for shipment to the Company's customers is referred to as "prepared scrap."

     The Company's sorting operations prepare the raw scrap for further processing by a variety of methods according to the nature of the material (i.e., ferrous or non-ferrous), size and composition. Raw scrap is handled within the Company's facilities using conveyor systems, front-end loaders and crane mounted electromagnets. Through the sorting process, the Company determines whether particular items require preliminary preparation before being shredded.

     The Company's processing operations at each of its subsidiaries are primarily based upon the use of heavy-duty automotive shredders which are capable of shredding an entire automobile body into fist-sized pieces of metal within 45 seconds. Through the operation of shredders, ferrous and non-ferrous items such as automobiles, appliances and vending machines are shredded into various sized pieces according to customer specifications. The shredded material is then magnetically separated into ferrous and non-ferrous metals and non-metallic items. The non-ferrous metals are further separated utilizing eddy current separators. The prepared ferrous scrap is then sold to the Company's customers. The prepared non-ferrous scrap is recovered as a mixture of aluminum, zinc die-cast, stainless steel and copper and sold to the Company's customers who further process and separate the mixture into constituent metals for resale. The non-metallic portion of the shredded materials, referred to as shredder fluff, is disposed of off site. The Company currently operates four heavy duty automotive shredders with a monthly output capacity of approximately 21,500 tons of prepared ferrous scrap.

     Items which are too large or too heavy to be introduced into the shredder are reduced by either torching or shearing, utilizing crane-mounted alligator or stationary guillotine shears, into smaller pieces according to customer specifications or to a size and weight that may be further processed by shredding. Generally, non-ferrous items prepared by these methods are sold to the Company's customers without further processing.

     Many non-ferrous metals, such as copper, brass, aluminum, stainless steel, zinc die-cast, and insulated wire (aluminum and copper), are purchased by the Company in a form that is not capable of being processed through a shredder. Each of the Company's facilities processes these items through a variety of methods, including manual and automatic sorting, shearing, torching, baling, wire stripping or a combination of these methods. Prepared non-ferrous items are either sold in their separated form or baled into low-density bales in accordance with customer specifications.

     The Company's paper operations involve the sorting and baling of various grades of waste paper and removing all off-grade material and foreign matter. The sorted product is weighed, tagged and sold to domestic paper mills and foreign paper brokers.

     PROCESSED SCRAP SALES

     The Company sells processed ferrous scrap primarily to regional and local steel mills operating EAFs, although integrated steel manufacturers utilize some ferrous scrap in their blast furnace operations. The price for processed ferrous scrap is dependent upon the uniformity of the processed material, its cleanliness and the non-ferrous content of the processed material. The Company has established relationships with regional steel producers for the sale of processed ferrous scrap and anticipates that its national strategy will improve these relationships. Most steel producers purchase processed ferrous scrap on a 30-day basis at the beginning of each month, thereby locking in the price and quantity purchased for such period. Sales of processed ferrous scrap accounted for 61.88% of the Company's pro forma revenues for the nine months ended June 30, 1996.

     The Company sells processed non-ferrous scrap primarily to foundries, aluminum sheet and ingot manufacturers, copper refineries and smelters, brass and bronze ingot manufacturers and other consumers. Ingot manufacturers produce a semi-finished mass of a particular metal to a chemical specification and shaped for convenient storage and transportation. The ingots are remelted by manufacturers to produce finished products. Non-ferrous scrap is sold on a spot market basis. Sales of non-ferrous materials accounted for 30.71% of the Company's pro forma revenues for the nine months ended June 30, 1996.

     Scrap paper is sold to paper mills at spot prices dependent upon the grade of the baled product. In addition, the Company's southern Texas facilities utilize covered warehouse space to store and sell small quantities of finished steel products such as angle iron, channel, flat bar, rounds and concrete reinforcing bar. Paper and plastic recycling and retail finished steel sales accounted for approximately 1.80% of the Company's pro forma revenues for the nine months ended June 30, 1996.

SIGNIFICANT CUSTOMERS

     Four of the Company's customers accounted for approximately 59% of the Company's revenues (12.5%, 19.9%, 7.4% and 19.2%, respectively) during the nine month period ended June 30, 1996. The loss of any one of these customers would have a material adverse effect on the Company's business. Sales of processed scrap are generally not seasonal but are affected by periodic maintenance shutdowns of certain major customers.

TRANSPORTATION

     Transportation cost is a significant factor in the sale of processed scrap and limits the geographic market in which processed ferrous scrap may be sold. Processed ferrous and non-ferrous scrap is shipped by the Company to its customers by truck, rail car and barges. The Company competes for available shipping space on each of these methods of transportation. The Company has not entered into any long-term contracts for transportation and the unavailability of transportation may have a material adverse effect on the Company's business.

COMPETITION

     The scrap market is regionally competitive both in the purchase of raw scrap and the sale of processed scrap. The Company competes for purchases of raw scrap with numerous independent recyclers as well as with smaller scrap yards. The Company's primary competition for processed scrap sales to its customers are other regional or local metals recyclers.

     The primary competitive factors in both the purchase and sale of scrap are price, shipping costs and availability. In addition, the sale of processed scrap is affected by the reliability of the metals recycler as a source of supply and the quality of its processed scrap. The Company believes that its professional management team, quality of processed scrap and emphasis on customer service enable it to compete favorably in its markets. In addition, the Company believes that its national growth strategy will increase its market exposure to large purchasers of processed scrap, thereby giving it a competitive advantage relative to independent local and regional metals recyclers.

     The Company believes that, because of the economic, environmental and zoning impediments to establishing a new metals recycling facility, few new facilities will be constructed in the foreseeable future. In addition, the Company does not believe that substitutes for processed ferrous scrap, such as pre-reduced iron pellets, will have a significant impact on the demand for ferrous scrap in the foreseeable future.

EMPLOYEES

     The Company has approximately 300 full-time employees, most of whom are employed by the Company's wholly-owned subsidiaries. The 60 employees of Weissman are represented by the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the "UAW") under a three-year collective bargaining agreement which expires on November 30, 1996. Negotiations have commenced for a new collective bargaining agreement and the Company has no reason to believe it will not reach a satisfactory agreement with the UAW prior to expiration of the current contract. The Company believes its relationship with its employees is good.

PROPERTIES

     The Company's metals recycling facilities generally are comprised of administrative offices, warehouses for the storage of repair parts and certain types of raw and processed scrap, covered and open storage areas for raw and processed scrap, a machine or repair shop for the maintenance and repair of the facility's vehicles and equipment, scales for the weighing of scrap, and loading and unloading facilities. Each facility has specialized equipment for the processing of all grades of raw scrap which may include a heavy duty automotive shredder to process both ferrous and non-ferrous scrap, crane mounted alligator or stationary guillotine shears to process large pieces of heavy scrap, wire stripping and chopping equipment, baling equipment and torch cutting facilities. The Company believes its facilities are adequate for its anticipated production. The following is a summary of the processing capabilities at each of the Company's properties based on a single shift:

                                                                                   Monthly
                          Facility Size                                           Shredding
  Facility Location          (acres)             Materials Processed            Capacity (tons)
------------------------  -------------  ------------------------------------  ----------------
Las Vegas, Nevada               13       Ferrous and non-ferrous scrap, paper       5,000
Brownsville, Texas               7       Ferrous and non-ferrous scrap               (1)
Harlingen, Texas                 7       Ferrous and non-ferrous scrap              6,500
McAllen, Texas                   1       Ferrous and non-ferrous scrap               (1)
San Juan, Texas                  8       Ferrous and non-ferrous scrap               (1)
Ste. Genevieve, Missouri        32       Ferrous and non-ferrous scrap              5,000
Waterloo, Iowa                  34       Ferrous and non-ferrous scrap, paper       5,000
                               ---                                                 ------
Totals                         102                                                 21,500

--------------

(1) The Company's four Texas facilities are an integrated operation serving the markets of southern Texas and northern Mexico. All shredding of raw scrap purchased by these facilities occurs at the Harlingen, Texas location.

     Due to the nature of the items handled by the Company and the operation of shredding equipment, each of the Company's facilities maintains a comprehensive maintenance program. To reduce costs, each facility has its own maintenance and repair personnel. The Company also has the ability to fabricate certain parts of its operating equipment tailored to meet the needs of a particular facility.

     Periodically, the Company may be required to shutdown its shredding operations for maintenance. If these shutdowns occur for an extended period of time, they may have an adverse impact on the Company's operations.

     The Company leases approximately 3,350 square feet of office space in Englewood, Colorado as its corporate office. The Company's lease expires on June 30, 2000. Terms of the lease require the Company to pay a base rent plus additional pro rata occupancy costs such as building operating costs, taxes and utilities. Average total rents for the remaining term of the lease are $13.50 per square foot per year.

LEGAL PROCEEDINGS

     The Company is not currently a party to any material litigation and is not aware of any threatened litigation that could have a material adverse effect on the Company's business, operating results or financial condition.

ENVIRONMENTAL MATTERS

     In the course of processing ferrous and non-ferrous metals, the Company inspects all inbound material several times prior to and during processing to screen out matter that may be considered "hazardous materials" under various environmental laws. Such materials may be contained in unprocessed items such as automobile bodies, light fixtures, construction debris, industrial machinery and other items manufactured or fabricated primarily out of ferrous or non-ferrous metals that are acquired and processed by the Company through its shredder operations (the "feed stream"). While the Company screens the feed stream for hazardous materials and rejects high-risk items such as transformers and batteries, certain items in the feed stream may inadvertently contain hazardous materials that end up in shredder fluff, the by-product of shredder operation. The Company disposes shredder-fluff at municipal or private landfills on a truckload basis. Such disposal is not pursuant to long-term contracts. To avoid classification as a hazardous waste, shredder fluff must pass toxic leaching tests under certain environmental laws. Because of the Company's screening of the feed stream and periodic independent testing of the Company's facilities, it believes that the shredder fluff produced from its operations does not contain hazardous materials in excess of allowable limits and is suitable for disposal in municipal or private landfills. Changes in the environmental laws or testing methods with respect to shredder fluff, however, may change the classification and availability of suitable disposal sites for shredder fluff, resulting in significant additional expense to the Company. In addition, the premises upon which shredder operations are conducted may become contaminated by hazardous materials through inadvertent spillage or improper disposal, although the Company believes that such contamination is unlikely.

     The facilities and equipment of the Company are believed to be in substantial compliance with the current requirements of all applicable environmental laws and regulations. There are no capital expenditures planned for new environmental control equipment, although changes in environmental laws may require such expenditures in the future. The Company cannot predict the amount of such expenditures, if any, to comply with future changes in environmental laws or whether such costs can be passed on to its customers through increases in the price of processed scrap. Accordingly, there can be no assurance that such costs will not have a material adverse effect on the Company.

     In addition to the costs of compliance, certain environmental laws may result in liability arising out of the past operations of the Company's facilities, whether or not such operations were lawful at the time, and create public rights of action against the Company for environmental contamination. Generally, if the Company's past or present operations cause environmental damage, the Company may be subject to fines and may be required to remediate the damage. Such costs may have a material adverse effect on the Company.

     The Company has implemented extensive procedures to ensure compliance with applicable environmental laws. These procedures include screening all raw scrap for hazardous materials prior to purchase and acceptance. Any hazardous materials found in this process, such as automobile batteries, suspected PCB contaminated transformers and equipment containing freon, are segregated and rejected. The Company refuses to accept any sealed or closed-end barrels of material which may have contained a hazardous material. In addition to the screening process, the Company retains environmental engineering firms to perform periodic independent site reviews and sampling to ensure continued operational compliance and detect any contamination that may have occurred on the Company's facilities.

     Prior to and as a condition to the consummation of any acquisition, the target company's facilities will be tested and evaluated under the American Society for Testing and Materials ("ASTM") standards for Phase I and Phase II environmental site assessments to ascertain compliance with all environmental laws and regulations. In addition, as many metals recyclers may be subject to remediation liability with respect to their current or former sites as well as off-site disposal of hazardous materials, the Company also performs an ASTM Transaction Screen Process and regulatory action review to determine the operating history of each target company and whether such companies have been or are subject to any pending regulatory action for environmental contamination.

     The Phase I and Phase II environmental evaluations performed in connection with the acquisition of the Company's Texas facilities indicated possible contamination of portions of the real property associated with such facilities. To allow sufficient time for further evaluation and the completion of any necessary remediation, the Company has subleased those portions of the real property which are free of contamination, as indicated by the environmental studies performed prior to closing, and will acquire the balance of the real property only upon completion of environmental studies and any necessary remediation. In that connection, the Company has placed the shares of Common Stock given as consideration for the Texas facilities into escrow until the resolution of all environmental issues.

     Loef, in which the Company currently has a minority interest, is a potentially responsible party with respect to two superfund sites. The Company has been indemnified by the former owners of Loef to the extent Loef's liability for such matters as well as other non-environmental matters exceeds $375,000 up to a maximum of $1 million. In addition, the real property upon which the Loef facilities are located may have been contaminated with certain hazardous materials. The former owners of Loef have agreed to pay for the remediation of the contamination to the extent remediation costs exceed $125,000 up to $400,000.

     Weissman is a potentially responsible party with respect to one superfund site. Based upon information the Company has been able to obtain from the Environmental Protection Agency and other potentially responsible parties at the site, the Company believes that its estimated cleanup liability is approximately $30,000.

     The environmental assessments performed with respect of the Company's Nevada and Missouri facilities and Weissman's Iowa facility indicated no reportable levels of contamination at these facilities.

                                RECENT DEVELOPMENTS

     On September 30, 1996, the Company increased its secured credit facility from $10.0 million to $12.0 million.

     On September 30, 1996, the Company paid the balance of the principal plus accrued interest on its bridge indebtedness of $485,000.

     On September 25, 1996, the Company executed a non-binding letter of intent for the acquisition of Sunshine. Under the terms of the letter of intent, the purchase price for the Sunshine assets is $2,500,000, payable as follows: $750,000 in cash; the assumption of $1,250,000 of debt; and the issuance of the Company's convertible preferred stock having a value of $500,000. The acquisition is subject to a number of material contingencies, including negotiation of definitive acquisition terms, obtaining sufficient financing to complete the acquisition and completion of the Company's due diligence related to the acquisition. In addition, the Company's acquisition of Sunshine is subject to satisfactory resolution of a lawsuit against Sunshine in which a third party claims to have a contract to acquire Sunshine's assets.

     On August 15, 1996, the Company redeemed all of its outstanding Series A Convertible Preferred Stock and repurchased 120,000 shares of Common Stock for $2.4 million. This transaction was funded through the proceeds of the Public Offering.

     On August 5, 1996 the Company acquired Weissman for a price of $12.1 million, including $1.5 million payable in the form of 363,637 shares of Common Stock. Approximately $5.3 million of the $10.5 million cash portion of the purchase price was funded through the proceeds of the Public Offering and the Company's operating cash. The balance of the cash portion of the purchase price was funded as follows: $3.5 million from long term debt obtained from Coast Business Credit, a division of Southern Pacific Thrift and Loan ("Coast") secured by the equipment of Weissman; approximately $1.7 million of revolving credit borrowings obtained from Coast. The acquisition of Weissman, which had 1995 revenues of $19.2 million, increased the Company's monthly shredding capacity by 5,000 tons. The shares of Common Stock issued in connection with this acquisition are included in this offering by Weissman Financial as a Selling Securityholder. See "Selling
Securityholders."   The Company has guaranteed that the Weissman Financial
will be able to sell these shares of Common Stock at a price of not less than $4.125 per share within three years, which guarantee is to be secured by a mortgage on the real property owned by Weissman.

     Concurrently with the acquisition of Weissman, on August 15, 1996, the Company increased its secured credit facility from $4.0 million to $10.0 million.

     On July 17, 1996, the Company completed the Public Offering of 4.4 million shares of Common Stock at an offering price of $4.125 per share. Net proceeds raised by the Company from the Public Offering were $15,323,485. In connection with the Public Offering, the Company repurchased 1,380,585 shares of Common Stock for $4.00 per share. In connection with this repurchase, the holders of the Company's Series G Warrants agreed to certain contractual "lock-up" restrictions. See "Shares Eligible for Future Sale--Registration Rights." In addition, upon consummation of the Public Offering, the Company exchanged 213,388 Placement Agent's Warrants for 376,812 shares of Common Stock and 213,388 Series H Warrants, representing an effective exercise price of $.60 per share of Common Stock.

     On June 30, 1996, the holders of 188,050 Series I Warrants exchanged their warrants for 148,560 shares of Common Stock, representing an effective exercise price of $.60 per share (the anticipated exercise price as of September 30, 1996 in the absence of registration). The Company has agreed to register the shares of Common Stock received upon such exchange no later than September 30, 1996. The holders of the Series I Warrants who accepted the exchange have agreed to certain contractual "lock-up" restrictions with respect to the shares received upon the exchange. See "Shares Eligible for Future Sale - Lock-Up Provisions."

     On June 20, 1996, the Company entered into a $4.0 million secured credit facility which was increased to $10.0 million on August 15, 1996. This facility bears interest at prime plus 2.25% and expires on July 1, 1999, unless renewed.

     On April 15, 1996, the Company acquired substantially all of the assets of Mid-America Shredding, Inc., a metals recycler with operations in Ste. Genevieve, Missouri, for total consideration of $1.9 million. The acquisition of Mid-America Shredding, which had 1995 revenues of $3.9 million, increased the Company's monthly shredding capacity by 5,000 tons.

     On January 31, 1996 and April 8, 1996, the Company completed two private placements of an aggregate of 1,454,159 shares of Common Stock and warrants to purchase an additional 727,078 shares of Common Stock at $7.50 per share for total consideration of approximately $3.6 million, including conversion of $1,138,000 of the bridge financing indebtedness discussed below. The proceeds from these private placements were used to complete the acquisition of Mid-America Shredding and for general working capital purposes.

     On January 17, 1996, the Company borrowed $1.6 million in short-term bridge financing, which indebtedness bears interest at 10% per annum, with principal and accrued interest due December 13, 1996 or upon the Company receiving gross proceeds of $3.0 million or more through the sale of its securities prior to that date. In connection with the bridge financing, the Company issued its Series I Warrants to purchase 359,250 shares of Common Stock at $1.50 per share, exercisable through the end of a three-year period commencing on the effective date of a registration statement covering the shares issuable upon their exercise. The proceeds from this bridge financing were used to complete the acquisition of Anglo Iron & Metal and for general working capital purposes. Because the Company failed to register the Common Stock underlying the Series I Warrants by March 31, 1996, the exercise price was reduced by $.15 per share and will be reduced by an additional $.15 per share on the last day of each month until such registration is effected. The exercise price of the Series I Warrants is currently $.30 per share. The Shares of Common Stock underlying the Series I Warrants have been are being registered offered by the Selling Securityholders. Accordingly, upon the effectiveness of this registration statement, the Company does not believe the exercise price of the Series I Warrants will be further reduced.

     On December 11, 1995, the Company acquired substantially all of the assets of Anglo Metal, Inc., a metals recycler with operations in Brownsville, Harlingen, McAllen and San Juan, Texas, for total consideration of $6.1 million. The acquisition of Anglo Iron & Metal, which had 1995 revenues of $15.3 million, increased the Company's monthly shredding capacity by 6,500 tons.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The directors and executive officers of the Company and their positions are set forth below:

Name                  Age   Position(s)
-------------------   ---   -----------------------------------------------
Thomas J. Wiens        44   Chairman of the Board, Chief Executive Officer
Michael I. Price       55   Director, Chief Operating Officer, President
Brian L. Klemsz        37   Chief Financial Officer, Treasurer
Rebekah L. Coe         34   Director of Corporate Development, Secretary
John E. McKibben       56   Vice President - Administration
Jerome B. Misukanis    53   Director (1)
Graydon H. Neher       47   Director (1)
Barry D. Plost         50   Director (1)

------------
(1)  Member of the Audit Committee.

     Each director is elected to hold office until the next annual meeting of stockholders, or until his successor is elected and qualified. Officers serve at the discretion of the Board of Directors.

     Certain information concerning the directors, executive officers and certain key employees of the Company are set forth below:

     THOMAS J. WIENS. Mr. Wiens has served as Chairman of the Board and Chief Executive Officer of the Company since its inception. Mr. Wiens has served as President of First Dominion Holdings, Inc. since 1987. Prior to founding the Company, Mr. Wiens was involved in various entrepreneurial pursuits including banking, communications, insurance and retail. Mr. Wiens has over ten years of experience in the recycling industry. Mr. Wiens received a BA in Political Science from American University and a MDIV from Yale University. Mr. Wiens serves on the Board of Advisors of the Yale Divinity School and on the boards of directors of various charitable organizations.

     MICHAEL I. PRICE. Mr. Price has served as President of the Company since March 1996 and as Chief Operating Officer since March 1994. Mr. Price was elected to the Board of Directors of the Company in March 1994. Prior to joining the Company, Mr. Price was President of Recovermat Technologies, Inc., a solid waste technology company, from 1992 to 1994. Previously, Mr. Price served in various capacities in his 29 years in the metals recycling industry with Joseph Smith & Sons, Inc. and The David J. Joseph Company. Mr. Price received a BSIE from the General Motors Institute and completed an Executive MBA program at Indiana University. Mr. Price is a director of ERS Industries, Inc., a railroad supply company.

     BRIAN L. KLEMSZ. Mr. Klemsz has served as a Director, Chief Financial Officer and Treasurer since August 1996. Prior to joining the Company, Mr. Klemsz served in various management positions for eight years with Advanced Energy Industries, Inc., a provider of power conversion and control equipment for the semiconductor and optical coating industries. Mr. Klemsz has over 15 years of experience in operations management, management information systems and finance. Mr. Klemsz received a BS in Business Administration from the University of Colorado, a MS in Finance from Colorado State University and a MS in Accounting from Colorado State University. Mr. Klemsz is a Certified Public Accountant and is Certified in Production and Inventory Management by the American Production and Inventory Control Society.

     REBEKAH L. COE. Ms. Coe has served as Director of Corporate Development for the Company since August 1995 and Secretary since December 1995. Prior to joining the Company, Ms. Coe was Executive Director of Alpine Mutual Fund Trust Receivership, a mutual fund company, from 1992 to 1995. Prior to 1992, Ms. Coe served as Controller and General Business Manager for Production Geophysical Services, a public oil and gas company. Ms. Coe has over 10 years of experience in finance and accounting. Ms. Coe received her BBA degree in accounting from Abilene Christian University.

     JOHN E. MCKIBBEN. Mr. McKibben has served as Vice President-Administration of the Company since October 1996. Prior to joining the Company, Mr. McKibben was Vice President-Administration of National Material Trading, a division of National Material L.P. and a major broker of scrap iron and steel and importer of iron substitutes for scrap. Previously, Mr. McKibben served in various executive capacities in his over 30 years in the metals recycling industry with Antrim Metals Recycling, Inc., and the David J. Joseph Company. Mr. McKibben received his BS degree in Industrial Management from the University of Cincinnati.

     JEROME B. MISUKANIS. Mr. Misukanis has served as a member of the Company's Board of Directors since March 1994 and served as Treasurer and Chief Financial Officer from February 1996 to August 1996. Since 1991 Mr. Misukanis has been a principal of Misukanis and Dodge, P.A., CPA, a public accounting firm. Mr. Misukanis has worked in the recycling industry for 12 years. Mr. Misukanis received a BA in accounting from the University of St. Thomas and graduated from the Harvard Business School's Executive Management Program. Mr. Misukanis also attended the William Mitchell College of Law. Mr. Misukanis is a Certified Public Accountant.

     GRAYDON H. NEHER. Mr. Neher was elected to the Board of Directors in June 1995. Mr. Neher has been President and a director of Chemco, Inc., a privately-held oil and gas company since 1980. Mr. Neher is a director of Compa Food Ministry, a non-profit food bank. Mr. Neher received a BA degree from the University of Puget Sound.

     BARRY D. PLOST. Mr. Plost was elected to the Board of Directors of the Company in December 1995. Mr. Plost has served as Chairman, President and Chief Executive Officer of SeraCare, Inc., a group of plasma collection centers, since February 1996. Previously, Mr. Plost was with David Barrett, Inc., a management consulting firm, from 1994 to 1996. Mr. Plost was President and Chief Executive Officer of Country Wide Transportation Services, Inc., a transportation and distribution company from 1991 to 1994. Mr. Plost is a director of Care Concepts, Inc. Mr. Plost received a BA in Political Science from the University of Illinois and an MBA from Loyola University.

     The Company's operating management is comprised of the following individuals:

     RONALD W. KRALOVETZ. Mr. Kralovetz, age 56, has served as the General Manager of the Company's four southern Texas facilities since February 1996. Prior to joining the Company, Mr. Kralovetz was a General Superintendent for Midwest Steel Co., Inc., a dismantling company, from prior to 1991 to 1996. Mr. Kralovetz began his career in the metals recycling business over 25 years ago as a Plant Manager with Luria Brothers Co., Inc.

     PETER F. PRINZ. Mr. Prinz, age 49, has served as Vice President and General Manager of the Company's Missouri facility since May 1996. Prior to joining the Company, Mr. Prinz was President of Hawco Manufacturing Company of Baton Rouge, LA, a manufacturer of equipment for the metals recycling, dredging and mining industries. Mr. Prinz was also employed by The David Joseph Company, Inc. from 1982 to 1989 manager of their Newport, Kentucky metals recycling plant. Mr. Prinz received a BS in Mechanical Engineering from the University of Wisconsin.

     CHARLES N. RUTH. Mr. Ruth, age 66, has served as Plant Engineer for the Company's Nevada facility since January 1996. Prior to joining the Company, Mr. Ruth was Plant Engineer at Joseph Smith & Sons, Inc., from prior to 1991 to 1996. Mr. Ruth has over 20 years of experience in the metals recycling business, including engineering management at Luria Brothers Co., Inc. and Vulcan Materials Company. Mr. Ruth received a BS in Mechanical Engineering from Texas Tech University and is a registered professional mechanical engineer.

     CLIFFORD D. VELLINGA. Mr. Vellinga, age 54, has served as Assistant Manager for the Company's Nevada facility since October 1995. Previously, Mr. Vellinga served as Chief Financial Officer from 1987 to 1995. Mr. Vellinga has over 20 years experience in the construction and recycling industries. Mr. Vellinga received a BA in Accounting from Weber State University.

     As the Company expands, it will hire additional qualified individuals with industry experience to manage the different segments of its operations. In connection with any future acquisitions, the Company anticipates retaining the principals of the acquired company to facilitate integration of the acquired operations into its consolidated group.

COMMITTEES OF THE BOARD OF DIRECTORS

     AUDIT COMMITTEE

     The Board of Directors has established an Audit Committee comprised of Messrs. Misukanis, Neher and Plost, all of whom are Independent Directors. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans of the audit engagement, approves professional services provided by the independent accountants, reviews the independence of the independent public accountants and reviews the adequacy of the Company's internal accounting controls.

     The Board of Directors acts as the Compensation Committee for purposes of administering the Company's Stock Option Plans, described below. The Board of Directors intends to establish a Compensation Committee which will be comprised solely of Independent Directors.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid to the Company's chief executive officer and all other executive officers of the Company whose salary and bonus compensation for the year ended September 30, 1995 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION        LONG-TERM COMPENSATION
                                 ---------------------------    ----------------------
     NAME AND           FISCAL                 OTHER ANNUAL           SECURITIES
PRINCIPAL POSITION       YEAR     SALARY       COMPENSATION       UNDERLYING OPTIONS
------------------      ------   -----------   -------------      ------------------
Thomas J. Wiens          1995    $222,000      $1,257,197(1)              -0-
Chief Executive          1994     147,000(1)          -0-                 -0-
Officer and              1993         -0-             -0-                 -0-
Chairman of the
Board of Directors

Michael I. Price         1995    $142,500             -0-              150,000(2)
Chief Operating Officer  1994     112,000(3)          -0-              150,000
and President            1993         -0-             -0-                  -0-

------------
(1) Although accrued, the Company did not pay any cash compensation to Mr. Wiens during fiscal 1994. During fiscal 1995, the unpaid 1994 salary of $147,000 was forgiven by Mr. Wiens along with the transfer of certain technology to the Company in exchange for the right to acquire shares of the Company's Common Stock, which right was exercised on August 8, 1995. The amount reported as "Other Annual Compensation" represents the difference between the purchase price of the Common Stock under such right and the market value of the Common Stock on August 8, 1995 related to the forgiven salary. See "Certain Transactions."
(2) Represents the repricing of the option granted to Mr. Price in fiscal 1994. See "Certain Transactions."
(3)  Paid during fiscal 1995.


          OPTION GRANTS DURING THE FISCAL YEAR ENDED SEPTEMBER 30, 1995

     The following table provides information regarding stock options granted to the named executive officers during the fiscal year ended September 30, 1995. In addition, in accordance with the rules and regulation promulgated by the Commission, the table shows hypothetical gains or "option spreads" that would exist for the respective options based upon assumed annual rates of appreciation for the price of the Common Stock of 5% and 10% from the date the options were granted over the full option term.

                                           INDIVIDUAL GRANTS
                    ----------------------------------------------------------------       POTENTIAL REALIZABLE
                                      PERCENT OF                                         VALUE AT ASSUMED ANNUAL
                      NUMBER OF      TOTAL OPTIONS             MARKET                     RATES OF STOCK PRICE
                      SECURITIES      GRANTED TO                PRICE                    APPRECIATION FOR OPTION
                      UNDERLYING     EMPLOYEES IN   EXERCISE   ON DATE    EXPIRATION  ------------------------------
NAME                OPTIONS GRANTED   FISCAL YEAR    PRICE     OF GRANT       DATE       0%         5%        10%
----                ---------------  -------------  --------   --------   ----------  --------   --------   --------
Thomas J. Wiens          --                --           --        --           --           --         --         --

Michael I. Price       150,000(1)          79%        $.90     $3.15(2)    12/31/98   $337,500   $439,327   $556,787

------------
(1) Represents repricing of option originally granted on January 1, 1994. See "Certain Transactions."

(2) At the time of the repricing of the option, the Company was selling shares of Common Stock in a private placement at approximately $.90 per share. Accordingly, the Company believes the fair market value of the Common Stock on that date was $.90 per share.

     STOCK OPTION EXERCISES DURING THE FISCAL YEAR ENDED SEPTEMBER 30, 1995,
             OUTSTANDING GRANTS AND GAINS AS OF SEPTEMBER 30, 1995

     The following table shows stock options exercised by named executive officers during the fiscal year ended September 30, 1995. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of September 30, 1995 and the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the price of the Common Stock at September 30, 1995.

                                                   NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                   SHARES ACQUIRED     VALUE      UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS
NAME                UPON EXERCISE    REALIZED   OPTIONS AT FISCAL YEAR END     AT FISCAL YEAR END
----               ---------------   --------   --------------------------    --------------------
Thomas J. Wiens          --              --                    --                            --
Michael I. Price         --              --             0/150,000                    0/$795,000

DIRECTOR COMPENSATION

     Independent Directors will receive an annual fee of $7,500 for their services in that capacity and $1,500 for each Board of Directors or committee meeting attended. In addition, the Independent Directors will be granted options under the Company's 1995 Non-Employee Director Stock Option Plan, described below. All directors are reimbursed for travel expenses incurred in attending meetings.

STOCK OPTION PLANS

     The Company has established two stock option plans, the Incentive Stock Option Plan (the "Incentive Plan") and the Non-Qualified Stock Option Plan (the "Non-Qualified Plan"). In addition, on December 27, 1995, the Board of Directors adopted, subject to shareholder approval, the 1995 Non-Statutory Stock Option Plan (the "1995 Plan") and the 1995 Non-Employee Director Stock Option Plan (the "Director Plan"). The terms of each of these stock option plans are discussed further below. All of the Company's stock option plans are currently administered by the Board of Directors and will be administered by the Compensation Committee upon its establishment as discussed above.

     INCENTIVE PLAN

     The Incentive Plan provides for the grant of stock options to officers, regional managers, department heads, corporate counsel and other key employees of the Company. An aggregate of 200,000 shares of Common Stock are authorized for issuance under the Incentive Plan. As of the date of this Prospectus, options to purchase 20,000 shares of Common Stock at an exercise price of $2.50 per share, 24,000 shares of Common Stock at an exercise price of $2.78 per share, and 12,000 shares of Common Stock at an exercise price of $6.25 per share have been granted under the Incentive Plan.

     Options granted under the Incentive Plan are "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. As a result, options granted under the Incentive Plan must have an exercise price of not less than the fair market value of the Common Stock on the date of grant or, if the optionee is the owner of more than 10% of the outstanding Common Stock, the exercise price of the options must not be less than 110% of the fair market value of the Common Stock on the date of grant. Incentive stock options permit the optionee to defer taxable income related to the exercise of the option until subsequent disposition of the shares acquired in connection with such exercise. Payment of the exercise price for options granted under the Incentive Plan must be made in cash.

     Options granted under the Incentive Plan are not exercisable for a period of one year from the date of grant and, thereafter, vest at a rate of not less than 25% per year for the remaining four years of the option term. The term of any option granted under the Incentive Plan may not exceed five years. The Incentive Plan provides that the aggregate fair market value of the shares of Common Stock that may be granted to any single optionee under the Incentive Plan may not exceed $200,000 during any calendar year. Options granted under the Incentive Plan are exercisable only by the optionee during the optionee's lifetime and are not transferable, except under limited circumstances. Options that are exercisable as of the date the optionee's employment by the Company terminates, other than by death, expire three months after such termination or immediately if such termination was for cause. If the optionee dies, the options shall be exercisable by the optionee's heirs for a six-month period following the optionee's death. The Incentive Plan terminates on March 19, 2002.

     NON-QUALIFIED PLAN

     The Non-Qualified Plan provides for the grant of stock options to persons who are not eligible for grants under the Incentive Plan, including the Company's Independent Directors or persons who are closely related to the Company, such as consultants and independent contractors, and who are recommended to receive grants by the Company's Chief Executive Officer and Treasurer. An aggregate of 50,000 shares of Common Stock are authorized for issuance under the Non-Qualified Plan. As of the date of this Prospectus, options to purchase 18,000 and 12,500 shares of Common Stock at an exercise price of $2.78 per share have been granted to Messrs. Misukanis and Plost, respectively.

     Options granted under the Non-Qualified Plan must have an exercise price of not less than the fair market value of the Common Stock on the date of grant or, if the optionee is the owner of more than 10% of the outstanding Common Stock, the exercise price of the options must not be less than 110% of the market price of the Common Stock on the date of grant. Payment of the exercise price may be made in cash or other non-cash consideration as may be approved and valued by the Compensation Committee.

     Options granted under the Non-Qualified Plan are not exercisable for a period of one year from the date of grant and, thereafter vest at a rate of not less than 25% per year for the remaining four years of the option term. The term of any option granted under the Non-Qualified Plan may not exceed five years. The Non-Qualified Plan provides that the total number of shares of Common Stock as to which options granted under the plan may not exceed an aggregate value of $200,000. Options granted under the Non-Qualified Plan are exercisable only by the optionee during the optionee's lifetime and are not transferable, except under limited circumstances. Options that are exercisable as of the date the optionee's relationship with the Company terminates, other than by death, expire three months after such termination. If the optionee dies, the options shall be exercisable by the optionee's heirs for a six-month period following the optionee's death. The Non-Qualified Plan terminates on March 19, 2002.

     1995 PLAN

     The 1995 Plan provides for the grant of stock options to employees, officers and employee directors of the Company. An aggregate of 2,000,000 shares of Common Stock are authorized for issuance under the 1995 Plan.

Concurrently with the adoption of the 1995 Plan by the Board of Directors on December 27, 1995, options to acquire 300,000 shares of Common Stock at an exercise price of $2.87 per share were granted to Mr. Wiens, the Company's Chairman and Chief Executive Officer, and options to acquire 450,000 shares of Common Stock at an exercise price of $2.87 per share were granted to Mr. Price, the Company's Chief Operating Officer and President. These options and the 1995 Plan are subject to approval by the Company's shareholders at the 1996 annual meeting of shareholders. The 1995 Plan terminates on December 27, 2006.

     Options granted under the 1995 Plan must have an exercise price of not less than 80% of the fair market value of the Common Stock on the date of grant. Payment of the exercise price may be made in cash, in shares of the Company's Common Stock having a fair market value equal to the aggregate exercise price, a combination of cash and shares of Common Stock or, subject to the approval of the Compensation Committee, in whole or in part with monies received from the Company as a compensatory cash payment.

     The term of any option granted under the 1995 Plan may not exceed ten years. Options granted under the 1995 Plan are not transferable, except under limited circumstances. If the optionee ceases to be an employee, officer or employee director of the Company or a subsidiary or parent corporation of the Company, other than by reason of death, disability or cause, all unexercised options granted under the 1995 Plan shall terminate 90 days thereafter. If the optionee is terminated for cause, all unexercised options shall immediately terminate. If the optionee's employment is terminated by reason of death, disability or retirement, all unexercised options shall terminate one year thereafter.

     DIRECTOR PLAN

     The Director Plan provides for the grant of stock options to existing and future Independent Directors of the Company. Each Independent Director will receive an initial grant of options under the Director Plan to acquire up to 5,000 shares of the Company's Common Stock having an exercise price equal to the fair market value of the Common Stock on the date such person first becomes an Independent Director. Thereafter, each independent director who is serving as a director on December 1 of each calendar year, commencing with December 1, 1996, will automatically be granted an option to acquire up to 5,000 shares of Common Stock at an exercise price per share equal to the fair market value per share of Common Stock on such date. Each Independent Director joining the Board of Directors within 30 days of the consummation of the Offering will receive options having an exercise price equal to the Offering Price. Messrs. Misukanis, Neher and Plost, who were serving as Independent Directors on December 7, 1995, each received an initial grant of 5,000 options under the Director Plan having an exercise price of $2.87 per share, the fair market value per share of the Common Stock on that date. These options and the Director Plan are subject to approval by the Company's shareholders at the 1996 annual meeting of shareholders. The Director Plan terminates on December 7, 2006.

     Payment of the exercise price for options granted under the Director Plan may be made in cash, in shares of the Company's Common Stock having a fair market value equal to the aggregate exercise price, a combination of cash and shares of Common Stock or, subject to the approval of the Compensation Committee, in whole or in part with monies received from the Company as a compensatory cash payment.

     Options granted under the Director Plan will be exercisable commencing six months after the date of grant and continuing for five years from the date of grant. Options granted under the Director Plan are not transferable, except under limited circumstances. If the optionee ceases to be an Independent Director other than by reason of death, disability or cause, all unexercised options shall terminate 90 days thereafter. If the optionee is removed from the board for cause, all unexercised options shall immediately terminate. If the optionee's service as a director is terminated by reason of death, disability or retirement, all unexercised options shall terminate one year thereafter.

                            PRINCIPAL SHAREHOLDERS

     As of August 1, 1996, the Company's only class of outstanding voting securities was its Common Stock, $.001 par value. The following table sets forth information as of August 1, 1996 with respect to the ownership of the

Common Stock by all executive officers, directors and persons known by the Company to beneficially own more than five percent of the Common Stock. The following shareholders have sole voting and investment power with respect to the shares, unless indicated otherwise:

                                         SHARES OF      PERCENTAGE OF    SHARES OF
                                        COMMON STOCK    COMMON STOCK    COMMON STOCK     PERCENTAGE OF
                                        BENEFICIALLY     OWNERSHIP      BENEFICIALLY     COMMON STOCK
                                       OWNED PRIOR TO   PRIOR TO THE    OWNED AFTER     OWNERSHIP AFTER
NAME OF BENEFICIAL OWNER                THE OFFERING      OFFERING      THE OFFERING   THE OFFERING(1)(2)
------------------------               --------------   -------------   ------------   ------------------
Stanley Becker                           694,536(3)         4.9%                 0(1)            0%/0%
55 East End Avenue, #7A
New York, New York  10028

Caside Associates                        841,990(4)         6.0%                 0(2)        1.4%/1.1%
373 North Main St.
Fall River, MA  02720

CERTAIN DIRECTORS AND
EXECUTIVE OFFICERS (5)

Thomas J. Wiens                        2,284,103(6)        16.5%         2,284,103         16.5%/13.0%
Michael I. Price                         154,000(7)         1.1%           154,000            1.1%/.9%
Jerome B. Misukanis                       18,000(8)          .1%                 0               0%/0%
Graydon H. Neher                          28,000(9)          .2%                 0               0%/0%
Barry D. Plost                            14,000(10)         .1%                 0               0%/0%
Directors and Executive Officers
 as a group                            2,498,103           17.8%         2,456,103         17.4%/13.7%

------------
(1)  Assuming none of the Warrants are exercised.
(2)  Assuming all of the Warrants are exercised.
(3)  Includes 297,659 shares underlying common stock purchase warrants.
     Mr. Becker is a Selling Securityholder in the Offering. See "Selling Securityholders."
(4) Includes 210,000 shares underlying common stock purchase warrants. The shares held by Caside Associates may be deemed to be beneficially owned by the partners of Caside Associates, who are John Silvia Jr., Louis G. Carreiro, Joseph L. Vinagro, Ronald Rapoza, Dwight D. Silvia, Louis Goncalo, Patricia Mello, Ilene Hayes and Recycling Associates Trust.
     Caside Associates is a Selling Securityholder in the Offering. See "Selling Securityholders."
(5) The business address of all directors and executive officers is 384 Inverness Drive South, Suite 211, Englewood, Colorado 80112.
(6) Includes 1,664 shares owned by Real Heroes, Inc., a non-profit corporation controlled by Thomas J. Wiens, and 227,414 shares owned by First Dominion, a corporation controlled by Thomas J. Wiens.
(7)  Includes 150,000 shares underlying options.
(8) Includes 12,000 shares underlying options. Mr. Misukanis is a Selling Secuityholder in the Offering. See "Selling Securityholders."
(9)  Includes 12,000 shares underlying common stock purchase warrants.
     Mr. Neher is a Selling Securityholder in the Offering. See "Selling Securityholders."
(10) Includes 6,000 shares underlying common stock purchase warrants. Mr. Plost is a Selling Securityholder in the Offering. See "Selling Securityholders."

                              CERTAIN TRANSACTIONS

     On December 1, 1991 the Company entered into exclusive perpetual license agreements related to the MSW Technology with First Dominion, a company owned and controlled by Thomas J. Wiens. Under the original terms of the license agreements, the Company was to pay certain license fees and royalties, provided that the Company had raised additional equity and had constructed operational facilities utilizing the MSW Technology. On January 25, 1995, the Company paid $750,000 to First Dominion in exchange for (i) ownership of the MSW Technology and certain other technology related to the recycling of shredder fluff, (ii) 291,333 shares of Series B preferred stock owned by First Dominion and (iii) the forgiveness of $750,000 of accrued salary, royalties and other amounts due from the Company to Thomas J. Wiens and First Dominion. In connection with this purchase, the Company granted to Mr. Wiens the right to acquire $1,187,500 of Common Stock at a price equal to the lesser of 50% of the fair market value of the Common Stock or $.90 per share, exercisable on the day the Company reported gross revenues in excess of designated amounts. On January 25, 1995, the last reported sales price of the Common Stock was $3.15 per share. The Company met the gross revenue requirement on August 8, 1995 upon filing of its Form 10-Q for the quarter ended June 30, 1995. At that time, Mr. Wiens exercised his right and acquired 1,319,445 shares of Common Stock at an acquisition price of $.90 per share.

     During the fiscal years ended September 30, 1994 and September 30, 1995, the Company received bridge loans from First Dominion in an aggregate amount of $887,000. During fiscal 1994, this loan was converted to 591,333 shares of Series B preferred stock at the request of First Dominion. The rights, designations and preferences of the Series B preferred stock provided that the Series B preferred stock was convertible into Common Stock on a five-for-one share basis. The Company reacquired 291,333 shares of Series B preferred stock from First Dominion in the transaction described above, and the remaining shares of Series B preferred stock were transferred by First Dominion to a third party and were subsequently converted into Common Stock.

     On January 25, 1995, the Company repriced an option previously granted to Michael I. Price and granted an option to Jerome B. Misukanis, executive officers of the Company, to purchase up to 150,000 and 12,000 shares of Common Stock, respectively, exercisable for nominal consideration. On August 3, 1995, these options were amended to revise the exercise price to $.90 per share. At the time of the repricing of these options, the Company was selling shares of Common Stock in a private placement at approximately $.90 per share, which the Company believes represented the fair market value of the Common Stock on that date. The options expire on December 31, 1998.

                             SELLING SECURITYHOLDERS

     The following tables set forth the total number of Warrants, the number of Shares and the total number of Shares assuming the exercise of all Warrants owned by each of the Selling Securityholders and registered hereunder. Except as indicated, the Selling Securityholders are offering all of the shares of Common Stock owned by them or received by them upon exercise of the Warrants and none of the Selling Securityholders is the beneficial owner of one percent or more of the outstanding shares of Common Stock (including the Shares offered hereby).

     Because the Selling Securityholders may offer all or part of the Shares and/or Warrants which they hold pursuant to the offering contemplated by this Prospectus, and because their offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of Shares and/or Warrants that will be held upon termination of this offering. Furthermore, substantially all of the Selling Securityholders are subject to lock-up agreement with the Company that limit the number of Shares that may be sold by them during a given period of time. See "Plan of Distribution." The Warrants and Shares offered by this Prospectus may be offered from time to time by the Selling Securityholders named below.


TABLE I - SHARES AND SHARES UNDERLYING WARRANTS TO BE REGISTERED AND OFFERED BY THE SELLING SECURITYHOLDERS

                                                       SERIES G      SERIES H     SERIES I     SERIES J     TABLE I
SELLING SECURITYHOLDER                    SHARES       WARRANTS      WARRANTS     WARRANTS     WARRANTS      TOTAL
--------------------------------------------------------------------------------------------------------------------
Administrative Nominees, Inc.             30,000                                                15,000        45,000
--------------------------------------------------------------------------------------------------------------------
Ahrens, Felice J. IRA                      4,000                                                 2,000         6,000
--------------------------------------------------------------------------------------------------------------------
Ahrens, Robert K. IRA                     20,000                                                10,000        30,000
--------------------------------------------------------------------------------------------------------------------
Ally Capital Corporation                                                                                           0
--------------------------------------------------------------------------------------------------------------------
Alpert, Larry                              2,000                                                 1,000         3,000
--------------------------------------------------------------------------------------------------------------------

TABLE I - SHARES AND SHARES UNDERLYING WARRANTS TO BE REGISTERED AND OFFERED BY THE SELLING SECURITYHOLDERS

                                                       SERIES G      SERIES H     SERIES I     SERIES J     TABLE I
SELLING SECURITYHOLDER                    SHARES       WARRANTS      WARRANTS     WARRANTS     WARRANTS      TOTAL
--------------------------------------------------------------------------------------------------------------------
AMCO Capital Reserves & Investments SA    10,000                                                 5,000        15,000
--------------------------------------------------------------------------------------------------------------------
Anderson, Roger                            4,000                                                 2,000         6,000
--------------------------------------------------------------------------------------------------------------------
Anglo Metal, Inc.                        127,693                                                             127,693
--------------------------------------------------------------------------------------------------------------------
Arel Company, The                         12,000         9,000                                                21,000
--------------------------------------------------------------------------------------------------------------------
Beach Capital Reserves, Inc.               4,000                                                 2,000         6,000
--------------------------------------------------------------------------------------------------------------------
Balle, Michael                            11,200         8,400                                                19,600
--------------------------------------------------------------------------------------------------------------------
Barnett, Beatrice                          6,000                                                 3,000         9,000
--------------------------------------------------------------------------------------------------------------------
Becker, Beverly (Joint Tenant with
 Melvin Weinstock)                         8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Becker, Marshall M.                      154,500                      123,113                                277,613
--------------------------------------------------------------------------------------------------------------------
Becker, Stanley (1)                      198,018       148,514                                               346,532
--------------------------------------------------------------------------------------------------------------------
Becker, Stanley IRA (1)                  198,859       149,145                                               348,004
--------------------------------------------------------------------------------------------------------------------
Benenson Capital Company, The             37,600        28,200                                                65,800
--------------------------------------------------------------------------------------------------------------------
Benjamin, Dr. Samuel E.                   16,000        12,000                                                28,000
--------------------------------------------------------------------------------------------------------------------
Benjamin, Dr. Samuel E. IRA              283,200       212,400                                               495,600
--------------------------------------------------------------------------------------------------------------------
Besen, Michael                             4,000         3,000                                                 7,000
--------------------------------------------------------------------------------------------------------------------
Blitstein, Murray IRA                     24,000        18,000                                                42,000
--------------------------------------------------------------------------------------------------------------------
Boulter, David                             8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Bree, Robert L.                            8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Brook, Carol and Gordon                   73,757        27,600                      20,000      18,479       139,836
--------------------------------------------------------------------------------------------------------------------
Byrne, E. Blake                           16,000        12,000                                                28,000
--------------------------------------------------------------------------------------------------------------------
Coast Business Credit                                                                                              0
--------------------------------------------------------------------------------------------------------------------
Caside Associates (2)                    432,000        36,000                                               468,000
--------------------------------------------------------------------------------------------------------------------
Chemco, Inc. (3)                          16,000        12,000                                                28,000
--------------------------------------------------------------------------------------------------------------------
Clapp, Clarence P. and Doris E.           73,494                                    40,000      36,747       150,241
--------------------------------------------------------------------------------------------------------------------
Claps, Vito & Maria                        4,000                                                 2,000         6,000
--------------------------------------------------------------------------------------------------------------------
Cohen, Saul                                8,800         6,600                                                15,400
--------------------------------------------------------------------------------------------------------------------
Combermere Corp. BSSC Master Defined
 Contribution Profit Sharing Plan         72,000                                                36,000       108,000
--------------------------------------------------------------------------------------------------------------------
Doherty, George O.                         8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Dushey, Saul                              16,000        12,000                                                28,000
--------------------------------------------------------------------------------------------------------------------
Dyke, Kermit                              55,264                                    30,000      27,632       112,896
--------------------------------------------------------------------------------------------------------------------
Epinal Corporation                        14,400        10,800                                                25,200
--------------------------------------------------------------------------------------------------------------------
First Equity Capital Securities, Inc.                                   3,218                                  3,218
--------------------------------------------------------------------------------------------------------------------
Friedland, Clifford A.                    16,000        12,000                                                28,000
--------------------------------------------------------------------------------------------------------------------


TABLE I - SHARES AND SHARES UNDERLYING WARRANTS TO BE REGISTERED AND OFFERED BY THE SELLING SECURITYHOLDERS

                                                       SERIES G      SERIES H     SERIES I     SERIES J     TABLE I
SELLING SECURITYHOLDER                    SHARES       WARRANTS      WARRANTS     WARRANTS     WARRANTS      TOTAL
--------------------------------------------------------------------------------------------------------------------
Gale, James C.                            17,600                                                              17,600
--------------------------------------------------------------------------------------------------------------------
Gay, Robert J. IRA                        36,000                                                 18,000       54,000
--------------------------------------------------------------------------------------------------------------------
Geertz, Woodrow M.                        21,600        16,200                                                37,800
--------------------------------------------------------------------------------------------------------------------
Gironta, Michael                                                                    10,000                    10,000
--------------------------------------------------------------------------------------------------------------------
Glass, Eva D.                              8,000                                                  4,000       12,000
--------------------------------------------------------------------------------------------------------------------
Glassman, Beth IRA                         8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Glassman, Leonard                         22,000                                                 11,000       33,000
--------------------------------------------------------------------------------------------------------------------
Glassman, Steven                          16,000        12,000                                                28,000
--------------------------------------------------------------------------------------------------------------------
Glassman, Steven IRA                       8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Global Asset Allocation Consultants      138,525                                                 51,663      190,188
--------------------------------------------------------------------------------------------------------------------
Goldberg, Steven L.                        8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Goldberg, Ted M.                          24,000        18,000                                                42,000
--------------------------------------------------------------------------------------------------------------------
Goldsmith, Mark D.                                                        250                                    250
--------------------------------------------------------------------------------------------------------------------
Greenberg, Charles L. and Donna           17,600                                                              17,600
--------------------------------------------------------------------------------------------------------------------
Grills, Ralph J. Jr.                      96,000        72,000                                               168,000
--------------------------------------------------------------------------------------------------------------------
Gruntal & Co.                              9,680                                                               9,680
--------------------------------------------------------------------------------------------------------------------
Harborside Associates                    183,200       137,400                                               320,600
--------------------------------------------------------------------------------------------------------------------
Heptagon Investments Ltd.                 32,000                                                 16,000       48,000
--------------------------------------------------------------------------------------------------------------------
Hest, Lional G. and Amy                                                             10,000                    10,000
--------------------------------------------------------------------------------------------------------------------
Holstein, Barrie and Scott                12,000         9,000                                                21,000
--------------------------------------------------------------------------------------------------------------------
Homiak, Michael J.                        13,598                                                  4,599       18,197
--------------------------------------------------------------------------------------------------------------------
Hughes, James C. III TTEE
 Profit Sharing Trust                     18,000                                                  9,000       27,000
--------------------------------------------------------------------------------------------------------------------
Iovine, Vincent J.                         8,138                        1,187                     2,749       12,074
--------------------------------------------------------------------------------------------------------------------
The Jaguar Investment Group               22,000                                                 11,000       33,000
--------------------------------------------------------------------------------------------------------------------
Johnson, Howard                            6,000                                                  3,000        9,000
--------------------------------------------------------------------------------------------------------------------
Johnson, Kim                               8,117                                                  2,739       10,856
--------------------------------------------------------------------------------------------------------------------
Jurman, Edward                             2,000                                                  1,000        3,000
--------------------------------------------------------------------------------------------------------------------
Kantor, Robert                            36,800        27,600                                                64,400
--------------------------------------------------------------------------------------------------------------------
Kaplowitz, Gary                           18,000                                                  9,000       27,000
--------------------------------------------------------------------------------------------------------------------
Kilmartin, John D.                        24,000        18,000                                                42,000
--------------------------------------------------------------------------------------------------------------------
Kim, Charles IRA                          20,000        15,000                                                35,000
--------------------------------------------------------------------------------------------------------------------
Kim, Y.J. Trust                           96,000        72,000                                               168,000
--------------------------------------------------------------------------------------------------------------------
Kinston Pathology PA Profit
 Sharing Plan                             18,000                                                  9,000       27,000
--------------------------------------------------------------------------------------------------------------------


TABLE I - SHARES AND SHARES UNDERLYING WARRANTS TO BE REGISTERED AND OFFERED BY THE SELLING SECURITYHOLDERS

                                                       SERIES G      SERIES H     SERIES I     SERIES J     TABLE I
SELLING SECURITYHOLDER                    SHARES       WARRANTS      WARRANTS     WARRANTS     WARRANTS      TOTAL
--------------------------------------------------------------------------------------------------------------------
Kleinberg, Douglas                           880                                                                 880
--------------------------------------------------------------------------------------------------------------------
Korman, Lance Stuart                       8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Kreissman, James G.                       16,000        12,000                                                28,000
--------------------------------------------------------------------------------------------------------------------
Kreissman, Robert H.                      16,000        12,000                                                28,000
--------------------------------------------------------------------------------------------------------------------
Krieger, Robert S.                         8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
KTB Enterprises                            6,000                                                  3,000        9,000
--------------------------------------------------------------------------------------------------------------------
Latshaw, John                             17,600                                     5,000                    22,600
--------------------------------------------------------------------------------------------------------------------
Lattanzio, Steve                           9,128                                                  4,564       13,692
--------------------------------------------------------------------------------------------------------------------
Latter, David                             16,000        12,000                                                28,000
--------------------------------------------------------------------------------------------------------------------
Lauratex Fabrics, Inc. Pension Plan        8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Lee, Dr. Tzium Shou IRA                  154,400       115,800                                               270,200
--------------------------------------------------------------------------------------------------------------------
Leotta, Jospeh B.                         18,436                                    10,000        9,218       37,654
--------------------------------------------------------------------------------------------------------------------
Levine, Kenneth R.                       154,500                      123,112                                277,612
--------------------------------------------------------------------------------------------------------------------
Levitin, Eli                               8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Libsohn, David & Mitzi                     2,000                                                  1,000        3,000
--------------------------------------------------------------------------------------------------------------------
Lubliner, Jerry                            8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Lyons, James V. IRA                       22,000                                                 11,000       33,000
--------------------------------------------------------------------------------------------------------------------
Malinow, Gerald                           10,000                                                  5,000       15,000
--------------------------------------------------------------------------------------------------------------------
Marigold Corp.                             6,000                                                  3,000        9,000
--------------------------------------------------------------------------------------------------------------------
McConnaughy, J.E., Jr. (1)               328,800       246,600                                               575,400
--------------------------------------------------------------------------------------------------------------------
Merhab, Marlan M.                          4,000                                                  2,000        6,000
--------------------------------------------------------------------------------------------------------------------
Metwalli, Ahmed                           20,000                                                 10,000       30,000
--------------------------------------------------------------------------------------------------------------------
Mincey, John                                                           18,260                                 18,260
--------------------------------------------------------------------------------------------------------------------
Mind Works Capital Corp.                 105,600        79,200                                               184,800
--------------------------------------------------------------------------------------------------------------------
Misukanis, Jerome B. (4)                   6,000                                                               6,000
--------------------------------------------------------------------------------------------------------------------
Morales, Ibra                             16,000        12,000                                                28,000
--------------------------------------------------------------------------------------------------------------------
Moysak, Thomas J.                                                         293                                    293
--------------------------------------------------------------------------------------------------------------------
Nathanson, Barry F.                      157,143       117,858                                               275,001
--------------------------------------------------------------------------------------------------------------------
NCO Investors III, L.P.                   60,000                                                              60,000
--------------------------------------------------------------------------------------------------------------------
Nevada Recycling Corporation                                                                                       0
--------------------------------------------------------------------------------------------------------------------
Nevo, Aviv                                11,329                                                  5,665       16,994
--------------------------------------------------------------------------------------------------------------------
Northeast Securities, Inc.                39,917                        5,231                    14,129       59,277
--------------------------------------------------------------------------------------------------------------------
O'Shea, John P.                           60,000        30,000                                                90,000
--------------------------------------------------------------------------------------------------------------------
Ong, Beale H. Pension Plan & Trust        36,000                                                 18,000       54,000
--------------------------------------------------------------------------------------------------------------------
Palomares, Bernabe P. IRA                 46,000                                                 23,000       69,000
--------------------------------------------------------------------------------------------------------------------


TABLE I - SHARES AND SHARES UNDERLYING WARRANTS TO BE REGISTERED AND OFFERED BY THE SELLING SECURITYHOLDERS

                                                       SERIES G      SERIES H     SERIES I     SERIES J     TABLE I
SELLING SECURITYHOLDER                    SHARES       WARRANTS      WARRANTS     WARRANTS     WARRANTS      TOTAL
--------------------------------------------------------------------------------------------------------------------
Palomares, Elba B. IRA                    36,000                                                 18,000       54,000
--------------------------------------------------------------------------------------------------------------------
Parsons, Frederick C. III, PA
 Profit Sharing Plan                      36,000                                                 18,000       54,000
--------------------------------------------------------------------------------------------------------------------
Pellett Investments                       12,244                        7,164                                 19,408
--------------------------------------------------------------------------------------------------------------------
Pellillo, Domenic IRA                      6,000                                                  3,000        9,000
--------------------------------------------------------------------------------------------------------------------
Perrone, Stephen J.                       13,563                          292                     4,582       18,437
--------------------------------------------------------------------------------------------------------------------
Pius, Alan and Ann                         4,000                                                  2,000        6,000
--------------------------------------------------------------------------------------------------------------------
Plost, Barry (5)                           8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Popolow, Joseph                           18,851                        1,213                     7,666       27,730
--------------------------------------------------------------------------------------------------------------------
Proctor, Edward                           10,000                                                  5,000       15,000
--------------------------------------------------------------------------------------------------------------------
Prosperity Investments, Inc.              14,400        10,800                                                25,200
--------------------------------------------------------------------------------------------------------------------
Pumphrey, Robert E. Jr. MD
 Profit Sharing Plan                      36,000                                                 18,000       54,000
--------------------------------------------------------------------------------------------------------------------
Raskin, Laura and Julian A.                8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Regal Finance & Holdings, SA              14,000                                                  7,000       21,000
--------------------------------------------------------------------------------------------------------------------
River Investments & Holdings, Inc.        14,000                                                  7,000       21,000
--------------------------------------------------------------------------------------------------------------------
Romain, Gerald TTEE Profit Sharing Plan   10,000                                                  5,000       15,000
--------------------------------------------------------------------------------------------------------------------
Rothstein, Allan P.                       28,000                                                 14,000       42,000
--------------------------------------------------------------------------------------------------------------------
Rothstein, Stephen                        10,000                                                  5,000       15,000
--------------------------------------------------------------------------------------------------------------------
Sablowsky, Robert                                                                    5,000                     5,000
--------------------------------------------------------------------------------------------------------------------
Shiman, Stewart A.                        54,082                                                 18,421       72,503
--------------------------------------------------------------------------------------------------------------------
Silva, Rosalie and Jerry                  60,000        30,000                                   10,000      100,000
--------------------------------------------------------------------------------------------------------------------
Southern Medical Associates PA Money
 Purchase Pension Plan                    66,000                                                 33,000       99,000
--------------------------------------------------------------------------------------------------------------------
Spann, Samuel Jr.                          6,000                                                  3,000        9,000
--------------------------------------------------------------------------------------------------------------------
Sundlun, Stuart                                                                      1,200                     1,200
--------------------------------------------------------------------------------------------------------------------
Sundlun, Tracy Walter                     14,400        10,800                                                25,200
--------------------------------------------------------------------------------------------------------------------
Swaim, J. Roddy                           10,000                                                  5,000       15,000
--------------------------------------------------------------------------------------------------------------------
Tellinger, Billye                                                                                                  0
--------------------------------------------------------------------------------------------------------------------
Thomas, James Sr. IRA                     90,000                                                 45,000      135,000
--------------------------------------------------------------------------------------------------------------------
Walsh, John M.                             2,000                                                  1,000        3,000
--------------------------------------------------------------------------------------------------------------------
John M. Walsh Securities C.
 Profit Sharing Plan                      40,000                                                 20,000       60,000
--------------------------------------------------------------------------------------------------------------------
Walsh, Michael J.                          4,000         3,000                                                 7,000
--------------------------------------------------------------------------------------------------------------------
Walsh, Michael J. IRA                      4,000         3,000                                                 7,000
--------------------------------------------------------------------------------------------------------------------
Wanas Investment Ltd.                     80,000        60,000                                               140,000
--------------------------------------------------------------------------------------------------------------------
Weinstein, Robert                          3,520                                                               3,520
--------------------------------------------------------------------------------------------------------------------


TABLE I - SHARES AND SHARES UNDERLYING WARRANTS TO BE REGISTERED AND OFFERED BY THE SELLING SECURITYHOLDERS

                                                       SERIES G      SERIES H     SERIES I     SERIES J     TABLE I
SELLING SECURITYHOLDER                    SHARES       WARRANTS      WARRANTS     WARRANTS     WARRANTS      TOTAL
--------------------------------------------------------------------------------------------------------------------
Weinstock, Jerry                           8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Weinstock, Shelley and Steven              8,000         6,000                                                14,000
--------------------------------------------------------------------------------------------------------------------
Weissman Financial                       363,636                                                             363,636
--------------------------------------------------------------------------------------------------------------------
Williams, Gibbs A.                        18,460                                    10,000        9,230       37,690
--------------------------------------------------------------------------------------------------------------------
Wittenstein, Frederick M. IRA            133,045        99,784                                               232,829
--------------------------------------------------------------------------------------------------------------------
Wittenstein, Frederick M. Pension Plan                                                                             0
--------------------------------------------------------------------------------------------------------------------
Wolfenson, Dr. Gilbert B. IRA             16,000        12,000                                                28,000
--------------------------------------------------------------------------------------------------------------------
Wolfson Equities                          72,000        54,000                                               126,000
--------------------------------------------------------------------------------------------------------------------
Wood, Eugene W. IRA                       16,000                                                  8,000       24,000
--------------------------------------------------------------------------------------------------------------------
Worden, Andrew B. Retirement Plan          6,902         5,177                                                12,079
--------------------------------------------------------------------------------------------------------------------
Wright, Dickerson                          4,000                                                  2,000        6,000
--------------------------------------------------------------------------------------------------------------------
Wrigley Holdings, SA                      70,000                                    30,000       35,000      135,000
--------------------------------------------------------------------------------------------------------------------
  TOTALS                               5,734,479     2,136,878        283,333      171,200      727,083    9,052,973
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

     1. Prior to the commencement of this offering, Mr. Becker beneficially owned 5.02% of the Company's outstanding Common Stock.

     2. Prior to the commencement of this offering, Caside Associates beneficially owned 5.98% of the Company's outstanding Common Stock.

     3. Chemco, Inc. is controlled by Graydon H. Neher, a director of the Company.

     4.   Mr. Misukanis is a director of the Company.

     5.   Mr. Plost is a director of the Company.


TABLE II - SHARES AND SHARES UNDERLYING WARRANTS TO BE REGISTERED AND OFFERED BY THE SELLING SECURITYHOLDERS

                                                                                                     SHARES
                                                        PLACEMENT      OTHER                       OWNED AFTER
                                         TOTAL FROM      AGENT'S    WARRANTS AND                  COMPLETION OF
SELLING SECURITYHOLDER                    TABLE I       WARRANTS      OPTIONS      TOTAL SHARES    THE OFFER
---------------------------------------------------------------------------------------------------------------
Administrative Nominees, Inc.               45,000                                     45,000              0
---------------------------------------------------------------------------------------------------------------
Ahrens, Felice J. IRA                        6,000                                      6,000              0
---------------------------------------------------------------------------------------------------------------
Ahrens, Robert K. IRA                       30,000                                     30,000              0
---------------------------------------------------------------------------------------------------------------
Ally Capital Corporation                         0                     53,600          53,600              0
---------------------------------------------------------------------------------------------------------------
Alpert, Larry                                3,000                                      3,000              0
---------------------------------------------------------------------------------------------------------------
AMCO Reserves & Investments SA              15,000                                     15,000              0
---------------------------------------------------------------------------------------------------------------
Anderson, Roger                              6,000                                      6,000              0
---------------------------------------------------------------------------------------------------------------
Anglo Metal, Inc.                          127,693                                    127,693              0
---------------------------------------------------------------------------------------------------------------
Arel Company, The                           21,000                                     21,000              0
---------------------------------------------------------------------------------------------------------------
Beach Capital Reserves, Inc.                 6,000                                      6,000              0
---------------------------------------------------------------------------------------------------------------


TABLE II - SHARES AND SHARES UNDERLYING WARRANTS TO BE REGISTERED AND OFFERED BY THE SELLING SECURITYHOLDERS

                                                                                                     SHARES
                                                        PLACEMENT      OTHER                       OWNED AFTER
                                         TOTAL FROM      AGENT'S    WARRANTS AND                  COMPLETION OF
SELLING SECURITYHOLDER                    TABLE I       WARRANTS      OPTIONS      TOTAL SHARES    THE OFFER
---------------------------------------------------------------------------------------------------------------
Balle, Michael                              19,600                                     19,600              0
---------------------------------------------------------------------------------------------------------------
Barnett, Beatrice                            9,000                                      9,000              0
---------------------------------------------------------------------------------------------------------------
Becker, Beverly (Joint
Tenant with Melvin Weinstock)               14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Becker, Marshall M.                        277,613        40,002                      317,615              0
---------------------------------------------------------------------------------------------------------------
Becker, Stanley (1)                        346,532                                    346,532              0
---------------------------------------------------------------------------------------------------------------
Becker, Stanley IRA (1)                    348,004                                    348,004              0
---------------------------------------------------------------------------------------------------------------
Benenson Capital Company, The               65,800                                     65,800              0
---------------------------------------------------------------------------------------------------------------
Benjamin, Dr. Samuel E.                     28,000                                     28,000              0
---------------------------------------------------------------------------------------------------------------
Benjamin, Dr. Samuel E. IRA                495,600                                    495,600              0
---------------------------------------------------------------------------------------------------------------
Besen, Michael                               7,000                                      7,000              0
---------------------------------------------------------------------------------------------------------------
Blitstein, Murray IRA                       42,000                                     42,000              0
---------------------------------------------------------------------------------------------------------------
Boulter, David                              14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Bree, Robert L.                             14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Brook, Carol and Gordon                    139,836                                    139,836              0
---------------------------------------------------------------------------------------------------------------
Byrne, E. Blake                             28,000                                     28,000              0
---------------------------------------------------------------------------------------------------------------
Coast Business Credit                            0                     26,667          26,667              0
---------------------------------------------------------------------------------------------------------------
Caside Associates (2)                      468,000                    180,000         648,000        193,990
---------------------------------------------------------------------------------------------------------------
Chemco, Inc. (3)                            28,000                                     28,000              0
---------------------------------------------------------------------------------------------------------------
Clapp, Clarence P. and Doris E.            150,241                                    150,241              0
---------------------------------------------------------------------------------------------------------------
Claps, Vito & Maria                          6,000                                      6,000              0
---------------------------------------------------------------------------------------------------------------
Cohen, Saul                                 15,400                                     15,400              0
---------------------------------------------------------------------------------------------------------------
Combermere Corp. BSSC Master Defined
 Contribution Profit Sharing Plan          108,000                                    108,000              0
---------------------------------------------------------------------------------------------------------------
Doherty, George O.                          14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Dushey, Saul                                28,000                                     28,000              0
---------------------------------------------------------------------------------------------------------------
Dyke, Kermit                               112,896                                    112,896              0
---------------------------------------------------------------------------------------------------------------
Epinal Corporation                          25,200                                     25,200              0
---------------------------------------------------------------------------------------------------------------
First Equity Capital Securities, Inc.        3,218         6,436                        9,654              0
---------------------------------------------------------------------------------------------------------------
Friedland, Clifford A.                      28,000                                     28,000              0
---------------------------------------------------------------------------------------------------------------
Gale, James C.                              17,600                                     17,600              0
---------------------------------------------------------------------------------------------------------------
Gay, Robert J. IRA                          54,000                                     54,000              0
---------------------------------------------------------------------------------------------------------------
Gironta, Michael                            37,800                                     37,800              0
---------------------------------------------------------------------------------------------------------------

TABLE II - SHARES AND SHARES UNDERLYING WARRANTS TO BE REGISTERED AND OFFERED BY THE SELLING SECURITYHOLDERS

                                                                                                     SHARES
                                                        PLACEMENT      OTHER                       OWNED AFTER
                                         TOTAL FROM      AGENT'S    WARRANTS AND                  COMPLETION OF
SELLING SECURITYHOLDER                    TABLE I       WARRANTS      OPTIONS      TOTAL SHARES    THE OFFER
---------------------------------------------------------------------------------------------------------------
Geertz, Woodrow M.                          10,000                                     10,000              0
---------------------------------------------------------------------------------------------------------------
Gelin, Peter J.                                                        26,000          26,000              0
---------------------------------------------------------------------------------------------------------------
Glass, Eva D.                               12,000                                     12,000              0
---------------------------------------------------------------------------------------------------------------
Glassman, Beth IRA                          14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Glassman, Leonard                           33,000                                     33,000              0
---------------------------------------------------------------------------------------------------------------
Glassman, Steven                            28,000                                     28,000              0
---------------------------------------------------------------------------------------------------------------
Glassman, Steven IRA                        14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Global Asset Allocation Consultants        190,188                                    190,188              0
---------------------------------------------------------------------------------------------------------------
Goldberg, Steven L.                         14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Goldberg, Ted M.                            42,000                                     42,000              0
---------------------------------------------------------------------------------------------------------------
Goldsmith, Mark D.                             250           500                          750              0
---------------------------------------------------------------------------------------------------------------
Greenberg, Charles L. and Donna             17,600                                     17,600              0
---------------------------------------------------------------------------------------------------------------
Grills, Ralph J. Jr.                       168,000                                    168,000              0
---------------------------------------------------------------------------------------------------------------
Gruntal & Co.                                9,680                                      9,680              0
---------------------------------------------------------------------------------------------------------------
Harborside Associates                      320,600                                    320,600              0
---------------------------------------------------------------------------------------------------------------
Heptagon Investments Ltd.                   48,000                                     48,000              0
---------------------------------------------------------------------------------------------------------------
Hest, Lionel G. and Amy                     10,000                                     10,000              0
---------------------------------------------------------------------------------------------------------------
Holstein, Barrie and Scott                  21,000                                     21,000              0
---------------------------------------------------------------------------------------------------------------
Homiak, Michael J.                          18,197                                     18,197              0
---------------------------------------------------------------------------------------------------------------
Hughes, James C. III TTEE Profit
  Sharing Trust                             27,000                                     27,000              0
---------------------------------------------------------------------------------------------------------------
Iovine, Vincent J.                          12,074         2,374                       14,448              0
---------------------------------------------------------------------------------------------------------------
The Jaguar Investment Group                 33,000                                     33,000              0
---------------------------------------------------------------------------------------------------------------
Johnson, Howard                              9,000                                      9,000              0
---------------------------------------------------------------------------------------------------------------
Johnson, Kim                                10,856                                     10,856              0
---------------------------------------------------------------------------------------------------------------
Jurman, Edward                               3,000                                      3,000              0
---------------------------------------------------------------------------------------------------------------
Kantor, Robert                              64,400                                     64,400              0
---------------------------------------------------------------------------------------------------------------
Kaplowitz, Gary                             27,000                                     27,000              0
---------------------------------------------------------------------------------------------------------------
Kilmartin, John D.                          42,000                                     42,000              0
---------------------------------------------------------------------------------------------------------------
Kim, Charles IRA                            35,000                                     35,000              0
---------------------------------------------------------------------------------------------------------------
Kim, Y.J. Trust                            168,000                                    168,000              0
---------------------------------------------------------------------------------------------------------------
Kinston Pathology PA Profit
  Sharing Plan                              27,000                                     27,000              0
---------------------------------------------------------------------------------------------------------------
Kleinberg, Douglas                             880                                        880              0
---------------------------------------------------------------------------------------------------------------

TABLE II - SHARES AND SHARES UNDERLYING WARRANTS TO BE REGISTERED AND OFFERED BY THE SELLING SECURITYHOLDERS

                                                                                                     SHARES
                                                        PLACEMENT      OTHER                       OWNED AFTER
                                         TOTAL FROM      AGENT'S    WARRANTS AND                  COMPLETION OF
SELLING SECURITYHOLDER                    TABLE I       WARRANTS      OPTIONS      TOTAL SHARES    THE OFFER
---------------------------------------------------------------------------------------------------------------
Korman, Lance Stuart                        14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Kreissman, James G.                         28,000                                     28,000              0
---------------------------------------------------------------------------------------------------------------
Kreissman, Robert H.                        28,000                                     28,000              0
---------------------------------------------------------------------------------------------------------------
Krieger, Robert S.                          14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
KTB Enterprises                              9,000                                      9,000              0
---------------------------------------------------------------------------------------------------------------
Latshaw, John                               22,600                                     22,600              0
---------------------------------------------------------------------------------------------------------------
Lattanzio, Steve                            13,692                                     13,692              0
---------------------------------------------------------------------------------------------------------------
Latter, David                               28,000                                     28,000              0
---------------------------------------------------------------------------------------------------------------
Lauratex Fabrics, Inc. Pension Plan         14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Lee, Dr. Tzium Shou IRA                    270,200                                    270,200              0
---------------------------------------------------------------------------------------------------------------
Leotta, Jospeh B.                           37,654                                     37,654              0
---------------------------------------------------------------------------------------------------------------
Levine, Kenneth R.                         277,612        40,000                      317,612              0
---------------------------------------------------------------------------------------------------------------
Levitin, Eli                                14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Libsohn, David & Mitzi                       3,000                                      3,000              0
---------------------------------------------------------------------------------------------------------------
Lubliner, Jerry                             14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Lyons, James V. IRA                         33,000                                     33,000              0
---------------------------------------------------------------------------------------------------------------
Malinow, Gerald                             15,000                                     15,000              0
---------------------------------------------------------------------------------------------------------------
Marigold Corp.                               9,000                                      9,000              0
---------------------------------------------------------------------------------------------------------------
McConnaughy, J.E., Jr. (1)                 575,400                                    575,400              0
---------------------------------------------------------------------------------------------------------------
Merhab, Marlan M.                            6,000                                      6,000              0
---------------------------------------------------------------------------------------------------------------
Metwalli, Ahmed                             30,000                                     30,000              0
---------------------------------------------------------------------------------------------------------------
Mincey, John                                18,260        36,520                       54,780              0
---------------------------------------------------------------------------------------------------------------
Mind Works Capital Corp.                   184,800                                    184,800              0
---------------------------------------------------------------------------------------------------------------
Misukanis, Jerome B. (4)                     6,000                     12,000          18,000              0
---------------------------------------------------------------------------------------------------------------
Morales, Ibra                               28,000                                     28,000              0
---------------------------------------------------------------------------------------------------------------
Moysak, Thomas J.                              293           586                          879              0
---------------------------------------------------------------------------------------------------------------
Nathanson, Barry F.                        275,001                                    275,001              0
---------------------------------------------------------------------------------------------------------------
NCO Investors III, L.P.                     60,000                                     60,000
---------------------------------------------------------------------------------------------------------------
Nevada Recycling Corporation                     0                     20,000          20,000              0
---------------------------------------------------------------------------------------------------------------
Nevo, Aviv                                  16,994                                     16,994              0
---------------------------------------------------------------------------------------------------------------
Northeast Securities, Inc.                  59,277        10,462                       69,739              0
---------------------------------------------------------------------------------------------------------------
O'Shea, John P.                             90,000                                     90,000              0
---------------------------------------------------------------------------------------------------------------
Ong, Beale H. Pension Plan & Trust          54,000                                     54,000              0
---------------------------------------------------------------------------------------------------------------

TABLE II - SHARES AND SHARES UNDERLYING WARRANTS TO BE REGISTERED AND OFFERED BY THE SELLING SECURITYHOLDERS

                                                                                                     SHARES
                                                        PLACEMENT      OTHER                       OWNED AFTER
                                         TOTAL FROM      AGENT'S    WARRANTS AND                  COMPLETION OF
SELLING SECURITYHOLDER                    TABLE I       WARRANTS      OPTIONS      TOTAL SHARES    THE OFFER
---------------------------------------------------------------------------------------------------------------
Palomares, Bernabe P. IRA                   69,000                                     69,000              0
---------------------------------------------------------------------------------------------------------------
Palomares, Elba B. IRA                      54,000                                     54,000              0
---------------------------------------------------------------------------------------------------------------
Parsons, Frederick C. III, PA
  Profit Sharing Plan                       54,000                                     54,000              0
---------------------------------------------------------------------------------------------------------------
Pellett Investments                         19,408                                     19,408              0
---------------------------------------------------------------------------------------------------------------
Pellillo, Domenic IRA                        9,000                                      9,000              0
---------------------------------------------------------------------------------------------------------------
Perrone, Stephen J.                         18,437           584                       19,021              0
---------------------------------------------------------------------------------------------------------------
Pius, Alan and Ann                           6,000                                      6,000              0
---------------------------------------------------------------------------------------------------------------
Plost, Barry (5)                            14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Popolow, Joseph                             27,730         2,426                       30,156              0
---------------------------------------------------------------------------------------------------------------
Proctor, Edward                             15,000                                     15,000              0
---------------------------------------------------------------------------------------------------------------
Prosperity Investments, Inc.                25,200                                     25,200              0
---------------------------------------------------------------------------------------------------------------
Pumphrey, Robert E. Jr. MD
  Profit Sharing Plan                       54,000                                     54,000              0
---------------------------------------------------------------------------------------------------------------
Raskin, Laura and Julian A.                 14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Regal Finance & Holdings, SA                21,000                                     21,000              0
---------------------------------------------------------------------------------------------------------------
River Investments & Holdings, Inc.          21,000                                     21,000              0
---------------------------------------------------------------------------------------------------------------
Romain, Gerald TTEE Profit Sharing Plan     15,000                                     15,000              0
---------------------------------------------------------------------------------------------------------------
Rothstein, Allan P.                         42,000                                     42,000              0
---------------------------------------------------------------------------------------------------------------
Rothstein, Stephen                          15,000                                     15,000              0
---------------------------------------------------------------------------------------------------------------
Sablowsky, Robert                            5,000                                      5,000              0
---------------------------------------------------------------------------------------------------------------
Shiman, Stewart A.                          72,503                                     72,503              0
---------------------------------------------------------------------------------------------------------------
Silva, Rosalie and Jerry                   100,000                                    100,000              0
---------------------------------------------------------------------------------------------------------------
Southern Medical Associates PA
  Money Purchase Pension Plan               99,000                                     99,000              0
---------------------------------------------------------------------------------------------------------------
Spann, Samuel Jr.                            9,000                                      9,000              0
---------------------------------------------------------------------------------------------------------------
Sundlun, Stuart                              1,200                                      1,200              0
---------------------------------------------------------------------------------------------------------------
Sundlun, Tracy Walter                       25,200                                     25,200              0
---------------------------------------------------------------------------------------------------------------
Swaim, J. Roddy                             15,000                                     15,000              0
---------------------------------------------------------------------------------------------------------------
Tellinger, Billye                                                      26,000          26,000              0
---------------------------------------------------------------------------------------------------------------
Thomas, James Sr. IRA                      135,000                                    135,000              0
---------------------------------------------------------------------------------------------------------------
Walsh, John M.                               3,000                                      3,000              0
---------------------------------------------------------------------------------------------------------------
John M. Walsh Securities C.
  Profit Sharing Plan                       60,000                                     60,000              0
---------------------------------------------------------------------------------------------------------------
Walsh, Michael J.                            7,000                                      7,000              0
---------------------------------------------------------------------------------------------------------------

TABLE II - SHARES AND SHARES UNDERLYING WARRANTS TO BE REGISTERED AND OFFERED BY THE SELLING SECURITYHOLDERS

                                                                                                     SHARES
                                                        PLACEMENT      OTHER                       OWNED AFTER
                                         TOTAL FROM      AGENT'S    WARRANTS AND                  COMPLETION OF
SELLING SECURITYHOLDER                    TABLE I       WARRANTS      OPTIONS      TOTAL SHARES    THE OFFER
---------------------------------------------------------------------------------------------------------------
Walsh, Michael J. IRA                        7,000                                      7,000              0
---------------------------------------------------------------------------------------------------------------
Wanas Investment Ltd.                      140,000                                    140,000              0
---------------------------------------------------------------------------------------------------------------
Weinstein, Robert                            3,520                                      3,520              0
---------------------------------------------------------------------------------------------------------------
Weinstock, Jerry                            14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Weinstock, Shelley and Steven               14,000                                     14,000              0
---------------------------------------------------------------------------------------------------------------
Weissman Financial                         363,636                                    363,636              0
---------------------------------------------------------------------------------------------------------------
Williams, Gibbs A.                          37,690                                     37,690              0
---------------------------------------------------------------------------------------------------------------
Wittenstein, Frederick M. IRA              232,829                                    232,829              0
---------------------------------------------------------------------------------------------------------------
Wittenstein, Frederick M. Pension Plan           0                                          0              0
---------------------------------------------------------------------------------------------------------------
Wolfenson, Dr. Gilbert B. IRA               28,000                                     28,000              0
---------------------------------------------------------------------------------------------------------------
Wolfson Equities                           126,000                                    126,000              0
---------------------------------------------------------------------------------------------------------------
Wood, Eugene W. IRA                         24,000                                     24,000              0
---------------------------------------------------------------------------------------------------------------
Worden, Andrew B. Retirement Plan           12,079                                    12,079               0
---------------------------------------------------------------------------------------------------------------
Wright, Dickerson                            6,000                                      6,000              0
---------------------------------------------------------------------------------------------------------------
Wrigley Holdings, SA                       135,000                                    135,000              0
---------------------------------------------------------------------------------------------------------------
    TOTALS                               9,052,973       139,890      344,267       9,537,130        193,990
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

     1. Prior to the commencement of this offering, Mr. Becker beneficially owned 5.01% of the Company's outstanding Common Stock.

     2. Prior to the commencement of this offering, Caside Associates beneficially owned 5.98% of the Company's outstanding Common Stock.

     3. Chemco, Inc. is controlled by Graydon H. Neher, a director of the Company.

     4.   Mr. Misukanis is a director of the Company.

     5.   Mr. Plost is a director of the Company.



                           DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

     The Company is authorized to issue up to 50,000,000 shares of Common Stock, $.001 par value. At October 31, 1996, 13,911,974 shares of Common Stock were outstanding. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and non-assessable shares. On liquidation of the Company, each holder of Common Stock is entitled to receive a pro rata share of the Company's assets available for distribution to common shareholders after payments with respect to the preferential rights of the Company's then outstanding preferred stock, if any.

     Unless the holder is a "Substantial Stockholder" (as discussed below under "Anti-Takeover Provisions"), all shares of Common Stock have equal voting rights and have one vote per share in all matters to be voted upon by shareholders. Cumulative voting in the election of directors is not allowed, which means that the holders of a majority of the outstanding shares represented at any meeting at which a quorum is present will be able to elect all of the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any directors.

     A vote by the holders of a majority of the shares of Common Stock present at a meeting at which a quorum is present is necessary to take action, except for certain extraordinary matters which require the approval of a majority of the outstanding shares of voting stock.

PREFERRED STOCK

     The Company is authorized to issue up to a total of 10,000,000 shares of preferred stock, no par value, issuable in one or more series designated by the Board of Directors. Material provisions concerning the terms of any series of preferred stock which may be issued, such as dividend rate, conversion features and voting rights, are to be determined by the Board of Directors of the Company at the time of such issuance. The ability of the Board to issue preferred stock could also be used by it as a means for resisting a change of control of the Company and, therefore, can be considered an "anti-takeover" device.

ANTI-TAKEOVER PROVISIONS

     The Company's Amended and Restated Articles of Incorporation authorize the Company's Board of Directors to limit the voting rights of any person or entity that becomes a "Substantial Stockholder," defined as any stockholder designated by the Board of Directors who is the direct or indirect beneficial owner of 10% or more of the Company's Common Stock, including shares of Common Stock which may be issuable pursuant to any agreement or upon the exercise of conversion rights, options or warrants. All shares of Common Stock beneficially owned by a Substantial Stockholder in excess of 10% will not be entitled to any voting rights and will be deemed not outstanding for purposes of determining a quorum. As of the date of this Prospectus, the Company's Board of Directors had not determined any person or entity to be a Substantial Stockholder.

     In addition to restricting the voting rights of a Substantial Stockholder, the Company has the right to redeem all or a portion of the Common Stock beneficially owned by a Substantial Stockholder at a redemption price equal to the lesser of the average market price of the shares for each of the preceding 30 days prior to the date of the written redemption notice or the average market price of the shares for each of the 30 trading days during which shares of the Common Stock have been traded immediately preceding the date upon which the Substantial Stockholder beneficially owned more than 5% of the issued and outstanding Common Stock. A Substantial Stockholder has no rights, voting or otherwise, regarding shares subject to a redemption notice.

     The Company's Board of Directors has adopted an amendment to its Articles of Incorporation to eliminate these provisions. This amendment will be submitted to the Company's shareholders for approval at the 1996 annual meeting of shareholders. The amendment will require the affirmative vote of holders of two-thirds of the outstanding Common Stock and, if any preferred stock is outstanding, two-thirds of the outstanding preferred stock.

WARRANTS

     The Company has the following outstanding warrants to acquire an aggregate of 4,099,584 shares of Common Stock:

                                                                                              COMMON STOCK
                         EXPIRATION     EXERCISE                      SECURITIES ISSUABLE       ISSUABLE
   TITLE OR SERIES          DATE         PRICE      OUTSTANDING          UPON EXERCISE        UPON EXERCISE
-----------------------  ----------     --------    -----------     -----------------------   -------------
      Series A               (1)         $37.50         22,969      1 share of Common Stock         22,969
                                                                    and 1 Series B Warrant
      Series B               (2)         $75.00         22,969           Common Stock               22,969
  Series G (3)(7)         November       $ 6.50      2,136,878           Common Stock            2,136,878
                          ___, 1999
                             (8)
      Series H               (4)         $ 6.50        283,333           Common Stock              283,333


                                      49

      Series I            November       $  .30        171,200           Common Stock              171,200
                          ___, 1999
                             (8)
  Series J (5)(7)         November       $ 6.50        727,078           Common Stock              727,078
                          ___, 1999
                             (8)
   Series K (6)           July 17,       $ 5.57        315,000           Common Stock              315,000
                           2001
   Ally Capital           11/3/99        $ 5.00         53,600           Common Stock               53,600
Coast Business Credit     8/4/2001       $ 3.75         26,667           Common Stock               26,667
  Caside Associates        1/5/98        $ 7.50        180,000           Common Stock              180,000
   Nevada Recycling        1/4/04        $ 1.25         20,000           Common Stock               20,000
  Placement Agent's       1/31/99        $ 2.75         65,445      2 Shares of Common Stock       130,890
                                                                     and 1 Series H Warrant
  Placement Agent's       4/8/99         $ 2.75          4,500      2 Shares of Common Stock         9,000
                                                                     and 1 Series H Warrant
                                                     ---------                                   ---------
  Total Outstanding                                  4,029,639                                   4,099,584
                                                     ---------                                   ---------
                                                     ---------                                   ---------

--------------
(1) Exercisable for a three-year period commencing on the effective date of a registration statement covering the Series A Warrants or the shares issuable upon their exercise.
(2) Exercisable for a three-year period commencing on the effective date of a registration statement covering the Series B Warrants or the shares issuable upon their exercise.
(3) 30,000 outstanding Series G Warrants currently have an exercise price of $4.00 per share.
(4) 213,388 Series H Warrants expire on July 17, 1999. The remaining Series H Warrants will be exercisable for a three-year period commencing on the exercise of the Placement Agent's Warrants.
(5) 40,665 outstanding Series J Warrants currently have an exercise price of $4.00 per share.
(6)  Exercisable commencing July 17, 1997.
(7) The Series G and Series J Warrants are subject to redemption by the Company at $.25 per warrant at any time after July 17, 1997 provided the market price of the Common Stock exceeds 133% of the then-effective exercise price of the warrants for ten consecutive trading days.
(8)  Three years after the date of this Prospectus.

STOCK OPTIONS

     The Company has granted options to purchase an aggregate of 983,996 shares of Common Stock at exercise prices ranging from $.90 to $6.25 per share, including options to Messrs. Wiens, Price, Misukanis, Neher and Plost to purchase 300,000, 450,000, 5,000, 5,000 and 5,000 shares of Common Stock, respectively, at an exercise price of $2.87 per share. See "Management--Stock Option Plans."

TRANSFER AGENT

     The transfer agent for the Company's Common Stock and warrant agent for the Company's warrants is American Securities Transfer, Inc., 938 Quail Street, Suite 101, Lakewood, Colorado 80215.

                       SHARES ELIGIBLE FOR FUTURE SALE

     As of October 31, 1996, the Company has 13,911,974 outstanding shares of Common Stock. Of these shares, the 9,777,574 shares of Common Stock being offered by the Selling Securityholders in the Offering will be freely tradeable under the Securities Act, except for any shares held by "affiliates" of the Company, as that term is defined under the Securities Act and the regulations promulgated thereunder (an "Affiliate"). The remaining shares (the "Restricted Shares") held by existing stockholders were sold by the Company in reliance on exemptions from the registration requirements of the Securities Act and are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act.

     In general, under Rule 144, as currently in effect, any holder of Restricted Shares, including an Affiliate of the Company, as to which at least two years have elapsed since the later of the date of the acquisition of such Restricted Shares from the Company or an Affiliate, is entitled within any three-month period to sell a number of shares that does not exceed the greater of 1% of the then-outstanding shares of Common Stock or the average weekly trading volume of the Common Stock in the Nasdaq National Market during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. Affiliates of the Company must comply with the requirements of Rule 144 (except for the two-year holding period requirement) in order to sell shares of Common Stock which are not "restricted securities" (such as shares acquired by Affiliates in the Offering).

     Further, under Rule 144(k) a person who holds Restricted Shares as to which at least three years have elapsed since the date of their acquisition from the Company or an Affiliate, and who is not deemed to have been an Affiliate of the Company at any time during the three months preceding a sale, is entitled to sell such shares under Rule 144 without regard to volume limitations, manner of sale provisions, notice requirements or availability of current public information concerning the Company.

LOCK-UP AGREEMENTS

     As described below, substantially all of the Shares being offered by the Selling Securityholders are subject to lock-up agreements with the Company that limit the number of Shares that may be sold by them during a given period of time.

     SERIES G AND SERIES J WARRANTHOLDERS

     Of the Shares being offered by the Selling Securityholders, 5,779,407 shares of Common Stock and 2,813,924 shares of common stock underlying the Series G and Series J Warrants are subject to lock-up agreements in favor of the Company which provide that, commencing on June 30, 1996 (the "Commencement Date"): (i) none of such shares, warrants or options may, without the prior written consent of the Company, be sold, exercised or otherwise disposed of for a period of four months following the Commencement Date; (ii) during November 1996, each such Selling Securityholder will sell no more than 5% of their shares of Common Stock and, commencing on November 1, 1996, each such Selling Securityholder may exercise the Warrants held by such holder and the shares of Common Stock received upon such exercise will not be subject to any lock-up provisions; (iii) during December 1996, each such Selling Securityholder will sell no more than 7.5% of the shares of Common Stock held by such holder; (iv) during each month commencing with January 1, 1996 and ending June 30, 1997, each such Selling Securityholder will be permitted to sell no more than 15% of the shares of Common Stock owned by such holder; and (v) after June 30, 1996, the shares of Common Stock will no longer be subject to any lock-up provisions.

     PLACEMENT AGENTS

     The remaining 304,700 shares of Common Stock received upon the exchange of certain Placement Agent's warrants concurrently with the closing of the Company's Public Offering are subject to a lockup provisions which provide that the holders of these shares may sell no more than 20% of such shares during any thirty-day period through July 23, 1997.

     CASIDE ASSOCIATES

     Of the 625,990 shares held by Caside Associates, 304,444 are subject to a lockup provision which prohibits the sale or transfer of these shares until November 1, 1996.

     ANGLO IRON & METAL

     Of the 227,693 shares of Common Stock issued by the Company in connection with the purchase of Anglo Iron & Metals in December 1995, 127,693 are being offered by Anglo Metal, Inc. as a Selling Securityholder. Pursuant to the terms of the its subscription agreement with the Company, Anglo Metal, Inc. may sell shares valued up to $35,000 per month, based upon the market price of such shares on the date of sale, until such time as all 127,693 held by it are sold.

     OFFICER'S AND DIRECTORS

     In addition to the lock-up agreements with the Selling Securityholders relating to the Shares offered hereby, the 2,478,003 shares of Common Stock (including shares underlying outstanding options) held by the Company's officers and directors are subject to lock-up agreements in favor of the Underwriter for the Public Offering which provide that none of such shares may, without the prior written consent of the Underwriter, be sold or otherwise disposed of for a period of 12 months from the date of this Prospectus. Upon the expiration of the lock-up agreements, all of such shares will be eligible for resale in the public market subject to the provisions of Rule 144. The Underwriter may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to the lock-up agreements.

REGISTRATION RIGHTS

     As described below, the holders of certain shares of the Company's Common Stock and certain outstanding warrants and options are entitled to certain rights with respect to the registration under the Securities Act of their shares of Common Stock (the "Registerable Common Stock") or the shares of Common Stock issuable upon exercise of their warrants or options (the "Registerable Warrant Stock"). These rights are granted under the terms of agreements between the Company and the holders of the Registerable Common Stock or the Registerable Warrant Stock. In connection with such rights, the Company has agreed to pay all registration expenses, other than fees of the holder's own counsel, transfer taxes, and underwriting discounts and commissions payable in connection with the registration of any shares of Registerable Common Stock or Registerable Warrant Stock. In addition, the Company has agreed to indemnify the holders of such securities against certain liabilities arising under the Securities Act.

     REQUIRED REGISTRATION

     The Selling Securityholders are offering for sale 5,047,223 shares of Registerable Common Stock and 3,123,049 shares of Registerable Warrant Stock pursuant to registration rights previously granted by the Company. These registration rights generally require the Company file and to cause to become effective a registration statement covering these shares of Registration Common Stock and Registerable Warrant Stock on or before September 30, 1996 and to keep registration statement effective for a period of up to three years, otherwise the exercise price of the related warrants will be reduced.

     PIGGYBACK REGISTRATION

     Whenever the Company proposes to register any shares of Common Stock, the Company is required to give notice to the holders of 836,823 shares of Registerable Warrant Stock who have the right to include such shares in the registration statement ("Piggyback Registration Rights"). The Selling Securityholders are offering 376,812 shares of registerable common stock and 920,046 shares of Registerable Warrant Stock pursuant to the exercise of their Piggyback Registration Rights.

     Upon expiration of the registration statement filed under the Company's registration obligation described in the preceding section, the holders of the Registerable Common Stock and Registerable Warrant Stock included therein have limited Piggyback Registration Rights.

     The Piggyback Registration Rights are subject to certain conditions, including the ability of an underwriter to limit the number of shares of Registerable Common Stock and Registerable Warrant Stock included in the registration statement or to exclude certain shares of Registrable Common Stock or Registerable Warrant Stock from the Registration Statement.

     DEMAND REGISTRATION

     Holders of 479,586 shares of Registerable Warrant Stock are entitled to require the Company to use its reasonable best efforts to register such shares at the Company's expense within 150 to 180 days of their demand ("Demand Registration Rights"). The Demand Registration Rights may only be exercised once.

                              PLAN OF DISTRIBUTION

     The Shares from time to time may be offered for sale either directly by the Selling Securityholders or by their pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or in negotiated transactions. Sales of Shares in the over-the-counter market may be by means of one or more of the following: (a) a block trade in which a broker or dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchase by a dealer as principal and resale by such dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     Substantially all of the Selling Securityholders are subject to lock-up agreement with the Company that limit the number of Shares that may be sold by them during a given period of time. See "Shares Eligible for Future Sale - Lock-Up Agreements."

     The Selling Securityholders have agreed not to sell their Shares offered hereby if an underwriter of the Company's securities requests that no sales of securities be made during the course of an offering by the Company. In addition, the Selling Securityholders have agreed not to sell the Shares offered hereby during the time of any distribution of the Company's securities or while the Company is repurchasing its securities if sales by the Selling Securityholders during such times would violate federal securities laws.

     Except as set forth above, the Selling Securityholders have advised the Company that they have made no arrangement or agreements with any underwriters, brokers or dealers regarding the resale of the Shares prior to the effective date of this Prospectus. The Selling Securityholders may pay commissions or allow discounts to any brokers or dealers participating in the resale of the Shares, which commissions or discounts may be less than or in excess of the customary rates of such brokers or dealers for similar transactions. The Shares will be sold at market prices prevailing at the time of sale or at negotiated prices which, in the case of Weissman Financial, will be not less than prevailing market prices.

     The Selling Securityholders that participate in sales of the Shares and any underwriters, brokers or dealers engaged by them may be deemed underwriters, and any profits on sales of the Shares by them and any discounts, commissions or concessions received by any Selling Securityholder or underwriter, broker or dealer may be deemed to be underwriting discounts or commissions under the Securities Act.

     Upon the Company being notified by a Selling Securityholder that any material arrangement has been entered into with an underwriter, broker or dealer for the sale of the Shares through a secondary distribution or a purchase by an underwriter, broker or dealer, a supplemented prospectus will be filed, if required, disclosing such of the following information as the Company believes appropriate: (i) the name of each such Selling Securityholder and of the participating underwriter, broker or dealer; (ii) the number of Shares involved; (iii) the price at which such Shares were sold; (iv) the commissions paid or discounts or concessions allowed to such underwriter, broker or dealer and (v) other facts material to the transaction.

     The Company has agreed to indemnify the Selling Securityholders, and the Selling Securityholders have agreed to indemnify the Company, against certain civil liabilities, including liabilities under the Securities Act.

     The Company is offering the Shares to the holders of the Warrants and will amend or supplement this Prospectus, from time to time, to reflect the exercise of Warrants by the holders thereof and to permit the public sale of the Shares.

     The Company is unable to predict the effect which sales of the Shares offered hereby might have upon the Company's ability to raise further capital.

     The Company will pay all of the expenses incident to the offering and sale of the Shares to the public other than commissions and discounts of underwriters, dealers or agents.

     In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in such states or an exemption from registration or qualification is available and complied with.

                               LEGAL MATTERS

     The legality of the shares of Common Stock being offered will be passed on for the Company by Friedlob Sanderson Raskin Paulson & Tourtillott, LLC, Denver, Colorado.

                                 EXPERTS

     The financial statements of the Company for the years ended September 30, 1993 and 1994 appearing in this Prospectus have been audited by AJ. Robbins, P.C., independent certified public accountants, as stated in their report appearing herein, and have been so included herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing. The financial statements of the Company for the year ended September 30, 1995 have been audited by BDO Seidman, LLP, independent certified public accountants, as stated in their report appearing herein, and have been so included herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

     The financial statements of Anglo Metal, Inc., d/b/a Anglo Iron & Metal for the years ended December 31, 1993, 1994 and 1995 appearing in this Prospectus have been audited by AJ. Robbins, P.C., independent certified public accountants, as stated in their report appearing herein, and have been so included herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

     The financial statements of Mid-America Shredding for the year ended December 31, 1995 appearing in this Prospectus have been audited by AJ. Robbins, P.C., independent certified public accountants, as stated in their report appearing herein, and have been so included herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

     The financial statements of Weissman Iron & Metal, a division of Weissman Industries, Inc. for the years ended December 31, 1993, 1994 and 1995, appearing in this Prospectus have been audited by AJ. Robbins, P.C., independent certified public accountants, as stated in their report appearing herein, and have been so included herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                     CHANGE IN INDEPENDENT ACCOUNTANTS

     The Company engaged BDO Seidman, LLP on March 25, 1996, to serve as its independent auditors, replacing AJ. Robbins, P.C., who was dismissed as the Company's independent auditors on March 25, 1996. This change in independent auditors was recommended by the audit committee of the Company's Board of Directors and approved by the Company's Board of Directors. During the past two fiscal years through March 25, 1996, AJ. Robbins, P.C.'s report on the financial statements of the Company neither contained any adverse opinion or disclaimer of opinion nor was qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between the Company and AJ. Robbins, P.C. on any matters of accounting principles or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of

AJ. Robbins, P.C., would have caused them to make reference to the subject matter of the disagreement in their report.

  DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                              LIABILITIES

     The Company, its underwriter for the Public Offering and the Selling Securityholders have agreed to indemnify each other, including the Company's directors, officers and each person who controls the Company (within the meaning of the Securities Act) against certain liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to these agreements, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                          INDEX TO FINANCIAL STATEMENTS


RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


  Financial Statements:

  Pro Forma Explanatory Headnote........................................  F-3
  For the Year Ended September 30, 1995 (Unaudited)
    Unaudited Pro Forma Consolidated Statement of Operations............  F-6
  For the Nine Months Ended June 30, 1996 (Unaudited)
    Unaudited Pro Forma Consolidated Balance Sheet...................... F-10
    Unaudited Pro Forma Consolidated Statement of Operations............ F-12
  Notes to Pro Forma Consolidated Financial Statements.................. F-15

RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

  Report of Independent Certified Public Accountants.................... F-17
  Report of Independent Certified Public Accountants.................... F-18
  Financial Statements:
    Consolidated Balance Sheets......................................... F-19
    Consolidated Statements of Operations............................... F-22
    Consolidated Statement of Stockholders' Equity (Deficit)............ F-24
    Consolidated Statements of Cash Flows............................... F-26
    Notes to Consolidated Financial Statements.......................... F-28

ANGLO METAL, INC., dba ANGLO IRON & METAL

  Report of Independent Certified Public Accountants.................... F-52
  Financial Statements:
    Balance Sheets...................................................... F-53
    Statements of Operations............................................ F-55
    Statement of Changes in Stockholders' Equity........................ F-56
    Statements of Cash Flows............................................ F-57
    Notes to Financial Statements....................................... F-58

MID-AMERICA SHREDDING, INC.

  Report of Independent Certified Public Accountants.................... F-67
  Financial Statements:
    Balance Sheet....................................................... F-68
    Statement of Operations............................................. F-69
    Statement of Changes in Stockholders' Equity........................ F-70
    Statement of Cash Flows............................................. F-71
    Notes to Financial Statements....................................... F-72

                        INDEX TO FINANCIAL STATEMENTS


WEISSMAN IRON & METAL, A DIVISION OF WEISSMAN INDUSTRIES, INC.

  Report of Independent Certified Public Accountants.................... F-77
  Financial Statements:
    Balance Sheets...................................................... F-78
    Statements of Operations............................................ F-79
    Statement of Changes in Division Equity............................. F-80
    Statements of Cash Flows............................................ F-81
  Notes to Financial Statements......................................... F-83

                RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

                PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                             EXPLANATORY HEADNOTE

INTRODUCTION

     The following unaudited pro forma condensed consolidated financial statements give effect to the acquisitions by Recycling Industries, Inc. (the Company) of the entities detailed below and are based on the estimates and assumptions set forth herein and in the notes to such statements. This pro forma information has been prepared utilizing the historical financial statements and notes thereto, which are incorporated by reference herein. The pro forma financial data does not purport to be indicative of the results which actually would have been obtained had the acquisitions been effected on the dates indicated or the results which may be obtained in the future.

     The pro forma consolidated balance sheet assumes the acquisition of Weissman was consummated at June 30, 1996. The pro forma consolidated statement of operations for the year ended September 30, 1995 includes the operating results of the Company for such period and the operating results of Anglo, Mid-America and Weissman for the 12 months ended December 31, 1995. The pro forma consolidated statement of operations for the nine months ended June 30, 1996 includes the operating results of the Company, Anglo, Mid-America and Weissman for such period. The operating results of Anglo, Mid-America and Weissman for the three months beginning October 1, 1995 and ending December 31, 1995 have been included in the pro forma consolidated statement of operations for both the year ended September 30, 1995 and the nine months ended June 30, 1996.

     ANGLO METAL, INC. DBA ANGLO IRON & METAL

     On December 11, 1995, the Company acquired substantially all of the assets and the business of Anglo Metal, Inc. dba Anglo Iron & Metal (Anglo). The assets acquired from Anglo consisted of a heavy duty automotive shredder, inventories, metals shearing equipment, balers, heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals. The Company also purchased from Anglo certain real property, buildings and leasehold improvements used in the business of recycling ferrous and non-ferrous metals.

     The purchase price for Anglo was $6,065,000 comprised of: $2,079,000 in cash; a $1,865,000 note which is to be paid in ten equal monthly installments of $186,500 beginning in February 1996; a $446,000 secured promissory note payable in 60 consecutive monthly installments of $9,000; a $750,000 unsecured note payable in 72 equal consecutive monthly installments of $10,400; and 227,693 shares of the Company's common stock (Common Stock) valued at $925,000.

     Of the cash paid at the closing of the acquisition, $1,800,000 was obtained through a sale-leaseback transaction with Ally Capital Corporation, collateralized by all of Anglo's machinery and equipment, accounts receivable and inventories, which has been recorded as a capital lease. The terms of the sale-leaseback provide for 60 consecutive monthly lease payments of $41,000 with a bargain purchase option at the end of the lease term. The lease contains numerous covenants for maintaining certain financial ratios and earnings levels. The remaining $279,000 paid at closing was obtained from the operating cash reserves and working capital of the Company.

                RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

                             EXPLANATORY HEADNOTE

     The purchase price for Anglo has been allocated as follows:

     Equipment under capital lease.........................  $ 1,800,000
     Contract to purchase land and buildings...............       70,000
     Covenant not to compete...............................    1,000,000
     Inventories...........................................    1,365,000
     Purchase price in excess of net assets acquired.......    1,830,000
                                                             -----------
       Total purchase price................................    6,065,000
     Notes payable.........................................   (3,061,000)
     Common Stock..........................................     (925,000)
                                                             -----------
       Cash paid at closing................................    2,079,000
       Capital lease obligation............................   (1,800,000)
                                                             -----------
       Cash from operating capital.........................  $   279,000
                                                             -----------
                                                             -----------

     MID-AMERICA SHREDDING, INC.

     On April 15, 1996, the Company acquired the assets and the business of Mid-America Shredding, Inc. (Mid-America). The assets acquired from Mid-America consisted of real property, buildings, inventories, a heavy duty automotive shredder, a wire chopping plant, heavy equipment and tools used in the business of recycling ferrous and non-ferrous metals.

     The purchase price for Mid-America was $1,925,000, comprised of $660,000 in cash, a $55,000 note payable in eight equal monthly installments of $6,900, and the assumption of Mid-America's outstanding bank debt of $1,210,000.

     The purchase price for Mid-America has been allocated as follows:

     Inventory...................................  $   55,000
     Land........................................     310,000
     Buildings and improvements..................     560,000
     Machinery and equipment.....................   1,000,000
                                                  -----------
       Total purchase price......................   1,925,000
       Notes payable.............................  (1,265,000)
                                                  -----------
       Cash paid at closing...................... $   660,000
                                                  -----------
                                                  -----------

     WEISSMAN IRON AND METAL, A DIVISION OF WEISSMAN INDUSTRIES, INC.

     On August 5, 1996, the Company acquired the business of Weissman Iron and Metal, a division of Weissman Industries, Inc. (Weissman), through the purchase of all of the outstanding common stock of Weissman.

     The assets of Weissman consist of a heavy duty automotive shredder, metal shearing equipment, a Coreco aluminum furnace, heavy equipment, tools and rolling stock, real property and buildings, inventories and accounts receivable used in the business of recycling ferrous and non-ferrous metals.

                RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

                             EXPLANATORY HEADNOTE

     The purchase price for Weissman is anticipated to be allocated as follows:

     Cash.....................................  $    10,000
     Prepaid expenses.........................       15,000
     Accounts receivable......................    1,774,000
     Inventories..............................    1,279,000
     Buildings and improvements...............    3,000,000
     Automotive shredder......................    1,500,000
     Heavy equipment..........................    3,400,000
     Equipment and rolling stock..............    1,200,000
     Land.....................................      800,000
     Accounts payable.........................     (661,000)
     Accrued payroll and other................     (247,000)
                                                -----------
     Total purchase price.....................   12,070,000
     Notes payable............................   (5,233,000)
     Common stock.............................   (1,500,000)
                                                -----------
     Cash paid at closing.....................  $ 5,337,000
                                                -----------
                                                -----------

     The $5,233,000 notes payable are secured by the assets of Weissman. $3,500,000 of such notes will be payable in 60 monthly installments of $58,333. Of the balance, $1,733,000 is pursuant to a revolving credit facility bearing interest at prime plus 2.25%. The Company also issued 363,637 shares of common stock in settlement of $1,500,000 of the purchase price.

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED SEPTEMBER 30, 1995

                                       RECYCLING        ANGLO         ANGLO
                                    INDUSTRIES, INC. IRON & METAL  IRON & METAL
                                     SEPTEMBER 30,    DECEMBER 31,   PRO FORMA
                                         1995            1995       ADJUSTMENTS
                                    ---------------- ------------- -------------
REVENUES:
  Sales.............................   $13,812,000    $15,116,000  $      --
  Brokerage.........................            --        216,000         --
  Other income......................        41,000          7,000         --
                                       -----------    -----------  ---------
                                        13,853,000     15,339,000         --
                                       -----------    -----------  ---------
COST AND EXPENSES:
  Cost of sales.....................    10,869,000     13,739,000   (198,000)(7)
                                                --             --     12,000 (3)
  Cost of brokerage.................            --        181,000         --
  Management fees...................            --             --         --
  Personnel.........................       744,000        414,000         --
  Professional services.............       527,000         66,000         --
  Travel............................        39,000             --         --
  Occupancy.........................        83,000             --         --
  Depreciation and amortization.....       258,000         11,000     66,000 (3)
                                                --             --    167,000 (4)
  Interest..........................       407,000        133,000     91,000 (9)
  Environmental remediation costs...            --             --         --
  Bad debt expense..................       151,000             --         --
  Other general and administrative..       477,000        336,000   (328,000)(5)
                                       -----------    -----------  ---------
                                        13,555,000     14,880,000   (190,000)
                                       -----------    -----------  ---------
INCOME (LOSS) BEFORE INCOME TAXES...       298,000        459,000    190,000
INCOME TAXES (BENEFIT)..............      (711,000)       140,000    (64,000)(8)
                                       -----------    -----------  ---------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS, NET OF INCOME TAXES....   $ 1,009,000    $   319,000  $ 254,000
                                       -----------    -----------  ---------
                                       -----------    -----------  ---------
NET INCOME (LOSS) AFTER EXTRAORDINARY
 ITEM AND INCOME TAXES..............   $ 1,815,000    $   319,000  $ 254,000
                                       -----------    -----------  ---------
                                       -----------    -----------  ---------

                                       RECYCLING        ANGLO         ANGLO
                                    INDUSTRIES, INC. IRON & METAL  IRON & METAL
                                     SEPTEMBER 30,    DECEMBER 31,   PRO FORMA
                                         1995            1995       ADJUSTMENTS
                                    ---------------- ------------- -------------
INCOME PER SHARE:
 Income from continuing operations,
   net of income taxes..............   $       .17
                                       -----------
                                       -----------
 Net income after extraordinary item
   and income taxes.................   $       .30
                                       -----------
                                       -----------
 Weighted average number of common
   shares outstanding...............     6,099,694
                                       -----------
                                       -----------


   See accompanying Headnote and Notes to Pro Forma Consolidated Financial
                               Statements

                 RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

                   FOR THE YEAR ENDED SEPTEMBER 30, 1995

                                                    MID-AMERICA   MID-AMERICA     WEISSMAN       WEISSMAN    CONSOLIDATED
                                                     SHREDDING     SHREDDING    IRON & METAL   IRON & METAL    PRO FORMA
                                                    DECEMBER 31,   PRO FORMA    DECEMBER 31,    PRO FORMA    SEPTEMBER 30,
                                                        1995      ADJUSTMENTS       1995       ADJUSTMENTS       1995
                                                    ------------  -----------   ------------   ------------  -------------
REVENUES:
  Sales...........................................   $3,866,000   $     --       $16,207,000   $      --      $49,001,000
  Brokerage.......................................           --         --         2,956,000          --        3,172,000
  Other income....................................           --         --             1,000          --           49,000
                                                     ----------   --------       -----------   ---------      -----------
                                                      3,866,000         --        19,164,000          --       52,222,000
                                                     ----------   --------       -----------   ---------      -----------
COST AND EXPENSES:
  Cost of sales...................................    3,587,000    (86,000)(3)    12,235,000     160,000 (3)   40,138,000
                                                             --         --                --    (180,000)(5)           --
  Cost of brokerage...............................           --         --         2,894,000          --        3,075,000
  Management fees.................................           --         --           180,000    (180,000)(5)           --
  Personnel.......................................      247,000         --           654,000          --        2,059,000
  Professional services...........................        6,000         --            17,000          --          616,000
  Travel..........................................        1,000         --                --          --           40,000
  Occupancy.......................................           --         --                --          --           83,000
  Depreciation and amortization...................           --         --             7,000          --          509,000
                                                             --         --                --          --               --
  Interest........................................      125,000         --                --     598,000 (9)    1,354,000
  Environmental remediation costs.................           --         --            30,000     (30,000)(7)           --
  Bad debt expense................................           --         --                --          --          151,000
  Other general and administrative................       23,000         --           124,000     (74,000)(5)      558,000
                                                     ----------   --------       -----------   ---------      -----------
                                                      3,989,000    (86,000)       16,141,000     294,000       48,583,000
                                                     ----------   --------       -----------   ---------      -----------
INCOME (LOSS) BEFORE INCOME TAXES.................     (123,000)    86,000         3,023,000    (294,000)       3,639,000
INCOME TAXES (BENEFIT)............................           --    (10,000)               --     307,000         (338,000)
                                                     ----------   --------       -----------   ---------      -----------
INCOME (LOSS) FROM CONTINUING OPERATIONS, NET
  OF INCOME TAXES.................................   $ (123,000)  $ 96,000       $ 3,023,000   $(601,000)     $ 3,977,000
                                                     ----------   --------       -----------   ---------      -----------
                                                     ----------   --------       -----------   ---------      -----------
NET INCOME (LOSS) AFTER EXTRAORDINARY ITEM AND
  INCOME TAXES....................................   $ (123,000)  $ 96,000       $ 3,023,000   $(601,000)     $ 4,783,000
                                                     ----------   --------       -----------   ---------      -----------
                                                     ----------   --------       -----------   ---------      -----------

                 RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

                   FOR THE YEAR ENDED SEPTEMBER 30, 1995

                                                    MID-AMERICA   MID-AMERICA     WEISSMAN       WEISSMAN    CONSOLIDATED
                                                     SHREDDING     SHREDDING    IRON & METAL   IRON & METAL    PRO FORMA
                                                    DECEMBER 31,   PRO FORMA    DECEMBER 31,    PRO FORMA    SEPTEMBER 30,
                                                        1995      ADJUSTMENTS       1995       ADJUSTMENTS       1995
                                                    ------------  -----------   ------------   ------------  -------------
INCOME PER SHARE:
  Income from continuing operations, net of
    income taxes..................................                                                            $       .59
                                                                                                              -----------
                                                                                                              -----------
  Net income after extraordinary item and
    income taxes..................................                                                            $       .71
                                                                                                              -----------
                                                                                                              -----------
  Weighted average number of common shares
    outstanding...................................                                                              6,691,024
                                                                                                              -----------
                                                                                                              -----------

   See accompanying Headnote and Notes to Pro Forma Consolidated Financial
                                  Statements

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

                   UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                   JUNE 30, 1996

                                                  RECYCLING         WEISSMAN       WEISSMAN        USE OF     CONSOLIDATED
                                               INDUSTRIES, INC.   IRON & METAL   IRON & METAL     PROCEEDS      PRO FORMA
                                                   JUNE 30,          JUNE 30,      PRO FORMA        FROM         JUNE 30,
                                                     1996             1996        ADJUSTMENTS    OFFERING(11)      1996
                                               ----------------   ------------   ------------    ------------ ------------
                ASSETS
CURRENT ASSETS:
  Cash.........................................   $   396,000      $   15,000         5,000(5)     $991,000    $ 1,397,000
  Trade accounts receivable, net...............     1,879,000       1,773,000         1,000(5)           --      3,653,000
  Accounts receivable, related parties.........       195,000           1,000         1,000(5)           --        195,000
  Inventories..................................     2,082,000       1,205,000        74,000(5)           --      3,361,000
  Prepaid expenses.............................       301,000          10,000         5,000(2)           --        316,000
  Other current assets.........................        60,000              --            --              --         60,000
  Deferred income taxes........................     1,000,000              --            --              --      1,000,000
                                                  -----------      ----------    ----------        --------    -----------
    Total current assets.......................     5,913,000       3,004,000        74,000         991,000      9,982,000
PROPERTY, PLANT AND EQUIPMENT, net.............    10,797,000       5,383,000     4,517,000(2)           --     20,697,000
DEFERRED INCOME TAXES, net.....................       241,000              --            --              --        241,000
OTHER ASSETS, net..............................     5,186,000              --            --              --      5,186,000
                                                  -----------      ----------    ----------        --------    -----------
                                                  $22,137,000      $8,387,000    $4,591,000        $991,000    $36,106,000
                                                  -----------      ----------    ----------        --------    -----------
                                                  -----------      ----------    ----------        --------    -----------


  See accompanying Headnote and Notes to Pro Forma Consolidated Financial
                                Statements

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

                                   JUNE 30, 1996

                                                  RECYCLING         WEISSMAN       WEISSMAN        USE OF       CONSOLIDATED
                                               INDUSTRIES, INC.   IRON & METAL   IRON & METAL     PROCEEDS        PRO FORMA
                                                   JUNE 30,          JUNE 30,      PRO FORMA        FROM           JUNE 30,
                                                     1996             1996        ADJUSTMENTS    OFFERING(11)        1996
                                               ----------------   ------------   ------------    ------------   ------------
LIABILITIES AND
  STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable--related parties...............   $ 1,380,000              --             --              --     $ 1,380,000
  Trade accounts payable.......................     2,050,000         700,000        (39,000)(5)          --       2,711,000
  Trade accounts payable--related parties......        63,000              --             --              --          63,000
  Accrued liabilities:
    Interest...................................        28,000              --             --              --          28,000
    Interest--related party....................        35,000              --             --              --          35,000
    Payroll and other..........................       182,000         610,000       (363,000)(5)          --         429,000
    Income taxes payable.......................        86,000              --             --              --          86,000
  Due to factor, related party.................       512,000              --             --              --         512,000
  Current portion of long-term debt............       331,000              --        642,000 (2)          --         973,000
                                                           --              --             --              --              --
  Current portion of long-term debt,
    related parties............................     2,257,000              --             --              --       2,257,000
  Current portion of obligation under
    capital lease..............................     1,662,000              --             --              --       1,662,000
                                                  -----------      ----------    -----------     -----------     -----------
      Total Current Liabilities................     8,586,000       1,310,000        240,000              --      10,136,000
LONG-TERM DEBT:
  Long-term debt, net of current portion.......     2,847,000              --      4,591,000 (2)          --       7,438,000
  Long-term debt--related parties,
    net of current portion.....................       893,000              --             --              --         893,000
  Obligation under capital lease, net
    of current portion.........................        30,000              --             --              --          30,000
  Purchase price obligation....................            --              --      5,337,000 (2)  (5,337,000)             --
                                                  -----------      ----------    -----------     -----------     -----------
    Total Long-Term Debt.......................     3,770,000              --      9,928,000      (5,337,000)      8,361,000
                                                  -----------      ----------    -----------     -----------     -----------
    Total Liabilities..........................    12,356,000       1,310,000     10,168,000      (5,337,000)     18,497,000
STOCKHOLDERS' EQUITY:
  Preferred stock, Series A....................     1,312,000              --             --      (1,312,000)             --
  Common stock.................................        10,000              --             --           3,000          13,000
  Additional paid-in capital...................    17,923,000              --      1,500,000 (2)   7,637,000      27,060,000
  Retained earnings (deficit)..................    (9,464,000)      7,077,000     (7,077,000)(2)          --      (9,464,000)
    Total Stockholders' Equity.................     9,781,000       7,077,000     (5,577,000)      6,328,000      17,609,000
                                                  -----------      ----------    -----------     -----------     -----------
                                                  $22,137,000      $8,387,000    $ 4,591,000     $   991,000     $36,106,000
                                                  -----------      ----------    -----------     -----------     -----------
                                                  -----------      ----------    -----------     -----------     -----------



  See accompanying Headnote and Notes to Pro Forma Consolidated Financial
                                Statements

                 RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED JUNE 30, 1996

                                     RECYCLING           ANGLO        ANGLO           MID-AMERICA   MID-AMERICA
                                  INDUSTRIES, INC.   IRON & METAL  IRON & METAL        SHREDDING     SHREDDING
                                      JUNE 30,          JUNE 30,    PRO FORMA           JUNE 30,     PRO FORMA
                                        1996              1996      ADJUSTMENTS           1996      ADJUSTMENTS
                                  ----------------   ------------  ------------       -----------   -----------
REVENUES:
  Sales..........................   $17,022,000      $10,495,000   $(7,688,000)(6)     $1,779,000   $(609,000)(6)
  Brokerage......................       462,000          462,000      (462,000)(6)             --          --
  Other income...................            --               --            --                 --          --
                                    -----------       ----------   -----------         ----------   ---------
                                     17,484,000       10,957,000    (8,150,000)         1,779,000    (609,000)
                                    -----------       ----------   -----------         ----------   ---------
COST AND EXPENSES:
  Cost of sales..................    15,883,000        9,294,000        16,000 (3)      1,703,000     (42,000)(3)
                                             --               --    (7,120,000)(6)             --    (475,000)(6)
                                             --               --      (100,000)(7)             --          --
  Cost of brokerage..............       462,000          462,000      (462,000)(6)
  Personnel......................     1,113,000          448,000      (110,000)(5)        101,000     (41,000)(b)
                                             --               --       223,000 (6)             --          --
  Professional services..........       323,000           30,000            --             13,000      (7,000)(6)
  Travel.........................        64,000            8,000        (8,000)(6)          5,000      (5,000)(6)
  Occupancy......................       115,000               --            --              1,000      (1,000)(6)
  Depreciation and amortization..       201,000          144,000        23,000 (3)             --          --
                                                                      (144,000)(6)
                                                                        28,000 (4)
  Interest.......................       435,000          192,000      (125,000)(6)         89,000     (22,000)(6)
                                             --               --       (23,000)(9)             --
  Management fee.................            --               --            --
  Other general and
   administrative................       423,000          173,000       (96,000)(6)         17,000      (8,000)(6)
                                    -----------       ----------   -----------         ----------   ---------
                                     19,019,000       10,751,000    (8,344,000)         1,929,000    (601,000)
                                    -----------       ----------   -----------         ----------   ---------
INCOME (LOSS) BEFORE INCOME
 TAXES...........................    (1,535,000)         206,000       194,000           (150,000)     (8,000)
INCOME TAXES (BENEFIT)...........      (437,000)              --       156,000 (8)             --     (62,000)(8)
                                    -----------       ----------   -----------         ----------   ---------
INCOME (LOSS) FROM
 CONTINUING OPERATIONS,
 NET OF INCOME TAXES.............   $(1,098,000)      $  206,000   $    38,000         $ (150,000)  $  54,000
                                    -----------       ----------   -----------         ----------   ---------
                                    -----------       ----------   -----------         ----------   ---------
NET INCOME (LOSS) AFTER
 EXTRAORDINARY ITEM AND
 INCOME TAXES....................   $(1,028,000)      $  206,000   $    38,000         $ (150,000)  $  54,000
                                    -----------       ----------   -----------         ----------   ---------
                                    -----------       ----------   -----------         ----------   ---------

                 RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED JUNE 30, 1996

                                     RECYCLING           ANGLO        ANGLO           MID-AMERICA   MID-AMERICA
                                  INDUSTRIES, INC.   IRON & METAL  IRON & METAL        SHREDDING     SHREDDING
                                      JUNE 30,          JUNE 30,    PRO FORMA           JUNE 30,     PRO FORMA
                                        1996              1996      ADJUSTMENTS           1996      ADJUSTMENTS
                                  ----------------   ------------  ------------       -----------   -----------
LOSS PER SHARE:
  Loss from continuing
   operations, net of income
   taxes........................    $      (.12)
                                    -----------
                                    -----------
  Net loss after extraordinary
   item and income taxes........    $      (.11)
                                    -----------
                                    -----------
  Weighted average number of
   common shares outstanding....      9,309,447
                                    -----------
                                    -----------



   See accompanying Headnote and Notes to Pro Forma Consolidated Financial
                                 Statements

                 RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

                  FOR THE NINE MONTHS ENDED JUNE 30, 1996

                                                   WEISSMAN       WEISSMAN      CONSOLIDATED
                                                 IRON & METAL   IRON & METAL      PRO FORMA
                                                    JUNE 30,      PRO FORMA        JUNE 30,
                                                      1996       ADJUSTMENTS         1996
                                                 ------------   ------------    ------------
REVENUES:
  Sales.......................................    $11,340,000    $        --     $32,339,000
  Brokerage...................................    $ 3,160,000    $        --     $ 3,622,000
  Other income................................         26,000             --          26,000
                                                  -----------    -----------     -----------
                                                   14,526,000             --      35,987,000
                                                  -----------    -----------     -----------
COST AND EXPENSES:
  Cost of sales...............................      8,361,000        127,000 (3)  27,512,000
                                                           --       (135,000)(5)          --
  Cost of brokerage...........................      3,080,000             --       3,542,000
  Personnel...................................        474,000             --       1,762,000
  Professional services.......................         16,000             --         375,000
  Travel......................................          1,000             --          65,000
  Occupancy...................................             --             --         115,000
  Depreciation and amortization...............         32,000             --         284,000
  Interest....................................             --        372,000 (9)     918,000
  Management fee..............................         90,000        (90,000)(5)          --
  Other general and administrative............        231,000        (56,000)(5)     684,000
                                                  -----------    -----------     -----------
                                                   12,285,000        218,000      35,257,000
                                                  -----------    -----------     -----------
INCOME (LOSS) BEFORE INCOME TAXES.............      2,241,000       (218,000)        730,000
INCOME TAXES (BENEFIT)........................             --        789,000 (8)     446,000
                                                  -----------    -----------     -----------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS, NET OF INCOME TAXES..............    $ 2,241,000    $(1,007,000)    $   284,000
                                                  -----------    -----------     -----------
                                                  -----------    -----------     -----------
NET INCOME (LOSS) AFTER
 EXTRAORDINARY ITEM AND INCOME
 TAXES........................................    $ 2,241,000    $(1,007,000)    $   354,000
                                                  -----------    -----------     -----------
                                                  -----------    -----------     -----------
INCOME PER SHARE:
  Income from continuing operations, net of
   income taxes...............................                                   $       .03
                                                                                 -----------
                                                                                 -----------
  Net income after extraordinary
   item and income taxes......................                                   $       .03
                                                                                 -----------
                                                                                 -----------
  Weighted average number of common shares
   outstanding................................                                    10,662,195
                                                                                 -----------
                                                                                 -----------


   See accompanying Headnote and Notes to Pro Forma Consolidated Financial
                                   Statements

                      RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

                 NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--PRO FORMA ADJUSTMENTS

     The adjustments relating to the pro forma consolidated statements of operations are computed assuming the acquisitions of Anglo, Mid-America and Weissman were consummated at the beginning of the applicable periods presented. The adjustments relating to the pro forma consolidated balance sheet are computed assuming the acquisitions of Weissman was consummated at June 30, 1996 for the June 30, 1996 balance sheet.


NOTE 2--ACQUISITION OF SUBSIDIARIES

     WEISSMAN

     Reflects the acquisition of accounts receivable, inventory, buildings, equipment and land less trade accounts payable and accrued liabilities assumed for notes payable, common stock and cash. The acquisition of Weissman is recorded using the purchase method.


NOTE 3--ADDITIONAL DEPRECIATION AND AMORTIZATION

     ANGLO AND WEISSMAN

     Reflects additional depreciation of property and equipment due to the increased cost of the assets acquired. Reflects amortization of goodwill using the straight line method over 20 years for Anglo.

     MID-AMERICA

     Adjusts depreciation of property and equipment due to the allocated cost of the assets acquired.


NOTE 4--NON-COMPETE AND CONSULTING AGREEMENT

     Reflects amortization of the non-compete and consulting agreement with the president of Anglo over a six year term using the straight line method.


NOTE 5--NON-RECURRING EXPENSES/UNACQUIRED ASSETS AND LIABILITIES

     Removes non-recurring expenses paid to former officers and stockholders of the acquired businesses for salaries and benefits that will not be incurred in the future under the terms of the acquisition agreements.

     Removes assets and liabilities of Weissman not acquired or assumed in the acquisition.

NOTE 6--DUPLICATE TRANSACTIONS

     Removes operations for Anglo and Mid-America subsequent to their acquisition, which are included in the historical operations of the Company for the nine months ended June 30, 1996. The assets and liabilities of Anglo and Mid-America are included in the Company's consolidated balance sheet at June 30, 1996.

                      RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 7--NON-RECURRING REMEDIATION EXPENSES

     ANGLO

     Removes non-recurring equipment costs, outside labor costs, direct labor costs and landfill costs incurred for remediation costs in compliance with the terms of the sale agreement.

     WEISSMAN

     Removes estimated remediation costs in compliance with the terms of the sale agreement that will not be incurred in the future.


NOTE 8--PROVISION FOR INCOME TAXES

     Records provision for income taxes on the acquired operations including recognition of benefit from utilization of net operating loss carryforward and affects of alternative minimum income taxes.


NOTE 9--INTEREST EXPENSE

     Reflects interest expense for notes payable used to finance the acquisition of Weissman (interest at prime plus 2.25%; 10.5% at June 30, 1996) and Anglo (interest at 14%).


NOTE 10--WEIGHTED AVERAGE SHARES OUTSTANDING

     On a pro forma basis, weighted average shares are adjusted to reflect the 227,693 shares of Common Stock issued in the acquisition of Anglo, 363,637 shares of common stock issued in the acquisition of Weissman and dilutive common equivalent shares consisting of stock options and warrants. Such adjustments are assumed to be outstanding for the entire period for all periods presented.


NOTE 11--USE OF PROCEEDS FROM PUBLIC OFFERING

     Reflects estimated use of approximately $14,388,000 of net proceeds from the public offering for: cash purchase price of Weissman $5,337,000; repurchase of 1,380,585 shares of the Company's common stock for $5,660,000; and to redeem all of the Company's outstanding Series A convertible preferred stock and 120,000 shares of the Company's common stock issued in connection with the acquisition of its Nevada facility for $2,400,000. The remaining $991,000 will be used for working capital and has been presented as cash in the pro forma balance sheet.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Recycling Industries, Inc.
Denver, Colorado

     We have audited the accompanying consolidated balance sheet of Recycling Industries, Inc. and subsidiaries as of September 30, 1995 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Recycling Industries, Inc. and subsidiaries as of September 30, 1995 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                       BDO SEIDMAN, LLP

Denver, Colorado
May 17, 1996

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Recycling Industries, Inc.
Denver, Colorado

     We have audited the accompanying consolidated balance sheet of Recycling Industries, Inc. (formerly Environmental Recovery Systems, Inc.) and subsidiaries as of September 30, 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended September 30, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Recycling Industries, Inc. and subsidiaries as of September 30, 1994, and the results of their operations and their cash flows for each of the years in the two-year period ended September 30, 1994, in conformity with generally accepted accounting principles.


                                   AJ. ROBBINS, PC.
                                   CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS


Denver, Colorado
November 3, 1995

                      RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

                              CONSOLIDATED BALANCE SHEETS

                                                                          SEPTEMBER 30,         JUNE 30,
                                                                   ------------------------   -----------
                                                                       1995          1994         1996
                                                                   -----------   ----------   -----------
                                                                                              (UNAUDITED)
                            ASSETS
CURRENT ASSETS:
   Cash .......................................................... $   184,000   $  115,000   $   396,000
  Trade accounts receivable, pledged, less allowance for doubtful
    accounts of $15,000, $25,000, and $10,000 ....................   1,026,000      898,000     1,879,000
  Accounts receivable, related party .............................     223,000           --       195,000
  Inventories ....................................................     497,000      243,000     2,082,000
  Prepaid expenses ...............................................     137,000      111,000       301,000
  Other ..........................................................          --       40,000        60,000
  Deferred income taxes ..........................................          --           --     1,000,000
                                                                   -----------   ----------   -----------
        Total Current Assets .....................................   2,067,000    1,407,000     5,913,000
NOTE RECEIVABLE, related party ...................................          --      859,000            --
PROPERTY, PLANT AND EQUIPMENT, net ...............................   6,686,000    6,590,000    10,797,000
DEFERRED INCOME TAXES, net .......................................     800,000           --       241,000
OTHER ASSETS, net ................................................     744,000      762,000     5,186,000
                                                                   -----------   ----------   -----------
                                                                   $10,297,000   $9,618,000   $22,137,000
                                                                   -----------   ----------   -----------
                                                                   -----------   ----------   -----------


         See accompanying Notes to Consolidated Financial Statements

                      RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

                                                                  SEPTEMBER 30,
                                                            ------------------------     JUNE 30,
                                                                1995         1994           1996
                                                            -----------   -----------   -----------
                                                                                        (UNAUDITED)
          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable...........................................  $    61,000   $   491,000   $        --
  Notes payable-related parties ..........................           --         8,000     1,380,000
  Trade accounts payable .................................      655,000       906,000     2,050,000
  Trade accounts payable-related parties .................       73,000        87,000        63,000
  Professional services payable ..........................           --       255,000            --
  Accrued liabilities:
    Interest .............................................       22,000        33,000        28,000
    Interest-related party ...............................        8,000        11,000        35,000
    Payroll and other ....................................      107,000       544,000       182,000
    Income taxes payable .................................       86,000            --        86,000
  Due to related parties .................................           --       276,000            --
  Due to factor, related party ...........................      197,000       461,000       512,000
  Current portion of long-term debt ......................      227,000     2,502,000       331,000
  Current portion of long-term debt, related parties .....      218,000         8,000     2,257,000
  Current portion of obligation under capital lease ......       37,000            --     1,662,000
                                                            -----------   -----------   -----------
        Total Current Liabilities ........................    1,691,000     5,582,000     8,586,000
                                                            -----------   -----------   -----------
DEFERRED GAIN ............................................           --       751,000            --
                                                            -----------   -----------   -----------
ONG-TERM DEBT:
  Long-term debt, net of current portion .................      132,000       402,000     2,847,000
  Long-term debt-related parties, net of current portion..    1,979,000       117,000       893,000
  Obligation under capital lease, net of current portion..       41,000            --        30,000
                                                            -----------   -----------   -----------
        Total Long-Term Debt .............................    2,152,000       519,000     3,770,000
                                                            -----------   -----------   -----------
        Total Liabilities ................................    3,843,000     6,852,000    12,356,000
                                                            -----------   -----------   -----------
                                                            -----------   -----------   -----------


COMMITMENTS AND CONTINGENCIES:

                      RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

                                                                        SEPTEMBER 30,
                                                                   -----------------------      JUNE 30,
                                                                      1995         1994           1996
                                                                   -----------   ---------     ---------
                                                                                        (UNAUDITED)
STOCKHOLDERS' EQUITY:
  Preferred stock, no par value, 10,000,000 shares authorized:
    Series A 13,000, 38,000 and 13,000 shares issued and
      outstanding ..............................................   1,312,000     3,612,000     1,312,000
    Series B 300,000, 591,333 and -0- shares issued and
      outstanding ..............................................     450,000       887,000            --
  Common stock, $.001 par value, 50,000,000 shares
    authorized, 8,395,785, 3,005,704 and 10,175,193 shares
    issued and outstanding .....................................       8,000         3,000        10,000
  Additional paid-in capital ...................................  13,120,000     8,269,000    17,923,000
  Accrued salary payable in equity security ....................          --       246,000            --
  Accumulated deficit...........................................  (8,436,000)  (10,251,000)   (9,464,000)
                                                                 -----------   -----------   -----------
        Total Stockholders' Equity .............................   6,454,000     2,766,000     9,781,000
                                                                 -----------   -----------   -----------
                                                                 $10,297,000   $ 9,618,000   $22,137,000
                                                                 -----------   -----------   -----------
                                                                 -----------   -----------   -----------

              See accompanying Notes to Consolidated Financial Statements

                 RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
         AND THE NINE MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)

                                                                                                            NINE MONTHS ENDED
                                                                   YEAR ENDED SEPTEMBER 30,                      JUNE 30,
                                                          -----------------------------------------     --------------------------
                                                             1995           1994            1993           1996           1995
                                                          -----------    -----------    -----------     -----------    -----------
                                                                                                        (UNAUDITED)    (UNAUDITED)
REVENUES:
  Sales...............................................    $13,812,000    $ 4,812,000    $        --     $17,022,000    $10,731,000
  Brokerage...........................................             --             --             --         462,000             --
  Other income........................................         41,000         19,000             --              --         36,000
                                                          -----------    -----------    -----------     -----------    -----------
    Total Revenues....................................     13,853,000      4,831,000             --      17,484,000     10,767,000
                                                          -----------    -----------    -----------     -----------    -----------
COSTS AND EXPENSES:
  Cost of sales.......................................      9,156,000      3,516,000             --      15,043,000      6,982,000
  Cost of brokerage...................................             --             --             --         462,000             --
  Cost of sales, related parties......................      1,713,000        594,000             --         840,000      1,191,000
  Personnel...........................................        744,000        327,000        830,000       1,113,000        441,000
  Professional services...............................        527,000        553,000        432,000         323,000        361,000
  Travel..............................................         39,000         60,000         43,000          64,000         42,000
  Occupancy...........................................         83,000         50,000         60,000         115,000         41,000
  Depreciation and amortization.......................        258,000        258,000        357,000         201,000        186,000
  Interest............................................        407,000        203,000        156,000         435,000        289,000
  Bad debt expense....................................        151,000         25,000             --              --             --
  Other general and administrative....................        477,000        179,000             --         423,000        296,000
  Abandonment of projects.............................             --        208,000        549,000              --             --
  Research and development............................             --             --         64,000              --             --
                                                          -----------    -----------    -----------     -----------    -----------
    Total Costs and Expenses..........................     13,555,000      5,973,000      2,491,000      19,019,000      9,829,000
                                                          -----------    -----------    -----------     -----------    -----------
INCOME (LOSS) BEFORE EQUITY IN NET (LOSS) OF JOINT
 VENTURES, EQUITY INVESTEE AND EXTRAORDINARY
 GAIN.................................................        298,000     (1,142,000)    (2,491,000)     (1,535,000)       938,000
EQUITY IN NET (LOSS) OF JOINT VENTURES AND EQUITY
 INVESTEE.............................................             --             --       (467,000)             --             --
                                                          -----------    -----------    -----------     -----------    -----------
INCOME (LOSS) BEFORE EXTRAORDINARY GAIN...............        298,000     (1,142,000)    (2,958,000)     (1,535,000)       938,000
EXTRAORDINARY GAIN FROM SETTLEMENT OF DEBTS...........        806,000        218,000        475,000          70,000        462,000
                                                          -----------    -----------    -----------     -----------    -----------
INCOME (LOSS) BEFORE INCOME TAXES (BENEFIT)...........      1,104,000       (924,000)    (2,483,000)     (1,465,000)     1,400,000
(BENEFIT) FROM INCOME TAXES...........................       (711,000)            --             --        (437,000)            --
                                                          -----------    -----------    -----------     -----------    -----------
NET INCOME (LOSS).....................................    $ 1,815,000    $  (924,000)   $(2,483,000)    $(1,028,000)   $ 1,400,000
                                                          -----------    -----------    -----------     -----------    -----------
                                                          -----------    -----------    -----------     -----------    -----------
PRIMARY INCOME (LOSS) PER COMMON SHARE:
  Before extraordinary item...........................    $       .17    $      (.46)   $     (1.24)    $      (.12)   $       .19
  Extraordinary item..................................            .13            .09            .20             .01    $       .10
                                                          -----------    -----------    -----------     -----------    -----------
PRIMARY NET INCOME (LOSS) PER COMMON SHARE............    $       .30    $      (.37)   $     (1.04)    $      (.11)   $       .29
                                                          -----------    -----------    -----------     -----------    -----------
                                                          -----------    -----------    -----------     -----------    -----------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
 OUTSTANDING..........................................      6,099,694      2,504,762      2,376,823       9,309,447      4,890,494
                                                          -----------    -----------    -----------     -----------    -----------
                                                          -----------    -----------    -----------     -----------    -----------

                 RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
         AND THE NINE MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)

                                                                                                            NINE MONTHS ENDED
                                                                   YEAR ENDED SEPTEMBER 30,                      JUNE 30,
                                                          -----------------------------------------     --------------------------
                                                             1995           1994            1993           1996           1995
                                                          -----------    -----------    -----------     -----------    -----------
                                                                                                        (UNAUDITED)    (UNAUDITED)
FULLY DILUTED INCOME (LOSS) PER COMMON SHARE:
  Before extraordinary item...........................    $       .16    $      (.43)   $     (1.24)    $      (.12)   $       .18
  Extraordinary item..................................            .13            .08            .20             .01            .09
                                                          -----------    -----------    -----------     -----------    -----------
FULLY DILUTED NET INCOME (LOSS) PER COMMON
 SHARE................................................    $       .29    $      (.35)   $     (1.04)    $      (.11)   $       .27
                                                          -----------    -----------    -----------     -----------    -----------
                                                          -----------    -----------    -----------     -----------    -----------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
 OUTSTANDING..........................................      6,351,815      2,623,069      2,376,823       9,561,568      5,142,615
                                                          -----------    -----------    -----------     -----------    -----------
                                                          -----------    -----------    -----------     -----------    -----------

         See accompanying Notes to Consolidated Financial Statements

                 RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
               FOR THE YEARS ENDED SEPTEMBER 30, 1994 AND 1995
             AND THE NINE MONTHS ENDED JUNE 30, 1996 (UNAUDITED)

                                                     PREFERRED STOCK           COMMON STOCK      ADDITIONAL
                                                  ---------------------    --------------------    PAID-IN       OPTION
                                                   SHARES       AMOUNT       SHARES     AMOUNT     CAPITAL       TO CEO
                                                  --------  -----------    ----------   -------  -----------   ---------
Balances, September 30, 1992.................           --  $        --     2,367,728   $ 3,000  $ 5,905,000   $      --
Common stock issued for services.............           --           --        20,000        --      149,000          --
Contribution of services.....................           --           --            --        --      120,000          --
Dilution of predecessor cost adjustment
 property option.............................           --           --            --        --      444,000          --
Net (loss)...................................           --           --            --        --           --          --
Balances, September 30, 1993.................           --           --     2,387,728     3,000    6,618,000          --
                                                  --------  -----------    ----------   -------  -----------   ---------
Preferred stock issued for debt..............      591,333      887,000            --        --           --          --
Preferred stock issued for acquisition
 of NRI......................................       38,000    3,612,000            --        --           --          --
Common stock issued for cash.................           --           --        30,000        --       56,000          --
Common stock issued for services.............           --           --        39,600        --      242,000          --
Common stock issued for debt.................           --           --       548,376        --    1,351,000          --
Contribution to capital......................           --           --            --        --        2,000          --
Conversion of accrued salary.................           --           --            --        --           --          --
Net (loss)...................................           --           --            --        --           --          --
                                                  --------  -----------    ----------   -------  -----------   ---------
Balances, September 30, 1994.................      629,333    4,499,000     3,005,704     3,000    8,269,000          --
Redemption of preferred stock
 Series A....................................      (25,000)  (2,300,000)           --        --           --          --
Redemption of preferred stock Series B
 and other equity for Option to CEO..........     (291,333)    (437,000)           --        --           --     683,000
Common stock issued for acquisition
 of MRI......................................           --           --       120,000        --    1,200,000          --
Common stock issued during private
 offering, net of offering costs of
 $590,000....................................           --           --     3,746,400     4,000    2,778,000          --
Common stock issued to retire debt...........           --           --       166,666        --      150,000          --
Common stock issued for renegotiation
 of payment terms for a stockholder
 loan........................................           --           --        10,000        --           --          --
Common stock issued for services.............           --           --        10,000        --       25,000          --
Common stock issued for interest on
 bridge loans................................           --           --        17,351        --       16,000          --
Common stock issued on exercise of
 option to CEO...............................           --           --     1,319,445     1,000      682,000    (683,000)
Common stock rounding due to stock
 split.......................................           --           --           219        --           --          --
Net income...................................           --           --            --        --           --          --
                                                  --------  -----------    ----------   -------  -----------   ---------
Balances, September 30, 1995.................      313,000    1,762,000     8,395,785     8,000   13,120,000          --

                                                  OTHER
                                                  EQUITY      ACCUMULATED
                                                 SECURITY      (DEFICIT)         TOTAL
                                                ---------    -------------   ------------
Balances, September 30, 1992.................   $      --    $ (6,844,000)   $  (936,000)
Common stock issued for services.............          --              --        149,000
Contribution of services.....................          --              --        120,000
Dilution of predecessor cost adjustment
 property option.............................          --              --        444,000
Net (loss)...................................          --      (2,483,000)    (2,483,000)
                                                ---------    ------------    -----------
Balances, September 30, 1993.................          --      (9,327,000)    (2,706,000)
Preferred stock issued for debt..............          --              --        887,000
Preferred stock issued for acquisition
 of NRI......................................          --              --      3,612,000
Common stock issued for cash.................          --              --         56,000
Common stock issued for services.............          --              --        242,000
Common stock issued for debt.................          --              --      1,351,000
Contribution to capital......................          --              --          2,000
Conversion of accrued salary.................     246,000              --        246,000
Net (loss)...................................          --        (924,000)      (924,000)
                                                ---------    ------------    -----------
Balances, September 30, 1994.................     246,000     (10,251,000)     2,766,000
Redemption of preferred stock
 Series A....................................          --              --     (2,300,000)
Redemption of preferred stock Series B
 and other equity for Option to CEO..........    (246,000)             --             --
Common stock issued for acquisition
 of MRI......................................          --              --      1,200,000
Common stock issued during private
 offering, net of offering costs of
 $590,000....................................          --              --      2,782,000
Common stock issued to retire debt...........          --              --        150,000
Common stock issued for renegotiation
 of payment terms for a stockholder
 loan........................................          --              --             --
Common stock issued for services.............          --              --         25,000
Common stock issued for interest on
 bridge loans................................          --              --         16,000
Common stock issued on exercise of
 option to CEO...............................          --              --             --
Common stock rounding due to stock
 split.......................................          --              --             --
Net income...................................          --       1,815,000      1,815,000
                                                ---------    ------------    -----------
Balances, September 30, 1995.................          --      (8,436,000)     6,454,000

                 RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
               FOR THE YEARS ENDED SEPTEMBER 30, 1994 AND 1995
             AND THE NINE MONTHS ENDED JUNE 30, 1996 (UNAUDITED)

                                                     PREFERRED STOCK           COMMON STOCK      ADDITIONAL
                                                  ---------------------    --------------------    PAID-IN       OPTION
                                                   SHARES       AMOUNT       SHARES     AMOUNT     CAPITAL       TO CEO
                                                  --------  -----------    ----------   -------  -----------   ---------
Common stock issued for acquisition of
 Anglo (unaudited)...........................           --           --       227,693        --      925,000          --
Conversion of preferred stock series B
 (unaudited).................................     (300,000)    (450,000)       12,000        --      450,000          --
Common stock issued in private offering,
 net of offering costs of $880,000
 (unaudited).................................           --           --     1,040,636     1,000    1,980,000          --
Conversion of bridge loans (unaudited).......           --           --       323,523     1,000    1,137,000          --
Common stock issued for cash
 (unaudited).................................           --           --        55,556        --       50,000          --
Common stock issued for cash
 (unaudited).................................           --           --        30,000        --       36,000          --
Common stock issued in private offering,
 net of offering costs of $22,000
 (unaudited).................................           --           --        90,000        --      225,000          --
Net loss for the period (unaudited)..........           --           --            --        --           --          --
                                                   -------  -----------    ----------   -------  -----------   ---------
Balances, June 30, 1996 (unaudited)..........       13,000  $ 1,312,000    10,175,193   $10,000  $17,923,000   $      --
                                                   -------  -----------    ----------   -------  -----------   ---------
                                                   -------  -----------    ----------   -------  -----------   ---------
                                                      OTHER
                                                      EQUITY      ACCUMULATED
                                                     SECURITY      (DEFICIT)         TOTAL
                                                    ---------    -------------   ------------
Common stock issued for acquisition of
 Anglo (unaudited)...........................              --              --        925,000
Conversion of preferred stock series B
 (unaudited).................................              --              --             --
Common stock issued in private offering,
 net of offering costs of $880,000
 (unaudited).................................              --              --      1,981,000
Conversion of bridge loans (unaudited).......              --              --      1,138,000
Common stock issued for cash
 (unaudited).................................              --              --         50,000
Common stock issued for cash
 (unaudited).................................              --              --         36,000
Common stock issued in private offering,
 net of offering costs of $22,000
 (unaudited).................................              --              --        225,000
Net loss for the period (unaudited)..........              --      (1,028,000)    (1,028,000)
                                                    ---------     -----------    -----------
Balances, June 30, 1996 (unaudited)..........       $      --     $(9,464,000)   $ 9,781,000
                                                    ---------     -----------    -----------
                                                    ---------     -----------    -----------


         See accompanying Notes to Consolidated Financial Statements

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF CASH FLOWS
            FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
         AND THE NINE MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)

                                                                      YEAR ENDED SEPTEMBER  30,         NINE MONTHS ENDED JUNE 30,
                                                                ----------------------------------      --------------------------
                                                                    1995          1994        1993           1996         1995
                                                                -----------  ----------   -----------    -----------   ----------
                                                                                                         (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
  Net income (loss) ........................................... $ 1,815,000  $ (924,000)  $(2,483,000)   $(1,028,000)  $1,400,000
  Adjustments to reconcile net income (loss) to net cash
    provided (used) in operating activities:
    Depreciation and amortization .............................     784,000     392,000       357,000        742,000      688,000
    Equity in net loss of affiliates ..........................          --          --       467,000             --           --
    Extraordinary gain from settlement of debts ...............    (806,000)   (218,000)     (475,000)       (70,000)    (462,000)
    Abandonment of projects ...................................          --     208,000       549,000             --           --
    Contribution of services ..................................          --          --       120,000             --           --
    Issuance of stock for services ............................      25,000     244,000       149,000             --           --
    Write-off acquisition costs ...............................          --      72,000            --             --           --
    Bad debt expense ..........................................     151,000      25,000            --             --           --
    Deferred income taxes .....................................    (800,000)         --            --       (441,000)          --
Changes in assets and liabilities:
    Trade accounts receivable .................................    (154,000)   (923,000)           --       (853,000)    (333,000)
    Inventories ...............................................    (254,000)   (243,000)           --       (164,000)      38,000
    Prepaid expenses ..........................................     (26,000)   (111,000)           --       (164,000)     (92,000)
    Other current assets ......................................      33,000     (40,000)        8,000        (60,000)      26,000
    Accounts payable ..........................................    (290,000)    506,000       736,000      1,392,000     (445,000)
    Accrued liabilities .......................................    (451,000)    150,000       454,000        171,000     (252,000)
    Income taxes payable ......................................      86,000          --            --             --           --
                                                                -----------  ----------   -----------    -----------   ----------
        Net Cash Provided (Used) by Operating Activities ......     113,000    (862,000)     (118,000)      (475,000)     568,000
                                                                -----------  ----------   -----------    -----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to engineering plans ..............................          --          --       (66,000)            --           --
  Additions to equipment ......................................    (472,000)    (25,000)           --     (1,362,000)    (437,000)
  Receivables-related party ...................................          --          --        72,000             --     (123,000)
  Sale of equipment ...........................................          --      48,000            --             --           --
  Collections on note receivable ..............................          --      41,000            --             --           --
  Additions to acquisition costs and goodwill .................    (103,000)  (319,000)      (112,000)      (896,000)    (191,000)
  Non-compete agreement .......................................          --         --             --       (250,000)          --
  Loan fees ...................................................          --         --             --       (181,000)          --
  Advances (to) affiliate .....................................          --         --       (398,000)            --           --
  Investment in equity investee ...............................          --         --       (113,000)            --           --
  Advances to related party ...................................    (238,000)        --             --         28,000           --
  Acquisition of Loef .........................................    (113,000)        --             --             --           --
                                                                -----------  ----------   -----------    -----------   ----------
        Net Cash Used in Investing Activities ...............    (926,000)  (255,000)      (617,000)    (2,661,000)    (751,000)
                                                                -----------  ----------   -----------    -----------   ----------

                     RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF CASH FLOWS
            FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
         AND THE NINE MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)


                                                                      YEAR ENDED SEPTEMBER  30,         NINE MONTHS ENDED JUNE 30,
                                                                ----------------------------------      --------------------------
                                                                    1995          1994        1993           1996         1995
                                                                -----------  ----------   -----------    -----------   ----------
                                                                                                         (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings-related parties ....................     321,000     632,000       676,000      1,588,000       38,000
  Proceeds from other borrowings ..............................          --     434,000        99,000        156,000           --
  Principal payments on borrowings ............................  (2,756,000)   (199,000)      (40,000)      (427,000)  (2,092,000)
  Principal payments on borrowings-related parties ............    (383,000)   (152,000)           --     (1,146,000)    (324,000)
  Principal payments on capital lease .........................     (34,000)         --            --       (186,000)     (28,000)
  Proceeds from line-of-credit ................................          --          --            --      1,638,000           --
  Payments on line-of-credit ..................................          --          --            --       (204,000)          --
  Proceeds from factor ........................................   7,335,000   2,450,000            --      6,124,000    5,538,000
  Payments to factor ..........................................  (7,599,000) (1,989,000)           --     (5,809,000)  (5,542,000)
  Proceeds from issuance of common stock ......................   3,998,000      56,000            --      2,292,000    3,982,000
  Deferred offering costs .....................................          --          --            --       (678,000)          --
                                                                -----------  ----------   -----------    -----------   ----------
        Net Cash Provided by Financing Activities .............     882,000   1,232,000       735,000      3,348,000    1,572,000
                                                                -----------  ----------   -----------    -----------   ----------
Increase in cash ..............................................      69,000     115,000            --        212,000    1,389,000
CASH, beginning of period .....................................     115,000          --            --        184,000      115,000
                                                                -----------  ----------   -----------    -----------   ----------
CASH, end of period ........................................... $   184,000  $  115,000   $        --    $   396,000   $1,504,000
                                                                -----------  ----------   -----------    -----------   ----------
                                                                -----------  ----------   -----------    -----------   ----------

See Note 21



              See accompanying Notes to Consolidated Financial Statements

                      RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   INFORMATION AS TO THE PERIODS ENDED JUNE 30, 1996 AND 1995 IS UNAUDITED

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[A]  GENERAL

     Recycling Industries, Inc., (RII or the Company, formerly known as Environmental Recovery Systems, Inc.) is a Colorado corporation formed December 1988.

     Prior to May, 1994, the Company was a development stage enterprise during which period it completed the development of technology for recycling municipal solid waste. While the Company has not obtained a permit nor constructed or operated a facility utilizing this technology, it is pursuing the license or sale of such technology. On May 10, 1994 the Company acquired a subsidiary and began metals recycling operations (see Note 2[A]). All revenues during 1995 and 1994 were generated by the recycling operations. On June 27, 1995 the Company changed its name to Recycling Industries, Inc.

     REVERSE STOCK SPLIT

     Effective June 27, 1995, the Company completed a one-for-five reverse stock split of its common stock, $.001 par value (Common Stock). All share and per share amounts have been restated retroactively as a result of this reverse split.


[B]  ACCOUNTING POLICIES

     CONSOLIDATION

     The Company, its subsidiaries and joint ventures in which it exercises control through majority ownership are consolidated, and all intercompany accounts and transactions are eliminated. Joint ventures and investment in equity investees are accounted for under the equity method of accounting, whereby the Company recorded only its proportionate share of loss in the joint ventures and equity investees. The Company currently has no active joint venture projects.

     Nevada Recycling, Inc. (NRI), acquired by the Company in May 1994 (see Note 2[A]), operates a metals recycling facility in Las Vegas, Nevada, serving the Las Vegas market and steel mills located throughout the western United States.

     Recycling Industries of Texas, Inc. d/b/a Anglo Iron & Metal (Anglo), formed by the Company to acquire the assets of Anglo Metals, Inc. in December 1995 (see Note 2[C]), operates four metals recycling facilities in Brownsville, Harlingen, McAllen and San Juan, Texas, serving steel mills and markets in the Rio Grande Valley in southern Texas and northern Mexico.

     Recycling Industries of Missouri, Inc. d/b/a Mid-America Shredding (Mid-America), formed by the Company to acquire the assets of Mid-America Shredding, Inc. in April 1996 (see Note 2[D]), operates a metals recycling facility in Ste. Genevieve, Missouri, serving midwestern steel mills and markets along the Mississippi River.

     Recycling Industries of Iowa, Inc. was formed by the Company to acquire the business of Weissman Iron and Metal, a division of Weissman Industries, Inc. ("Weissman"), through the purchase of all the outstanding common stock of Weissman in August 1996 (see Note 22). Weissman operates a metals recycling facility in Waterloo, Iowa serving midwestern steel mills and markets.

                      RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

     The acquisitions have been accounted for under the purchase method of business combinations and, accordingly, the results of operations of the acquired businesses are included in the Company's financial statements only from the applicable date of acquisition.

     UNAUDITED INTERIM FINANCIAL STATEMENTS

     In the opinion of management, the unaudited interim financial statements for the nine month periods ended June 30, 1996 and 1995 are presented on a basis consistent with the audited annual financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such periods. The results of operations for the interim period ending June 30, 1996 are not necessarily indicative of the results to be expected for the year ended September 30, 1996.

     RECENT ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board has recently issued Statement of Financial Accounting Standards No. 123 (FAS 123), Accounting for Stock Based Compensation. FAS 123 encourages the accounting for stock based employee compensation programs to be reported within the financial statements on a fair value based method. If the fair value based method is not adopted, then FAS 123 requires pro forma disclosure of net income and earnings per share as if the fair value based method had been adopted. The Company has not yet determined how FAS 123 will be implemented or its impact on the financial statements. FAS 123 is effective for transactions entered into after December 15, 1995.

     ACQUISITIONS COSTS

     The Company had capitalized acquisition costs of $61,000, $164,000 and $166,000 at September 30, 1995 and 1994, and June 30, 1996 respectively, relating to active letters of intent for potential acquisitions of operating metals recycling companies. Acquisition costs are allocated to the net assets acquired if the acquisition is successful, or are charged to operations if the negotiations are discontinued. Acquisition costs of $72,000 were written off to operations during 1994 for negotiations that were no longer active.

     CONCENTRATION OF CREDIT RISK

     Concentrations of credit risk with respect to trade receivables exist due to large balances with a few customers. At September 30, 1995 and 1994, and June 30, 1996, accounts receivable balances from significant customers were $699,000, $711,000 and $738,000, or 65%, 79% and 39%, respectively, of the total accounts receivable balance. Ongoing credit evaluations of customers' financial condition are performed and, generally, no collateral is required. The Company maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's expectations. Customers are located throughout the western region of the United States and Mexico. Sales to one customer in Mexico comprised 19.2% of sales for the nine months ended June 30, 1996. There were no significant sales in Mexico prior to the acquisition of Anglo.

     The Company maintains all cash in bank deposit accounts, which at times may exceed federally insured limits.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, accounts receivable, time deposits, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items. The fair value of notes payable and amounts due to factor was estimated based on market values for debt with similar terms. Management believes that the fair value of that debt approximates its carrying value.

                      RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

     INVENTORIES

     Inventories consist primarily of ferrous and non-ferrous scrap metal. Inventory costs include material, labor and plant overhead. Inventory is stated at lower of average cost (first-in, first-out) or market.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost. Depreciation and amortization expense is provided on a straight-line basis using estimated useful lives of 7 to 15 years for equipment and 40 years for building and improvements. Depreciation and amortization expense of property, plant and equipment was $545,000, $147,000, $12,000 and $591,000 for the periods ended September 30,
1995, 1994 and 1993, and June 30, 1996 respectively. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

     DEFERRED OFFERING COSTS

     Costs incurred in connection with the Company's current anticipated public offering are deferred and will be charged against stockholders' equity upon the successful completion of the offering or charged to expense if the offering is not consummated.

     RESEARCH AND DEVELOPMENT COSTS

     Costs incurred in connection with research and development in relation to work undertaken on new environmental technologies are charged to operations in the year incurred. No research and development costs have been incurred since 1993.

     REVENUE RECOGNITION

     Sales are recorded in the period of shipment.

     NET INCOME (LOSS) PER COMMON SHARE

     Primary net income (loss) per common share is computed based upon the weighted average number of common and dilutive common equivalent shares outstanding during the period. Fully diluted computations assume the conversion of the Convertible Preferred Stock.

     Dilutive common equivalent shares consist of stock options and warrants. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

     INCOME TAXES

     Effective October 1, 1992, the Company adopted Statement of Financial Accounting Standards No. 109 (FAS 109), ACCOUNTING FOR INCOME TAXES. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of assets and liabilities and their financial statement amounts at the end of each reporting period. Valuation allowances will be established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense represents the tax payable for the current period and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities have been netted to reflect the tax impact of temporary differences. The adoption of FAS 109 did not have a material effect on the Company's consolidated financial statements, therefore, there was no

                      RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES cumulative effect of this change in accounting for income taxes at October 1, 1992. There is also no effect on the loss for the year ended September 30, 1993.

     The Company had not recorded a deferred tax asset at September 30, 1994 and 1993 since it was more likely than not that the tax assets would not be realized. At September 30, 1995 and June 30, 1996 the Company has recorded a net deferred tax asset of $800,000 and $1,241,000 primarily reflecting the benefit of net operating loss carryforwards, which expire in varying amounts between 2002 and 2009. Realization is dependent on generating sufficient taxable income prior to expiration of the loss carryforwards. Although realization is not assured, management believes it is more likely than not that all of the deferred tax asset will be realized. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

     At September 30, 1995 and June 30, 1996 the Company has federal income tax loss carryforwards of approximately $6,900,000 and $8,100,000 respectively, which if not utilized to offset future taxable income, expire in the years 2002 through 2009.

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

     RECLASSIFICATIONS

     Certain balances in the 1994 and 1993 financial statements have been reclassified to conform to the 1995 presentation. The reclassifications had no effect on financial condition or results of operations.


NOTE 2--ACQUISITIONS

     [A] On May 10, 1994, the Company acquired 100% of the outstanding common stock of NRI from Nevada Recycling Corporation (NRC) for 38,000 shares of the Company's Series A convertible preferred stock, valued at $3,612,000. On that date NRI became a wholly-owned subsidiary of the Company.

     A summary of the assets purchased and liabilities assumed is as follows:

          Land ........................................  $ 1,340,000
          Building ....................................      360,000
          Machinery and equipment .....................    5,025,000
          Notes payable ...............................   (3,113,000)
                                                         -----------
             Net Book Value of Assets Purchased .......  $ 3,612,000
                                                         -----------
                                                         -----------

     On December 30, 1994, the Company and NRC agreed to restructure the terms of the acquisition of NRI as follows:

     (1) NRC returned to the Company 25,000 of the 38,000 shares of Series A convertible preferred stock (see Note 17).

                      RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

     (2) The Company purchased from NRC its contingent right (granted under the May 10, 1994 acquisition agreement, to reacquire the stock of NRI) for $2,300,000 and warrants to purchase 20,000 shares of Common Stock for $1.25 per share for a 10-year term. The $2,300,000 payment consists of a $300,000 note paid on February 28, 1995 and a $2,000,000 note payable in consecutive monthly installments commencing March 31, 1995 on the basis of an eight-year amortization with interest at the rate of 10% per year, with remaining principal due January 10, 1997.

     (3) The Company restructured the purchase of land and buildings for a purchase price of $2,060,000 payable to $1,700,000 before February 28, 1995 with interest of $19,000 per month, $20,000 plus accrued interest payable on each of December 31, 1994, January 31, 1995 and February 28, 1995, and $300,000 payable in monthly installments commencing March 31, 1995 on the basis of an eight-year amortization period with interest at the rate of 10% per year, with remaining principal due January 10, 1997.

     (4) The Company agreed to pay $637,052 of debts totaling $2,382,447 assumed on the equipment purchased as part of the original NRI acquisition.

     All of the above obligations are collateralized by the assets of NRI.

     As a result of the restructuring, the Company treated the $2,300,000 payment obligation as indebtedness incurred to retire the 25,000 shares of preferred stock. The acquisition of NRI resulted in goodwill of $195,000 which will be amortized using the straight-line method over 20 years.

     [B] On December 30, 1994, the Company acquired Metal Recovery, Inc. (MRI) whose sole asset is an indirect 19.6% limited partnership interest in a currently inactive partnership engaged in the business of scrap metal recovery (the Partnership). The acquisition of MRI resulted in goodwill of $22,000 which is being written off over 20 years using the straight-line method. The Company acquired MRI from its three stockholders (the ACI Principals), who also hold the 13,000 shares of the Company's Series A preferred stock acquired by the ACI Principals from the stockholders of NRC in a separate transaction. The purchase price for MRI included 120,000 shares of Common Stock and the right to additional shares of Common Stock upon the satisfaction of certain conditions which have not been met. The 120,000 shares of Common Stock and 13,000 shares of Series A preferred stock are referred to as the ACI Equity Securities. The Company has agreed to assist the ACI Principals in liquidating the ACI Equity Securities for at least $2,400,000 prior to September 30, 1996 by purchasing or arranging for the sale of these securities, or including the ACI Equity Securities in a registration statement prior to September 30, 1996 (ACI Sale Obligation). The ACI Equity Securities were purchased by the Company in July 1996 following the recent public offering of the Company's Common Stock.

     In connection with the restructuring of the acquisition of NRI, discussed above, the Company has transferred a portion of MRI's interest in the Partnership to NRC, and the ACI Principals caused the Partnership to redeem this interest for $1,170,000 in partial satisfaction of the Company's February 28, 1995 payment obligations. This amount has been treated as a loan to the Company.

     [C] On December 11, 1995, the Company acquired substantially all of the assets and the business of Anglo Metal, Inc. dba Anglo Iron & Metal (Anglo). The assets acquired from Anglo consisted of a heavy duty automotive shredder, inventories, metal shearing equipment, balers, heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals. The Company also purchased from Anglo certain real property, buildings and leasehold improvements used in the metal recycling business.

     The purchase price for Anglo was $6,065,000 comprised of: $2,079,000 in cash; $1,865,000 note which is to be paid in ten monthly installments of $186,500 beginning in February 1996; a $446,000 secured promissory note payable in 60 consecutive monthly installments of $9,000, including interest; a $750,000 unsecured note

                      RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES payable in 72 equal consecutive monthly installments of $10,400; and 227,693 shares of Common Stock valued at $925,000.

     Of the cash paid at the closing of the acquisition, $1,800,000 was obtained through a sale-leaseback transaction with Ally Capital Corporation, collateralized by all of Anglo's machinery and equipment, accounts receivable and inventories, which has been recorded as a capital lease.

     The terms of the sale-leaseback provide for 60 consecutive monthly lease payments of $41,000 with a bargain purchase option at the end of the lease term. The lease contained numerous covenants for maintaining certain financial ratios and earnings levels (see Note 20). The remaining $279,000 paid at closing was obtained from the operating cash reserves and working capital of the Company.

     The Company signed a consulting and non-competition agreement with the president of Anglo. The term of the non-compete portion is for six years and is valued at $1,000,000 which will be amortized over the term of the agreement using the straight-line method. The consulting portion is for a term of six months and is payable $5,000 per month.

     RII also entered into a sublease agreement with Anglo for three yard facilities for $2,500 a month through December 10, 2005.

     The real property acquired from Anglo and the Common Stock issued by the Company have been placed in escrow to provide for the remediation of environmental contamination related to the operations of Anglo prior to the acquisition.

     The purchase price of Anglo has been allocated as follows:

     Equipment under capital lease .....................  $ 1,800,000
     Contract to acquire land and buildings ............       70,000
     Covenant not to compete ...........................    1,000,000
     Inventories .......................................    1,365,000
     Purchase price in excess of net assets acquired ...    1,830,000
                                                          -----------
          Total purchase price .........................    6,065,000
     Notes payable .....................................   (3,061,000)
     Common Stock ......................................     (925,000)
                                                          -----------
       Cash paid at closing ............................    2,079,000
       Capital lease obligation ........................   (1,800,000)
                                                          -----------
       Cash paid from operating capital ................  $   279,000
                                                          -----------
                                                          -----------


     [D] On April 15, 1996, the Company acquired substantially all of the assets (excluding cash and accounts receivable) of Mid-America Shredding, Inc. The assets acquired consist of real property, buildings, a heavy duty automotive shredder mill, a wire chopping plant and heavy equipment and tools used in the business of recycling ferrous and non-ferrous metals. The purchase price totaled $1,925,000, settled through the assumption of outstanding bank debt of $1,210,000, $660,000 cash paid at closing and a $55,000 note, payable over eight months. The purchase price was allocated as follows:

     Inventories .................. $  55,000
     Land .........................   310,000

                      RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

     Buildings and improvements ...    560,000
     Machinery and equipment ......  1,000,000
                                    ----------
          Total ................... $1,925,000
                                    ----------
                                    ----------

     The unaudited pro forma results of operations which follow assume that the acquisition of NRI had occurred at the beginning of each period for 1994 and 1993. For the year ended September 30, 1995 and the nine months ended June 30, 1996, the operations of NRI are included in the consolidated balances of the Company. The unaudited pro forma results of operations which follow also assume that the acquisitions of Anglo and Mid-America had occurred at the beginning of each period presented for 1995 and June 1996.

                                                                                           NINE MONTHS
                                                         YEAR ENDED SEPTEMBER 30,             ENDED
                                                  ---------------------------------------    JUNE 30,
                                                    1995         1994            1993          1996
                                                    ----         ----            ----          ----
Revenues ........................................ $33,058,000  $11,348,000    $ 9,781,000   $21,461,000
Income (loss) from continuing operations, net
  of taxes ...................................... $ 1,555,000  $  (857,000)   $(2,807,000)  $  (950,000)
Net income (loss) after extraordinary items and
  income taxes .................................. $ 2,361,000  $  (639,000)   $(2,332,000)  $  (880,000)
Income (loss) from continuing operations, net of
  taxes per common share ........................ $       .25  $      (.34)   $     (1.18)  $      (.10)
Net income (loss) after extraordinary items and
  income taxes per common share ................. $       .39  $      (.25)   $      (.98)  $      (.09)


NOTE 3--FORMER JOINT VENTURE

     In 1993, the Company entered into a settlement with a former joint venture partner in which the Company agreed to make a series of payments totaling $622,000 by October 31, 1993. The Company subsequently defaulted on its payment obligations. On June 30, 1994, the Company and certain related parties entered into a master agreement providing for the settlement of all amounts owed to the former joint venture partner. Pursuant to this agreement, the Company issued 145,000 shares of Common Stock for its outstanding principal and penalty interest balance of $725,000. Such shares were issued in connection with the 548,376 shares of Common Stock issued in 1994 on the conversion of $1,351,000 in liabilities (see Note 17).


NOTE 4--ENGINEERING PLANS

     The Company capitalizes all external direct costs associated with permitting and plant facilities start-up which mainly include engineering, legal and consulting fees, travel and other costs associated with developing projects and obtaining permits. Internal costs associated with plant facilities start-up are expensed as incurred. Capitalized project costs are being amortized over five years using the straight-line method beginning with the earlier of the commencement of plant operations or two years from the date the project begins accumulating costs. During fiscal 1995, 1994 and 1993 the Company incurred amortization costs of $217,000, $217,000 and $344,000, respectively.

     Capitalized engineering plans are those costs related to active projects and potential plant site locations. At the time a permit application is infeasible, based upon management's determination, all costs associated with the

                      RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES project which are not transferable to other projects are charged to operations. During 1994 and 1993, $208,000 and $549,000, respectively, of project start-up costs were written off because the permit applications were determined to be infeasible.

NOTE 5--FACTORING AGREEMENTS

     On May 4, 1994, the Company entered into an agreement with an unrelated third party whereby such third party agreed to purchase the Company's trade accounts receivable at 80% of face amount and to collect payments on the purchased receivables from the Company's customers. The Company was charged an administrative fee equal to 1% of the face amount of the purchased receivables and a monthly finance charge in the amount of 3% of the average daily outstanding balance of all purchased receivables. The Company was required to repurchase any receivables not collected from customers within 90 days.

     On August 12, 1994, the Company entered into an agreement, which replaced the above factoring agreement, with a partnership comprised of the stockholders of NRC who are also preferred stockholders of the Company, whereby the partnership agreed to purchase the Company's trade accounts receivable at 85% of face value. Under the terms of the factoring agreement, the partnership is entitled to a finance charge of 1.5% per month of the average daily outstanding balance. The Company is required to repurchase any receivables not collected from customers within 90 days. The original term of the agreement was for a period of 18 months and continues on a month-to-month basis thereafter unless terminated by either party. Purchased receivables balances outstanding at September 30, 1995 and 1994 and June 30, 1996 were $197,000, $461,000 and
$512,000, respectively. Accrued finance charges at September 30, 1995 and 1994 and June 30, 1996 were $8,000, $11,000 and $35,000, respectively. Total finance charges for the years ended September 30, 1995 and 1994, and for the nine months ended June 30, 1996 were $82,000, $11,000 and $71,000, respectively.

NOTE 6--INVENTORIES

     Inventories which are pledged, consist of the following:

                               SEPTEMBER 30,
                             ------------------   JUNE 30,
                               1995      1994       1996
                             --------  --------  ----------
                                                 (UNAUDITED)

     Raw materials ......... $350,000  $167,000  $  795,000
     Finished goods ........  147,000    76,000   1,287,000
                             --------  --------  ----------
                             $497,000  $243,000  $2,082,000
                             --------  --------  ----------
                             --------  --------  ----------

NOTE 7--PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment (substantially all of which is pledged) consists of the following:

                                                SEPTEMBER 30,
                                          ----------------------    JUNE 30,
                                              1995       1994        1996
                                          ----------  ----------   ----------
                                                                   (UNAUDITED)

     Land ..............................  $1,640,000  $1,340,000  $ 1,950,000
     Building and improvements .........     365,000     365,000      938,000
     Heavy machinery and equipment .....   1,472,000   1,432,000    1,866,000
     Automotive shredders ..............   3,161,000   3,103,000    4,491,000

                      RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

                                                SEPTEMBER 30,
                                          ----------------------    JUNE 30,
                                              1995       1994        1996
                                          ----------  ----------   ----------
                                                                   (UNAUDITED)

     Assets under capital lease ........     118,000          --    1,918,000
     Transportation equipment ..........     561,000     443,000      821,000
     Office equipment ..................     121,000     114,000      156,000
                                          ----------  ----------  -----------
          Total ........................   7,438,000   6,797,000   12,140,000
     Less accumulated depreciation
       and amortization ................    (752,000)   (207,000)  (1,343,000)
                                          ----------  ----------  -----------
                                          $6,686,000  $6,590,000  $10,797,000
                                          ----------  ----------  -----------
                                          ----------  ----------  -----------

NOTE 8--OTHER ASSETS

     Other assets consist of the following:

                                                              SEPTEMBER 30,
                                                           -------------------    JUNE 30,
                                                             1995      1994         1996
                                                           --------   --------   ----------
                                                                                 (UNAUDITED)
Acquisition costs ........................................ $ 61,000   $164,000   $  166,000
Goodwill, net of accumulated amortization of $29,000 and
  $7,000 and $82,000 (see Note 2) ........................  188,000    168,000    2,740,000
Investment in affiliate, at cost..........................  277,000         --      277,000
Engineering plans, net of accumulated amortization of
  $899,000, $682,000 and $946,000 ........................  188,000    405,000      141,000
Non-compete agreement, net of accumulated amortization
  of $97,000 .............................................       --         --      903,000
Patent rights ............................................   25,000     25,000       25,000
Land contract ............................................       --         --       70,000
Loan fees ................................................       --         --      181,000
Deferred offering costs ..................................       --         --      678,000
Other ....................................................    5,000         --        5,000
                                                           --------   --------   ----------
                                                           $744,000   $762,000   $5,186,000
                                                           --------   --------   ----------
                                                           --------   --------   ----------

     INVESTMENT IN AFFILIATE

     Effective June 30, 1995 the Company acquired a 20% interest in The Loef Company, Inc. (Loef), a ferrous and non-ferrous metals recycler. The Company's ownership interest in Loef was to have been reduced to 15% if the Company did not invest an additional $200,000 in Loef by June 30, 1996. The Company did not make this payment and, pending the receipt of information regarding the current operations and financial performance of Loef, the Company has taken the position that its interest was not reduced to 15% on June 30, 1996.

     Under the terms of the agreement, the Company paid certain expenses in connection with the acquisition in the amount of $277,000 and extinguished certain warrants (see Note 17). The acquisition of the Company's interest in Loef was recorded using the cost method of accounting.

                RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 9-- NOTE RECEIVABLE, RELATED PARTY

     On April 11, 1994 the Company sold its 25% ownership interest in a formerly wholly-owned subsidiary to Caside Associates (CA), a stockholder of the Company, in exchange for a $2,000,000 note receivable. At September 30, 1994, the sales price was renegotiated to $900,000. The note requires 6% monthly interest only payments for two years and principal repayments are due quarterly from 1996 to 1998.

     The gain on the sale was recognized using the cost-recovery method since the collection of the sales price was not reasonably assured. Under the cost-recovery method, gain on the sale is postponed until all costs are recovered, then all receipts are recognized as profit. As a result of the sale, a deferred gain in the amount of $751,000 has been recorded. At September 30, 1994, no gain has been recognized since all costs had not yet been recovered.

     As of September 30, 1995, management determined that the note receivable from CA was permanently impaired. Therefore, the Company recorded an allowance for the total remaining unpaid balance of $874,000 and removed the deferred gain on the sale, recognizing a bad debt expense of $123,000.

NOTE 10--INCOME TAXES

     Pursuant to the terms of its acquisition of MRI, the Company included a $3,500,000 capital gain realized prior to such acquisition on its consolidated 1994 tax return and utilized a portion of its net operating loss carryforward generated in prior years to offset the capital gain. Management believes its position has merit based on its interpretation of the Internal Revenue Code and an opinion by its tax counsel. However, the Company has not obtained a prior ruling from the Internal Revenue Service (IRS) and has no assurances that the IRS will concur with its interpretation. If the IRS were to successfully challenge the position taken on this issue, the Company could be required to pay approximately $1,200,000 in additional income taxes plus penalties and interest and the $3,500,000 net operating loss utilized on its consolidated 1994 tax return would be available to offset future taxable income generated by the Company.

     During fiscal year 1995 and the period ended June 30, 1996, management determined that the net operating loss generated from prior years in the amount of $6,900,000 and $8,100,000 was more likely than not to be used in the near future due to taxable income generated by NRI, Anglo, Mid-America and Weissman. Therefore, a net deferred tax asset of $800,000 and $1,241,000 has been recorded as of September 30, 1995 and June 30, 1996. During 1995, net operating losses in the amount of $3,700,000 were utilized to reduce taxable income. However, alternative minimum tax of approximately $86,000 was payable for 1995 because of the 90% alternative net operating loss limitation. Net operating loss carryforwards available for future use through the year 2009 are $6,900,000 at September 30, 1995 and $7,700,000 at June 30, 1996.

     The components of deferred tax assets and (liabilities) are as follows:

                                                 SEPTEMBER 30,
                                           -------------------------   JUNE 30,
                                              1995          1994         1996
                                           -----------   -----------   -----------
                                                                       (UNAUDITED)
Total deferred tax assets...............   $ 2,764,000   $ 3,967,000   $ 3,123,000
Less valuation allowance................      (221,000)   (2,293,000)           --
                                           -----------   -----------   -----------
                                             2,543,000     1,674,000     3,123,000
Total deferred tax (liabilities)........    (1,743,000)   (1,674,000)   (1,882,000)
                                           -----------   -----------   -----------
Net deferred tax asset..................   $   800,000   $        --   $ 1,241,000
                                           -----------   -----------   -----------
                                           -----------   -----------   -----------

                RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

     The tax effects of temporary differences and net operating loss carryforwards that give rise to deferred tax assets and (liabilities) are as follows:


                                                 SEPTEMBER 30,
                                           -------------------------   JUNE 30,
                                              1995          1994         1996
                                           -----------   -----------   -----------
                                                                       (UNAUDITED)
Temporary differences:
  Property and equipment.................  $(1,743,000)  $(1,674,000)  $(1,870,000)
  Valuation allowance....................     (221,000)   (2,293,000)           --
  Research and development costs.........       78,000        78,000        78,000
  Engineering plans......................      306,000       232,000       322,000
  Goodwill...............................       10,000            --       (12,000)
  Allowance for doubtful accounts........        3,000         9,000         3,000
  Non-compete agreement..................           --            --        20,000
  Alternative minimum tax credits........           --            --        87,000
  Net operating loss carryforwards.......    2,367,000     3,648,000     2,613,000
                                           -----------   -----------   -----------
                                           $   800,000   $        --   $ 1,241,000
                                           -----------   -----------   -----------
                                           -----------   -----------   -----------

     The provision (benefit) for income taxes consists of the following:


                            SEPTEMBER 30,             JUNE 30,
                         ------------------   -------------------------
                            1995      1994        1996         1995
                         ---------   ------   -----------   -----------
                                              (UNAUDITED)   (UNAUDITED)
  Current............    $  89,000   $   --    $   4,000     $   --
  Deferred...........     (800,000)      --     (441,000)        --
                         ---------   ------    ---------     ------
                         $(711,000)  $   --    $(437,000)    $   --
                         ---------   ------    ---------     ------
                         ---------   ------    ---------     ------

     The components of deferred income tax (benefit) expense are as follows:

                                               SEPTEMBER 30,                 JUNE 30,
                                         -------------------------    ----------------------
                                             1995          1994         1996         1995
                                         -----------   -----------    ---------    ---------
                                                                     (UNAUDITED)  (UNAUDITED)
  Bad debt expense....................   $     6,000   $    (8,000)   $      --    $   6,000
  Depreciation expense................        69,000     1,674,000      127,000       52,000
  Engineering costs...................       (74,000)     (145,000)     (16,000)     (55,000)
  Goodwill amortization...............       (10,000)           --       22,000           --
  Accrued salaries--officers..........            --        20,000           --           --
  Net operating loss carryforward.....     1,281,000      (482,000)    (246,000)     483,000
  Valuation allowance.................    (2,072,000)   (1,059,000)    (221,000)    (486,000)
  Non-compete agreement...............            --            --      (20,000)          --
  Alternative minimum tax credits.....            --            --      (87,000)          --
                                         -----------   -----------    ---------    ---------
                                         $  (800,000)  $        --     (441,000)   $      --
                                         -----------   -----------    ---------    ---------
                                         -----------   -----------    ---------    ---------

     Following is a reconciliation of the amount of income tax (benefit) expense that would result from applying the statutory federal income tax rates to pre-tax income and the reported amount of income tax expense:

                RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

                                               SEPTEMBER 30,                 JUNE 30,
                                         -------------------------    ----------------------
                                             1995          1994         1996         1995
                                         -----------   -----------    ---------    ---------
                                                                     (UNAUDITED)  (UNAUDITED)
  Tax expense (benefit) at federal
   statutory rates...................    $   374,000   $(314,000)     $(498,000)   $ 476,000
  Capital gains--MRI.................      1,190,000          --             --           --
  Change in valuation allowance......     (2,072,000)    480,000       (221,000)    (486,000)
  Other..............................       (203,000)   (166,000)       282,000       10,000
                                         -----------   ---------      ---------    ---------
                                         $  (711,000)  $      --      $(437,000)   $      --
                                         -----------   ---------      ---------    ---------
                                         -----------   ---------      ---------    ---------

NOTE 11--ECONOMIC DEPENDENCY

     The Company is economically dependent on major customers for annual sales. Such customers comprised the following percentages of revenues:


                               SEPTEMBER 30,
                              --------------     JUNE 30,
                              1995      1994       1996
                              ----      ----    -----------
                                                (UNAUDITED)
  Customer A.............     37.9%     29.9%      12.5%
  Customer B.............     16.2%     19.7%      19.9%
  Customer C.............     10.8%     18.7%       7.4%
  Customer D.............       --        --       19.2%

NOTE 12--NOTES PAYABLE

     Notes payable outstanding at September 30, 1995 and 1994 consisted of:

                                                                                            SEPTEMBER 30,
                                                                                        -------------------
                                                                                          1995       1994
                                                                                        -------    --------
Notes to entity, interest at prime (7.75% at September 30, 1994), for which the
 Company is not accruing interest (approximately $160,000 at September 30,
 1995).  The Company has received no requests for payment since December 1989 and has recorded an allowance against the note payable balance and recognized a
 $300,000 gain on extinguishment of debt (see Note 18)...............................   $    --    $300,000

Note to individuals, interest at 18%, with principal due various dates through
 January 1994 with certain notes cosigned by an officer and director of the
 Company, unsecured .................................................................    43,000      65,000

Note to an engineering firm, interest at 12%.  The note was discharged in 1995
 pursuant to a negotiated settlement (see Note 18) ..................................        --      46,000


                                     F-39


                RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

Note to an individual, interest at prime plus 1% (9.5% at September 30, 1994) with principal and all unpaid accrued interest due in January 1993.  Unsecured.  The
 note was paid in 1995...............................................................        --      50,000

Note to a law firm, interest at 10% to 12%, principal and interest paid
 March 1996..........................................................................    18,000      30,000
                                                                                        -------    --------
                                                                                        $61,000    $491,000
                                                                                        -------    --------
                                                                                        -------    --------

NOTE 13--NOTES PAYABLE--RELATED PARTIES

     During the year ended September 30, 1993, First Dominion Holdings, Inc.
(FD), a corporation wholly owned by the Company's chief executive officer/majority stockholder, advanced the Company $676,000 for working capital purposes. The advance was non-interest bearing and due on demand. During the year ended September 30, 1994, there were advances and repayments on the note and $887,000 of the balance was converted to 591,333 shares of Series B preferred stock (see Note 17). At September 30, 1994 the balance on the note was $8,000. During 1995 the note was paid. During the nine months ended
June 30, 1996, FD advanced $5,000 to the Company which was repaid by June 30, 1996.

     The remaining balance of related parties notes payable at June 30, 1996 consists of $930,000 note payable (see Note 2[C] with an original obligation balance of $1,865,000) related to the Anglo inventory acquisition and $450,000 of bridge loans. In December 1995 and January 1996, the Company borrowed $1,575,000 of bridge financing represented by the notes payable--related parties with interest at 10% per annum. Proceeds from the loans were used to finance the Anglo acquisition and general corporate expenses. In January 1996, principal of $1,125,000 and accrued interest of $13,000 were converted into 323,523 shares of Common Stock. In connection with the bridge financing, the lenders were issued warrants to purchase a total of 359,250 shares of Common Stock at $1.50 per share, exercisable through the end of a three-year period commencing on the effective date of a registration statement covering the underlying Common Stock. Principal and interest related to the bridge loans, which were not converted into Common Stock, are due in December, 1996 and January, 1997. If the Company defaults on repayment of the loans, the notes are convertible to Common Stock at a conversion price of the lesser of $2.00 or 50% of the average closing price for the last 30 days after the default. First Equity Capital Securities, Inc. received a finders fee of $79,000 in connection with the bridge loans.

NOTE 14--LONG-TERM DEBT

                                                                               SEPTEMBER 30,
                                                                          ----------------------     JUNE 30,
                                                                            1995         1994          1996
                                                                          --------    ----------    ----------
                                                                                                    (UNAUDITED)
Line of credit payable to financial institution; principal balance not to exceed the lesser of a total of $4,000,000 or the sum of advance rates applied to eligible accounts receivable,
 inventories and new equipment purchases as defined in the
 agreement; interest at prime plus 2.0% payable in minimum
 monthly interest payments of $12,500 through October 1996
 and $15,000 per month thereafter; due June 1999; collater-
 alized by the assets of the Company; agreement terms and
 amounts amended subsequent to June 30, 1996 (see Note 22).............   $     --    $       --    $1,434,000


                                     F-40


                RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

Note payable to financial institution; monthly payments of
 interest at prime plus 1.5% plus principal of $10,000 through
 October 15, 1996; thereafter monthly principal payments
 increase to $20,500 plus interest; due May 2001; collater-
 lized by property and equipment; guaranteed by the Company
 and unrelated individual and estate...................................         --            --     1,209,000

Notes payable to financing company:  principal and interest
 at 9.6%; due May 2000; monthly payments of $7,225; col-
 ateralized by equipment...............................................         --            --       284,000

Notes payable to former owners of NRC, interest at varying
 amounts with monthly payments of $38,732; due through
 February 2003; collateralized by the assets of the Company.
 Notes were paid as part of the restructure of NRI (see Note 2)........         --     2,429,000            --

Notes payable to financial institution; principal and interest at the prime rate plus 2%, respectively; due on demand; if no demand is made, then in monthly payments of $12,190 through 1997;
 collateralized by equipment...........................................    122,000       252,000        78,000

Notes payable to financing company; principal and interest at 7.5%;
 due October 1997; monthly payments of $2,418; collateralized
 by equipment..........................................................     54,000        81,000        32,000

Note to a group of investors; at 5%; principal and interest due
 December 31, 1995; unsecured..........................................    125,000       125,000            --

Other obligations, principally payable in monthly installments including interest at 9.5% to 18%, collateralized by various
 equipment.............................................................     58,000        17,000       141,000
                                                                          --------    ----------    ----------
                                                                           359,000     2,904,000     3,178,000
Less current portion...................................................    227,000     2,502,000       331,000
                                                                          --------    ----------    ----------
    Long-Term Debt.....................................................   $132,000    $  402,000    $2,847,000
                                                                          --------    ----------    ----------
                                                                          --------    ----------    ----------

     The Company has a $50,000 secured line of credit which proceeds are only available to reimburse a financial institution for any draws against an irrevocable letter of credit established for the benefit of a vendor that expires December 1997.

                RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

     Maturities of long-term debt are as follows for the periods ending:


                            SEPTEMBER 30, 1995     JUNE 30, 1996
                            ------------------     -------------
                                                     (UNAUDITED)
     1996.................      $227,000             $       --
     1997.................        88,000                331,000
     1998.................        25,000                248,000
     1999.................        12,000              1,663,000
     2000.................         7,000                205,000
     2001.................            --                731,000
                                --------             ----------
                                $359,000             $3,178,000
                                --------             ----------
                                --------             ----------

NOTE 15--LONG-TERM DEBT--RELATED PARTY

                                                                             SEPTEMBER 30,
                                                                         ---------------------     JUNE 30,
                                                                            1995        1994        1996
                                                                         ----------   --------    ----------
                                                                                                  (UNAUDITED)
$2,000,000 note payable to NRC with 22 monthly payments of
 principal and interest at 10%; due January 1997; monthly
 payments of $30,000 and one balloon payment in January 1997 of $1,671,000; collateralized by stock, property and
 equipment.........................................................      $1,902,000   $     --    $1,782,000

$446,000 note payable to Anglo Metal, Inc.; monthly payments of principal and interest at 8% of $9,000; due December 2000;
 collateralized by real property and buildings ....................              --         --       409,000

$750,000 note payable to officer of Anglo Metal, Inc.; monthly payments of principal and interest at 9% of $70,000; due
 December 2001.....................................................              --         --       688,000

Other notes due to related parties with interest at 8.5% to 12%....         295,000    125,000       271,000
                                                                         ----------   --------    ----------
                                                                          2,197,000    125,000     3,150,000
Less current portion...............................................         218,000      8,000     2,257,000
                                                                         ----------   --------    ----------
    Long-Term Debt, Related Party..................................      $1,979,000   $117,000    $  893,000
                                                                         ----------   --------    ----------
                                                                         ----------   --------    ----------

                RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

     Maturities of long-term debt-related parties are as follows for the periods ending:


                            SEPTEMBER 30, 1995     JUNE 30, 1996
                            ------------------     -------------
                                                     (UNAUDITED)
     1996................       $  218,000          $       --
     1997................        1,979,000           2,257,000
     1998................               --             210,000
     1999................               --             217,000
     2000................               --             225,000
     2001................               --             178,000
     2002................               --              63,000
                                ----------          ----------
                                $2,197,000          $3,150,000
                                ----------          ----------
                                ----------          ----------

     Under the terms of the $2,000,000 note payable to NRC the Company is required 1) to maintain adequate insurance coverage for its facilities, equipment and operations; 2) to maintain certain financial ratios; 3) to conduct the business of NRI substantially as conducted in December 1994; and 4) to obtain prior approval of NRC prior to incurring additional debt in excess of predetermined amounts.

NOTE 16--RELATED PARTY TRANSACTIONS

     In addition to transactions with related parties discussed throughout the notes to the financial statements, the following related party transactions have taken place.

     During 1993, a former subsidiary of the Company incurred legal fees of $60,000 to an attorney who is a stockholder of the Company.

     During 1995, 1994 and the nine months ended June 30, 1996 and 1995, the Company purchased raw materials from related entities in the amounts of $1,713,000, $594,000, $840,000 and $1,191,000, respectively. The purchase price of the raw materials approximates the cost paid to other large bulk suppliers to the Company.

NOTE 17--STOCKHOLDERS' EQUITY

     NON-QUALIFIED STOCK OPTIONS AND WARRANTS

     The Company has outstanding options and warrants to acquire an aggregate of 5,658,946 shares of the Company's Common Stock, substantially all of which have exercise prices ranging from $.90 to $7.50 per share.

     STOCK OPTIONS

     During 1992, the Company's Board of Directors adopted an incentive stock option plan and a non-qualified stock option plan, which were both subsequently approved by the stockholders. The stock option plans provide for 200,000 and 50,000 shares, respectively, to be reserved. Options under the non-qualified stock option plan may be issued at such prices and at such terms as determined by the Board of Directors. Currently, 32,000 options have been issued under the incentive stock option plan and are exercisable at $2.50 to $6.25 per share.

                RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

     1995 STOCK OPTION PLAN

     The 1995 Plan provides for the grant of stock options to employees, officers and employee directors of the Company. An aggregate of 2,000,000 shares of Common Stock are authorized for issuance under the 1995 Plan. Concurrently with the adoption of the 1995 Plan by the Board of Directors on December 27, 1995, options to acquire 750,000 shares of Common Stock at an exercise price of $2.87 per share were granted to certain officers of the Company. These options and the 1995 Plan are subject to approval by the Company's shareholders at the 1996 annual meeting of shareholders. The 1995 Plan terminates on December 27, 2006. Options granted under the 1995 Plan must have an exercise price of not less than 80% of the fair market value of the Common Stock on the date of grant, and their term may not exceed ten years.

     DIRECTOR STOCK OPTION PLAN

     The Director Plan provides for the grant of stock options to existing and future Independent Directors of the Company. Three individuals who were serving as Independent Directors on December 27, 1995, each received an initial grant of 5,000 options (for a total of 15,000 options granted) under the Director Plan having an exercise price of $2.87 per share, the fair market value per share of the Common Stock on that date. These options and the Director Plan are subject to approval by the Company's shareholders at the 1996 annual meeting of shareholders. The Director Plan terminates on December 27, 2006. Options granted under the Director Plan will be exercisable commencing six months after the date of grant and continuing for five years from the date of grant.

     COMMON STOCK

     On June 1, 1993, the Company's Board of Directors adopted a Consulting and Services Compensation Plan (Plan). The Plan provides for 60,000 shares of Common Stock to be reserved which were contained in a registration statement filed during June 1993. Under the terms of the Plan, stock options may be granted in lieu of Common Stock under such terms as determined by the Company's Board of Directors. At September 30, 1994 and 1993, 39,600 and 20,000 shares of registered Common Stock were issued under the plan for $242,000 and $149,000 for professional services, respectively.

     On January 1, 1994, the Company's Board of Directors adopted a Consulting Agreement (Agreement). The Agreement provides for 150,000 shares of Common Stock to be issued for cash and/or services which were contained in a registration statement filed during June of 1994. During 1994, 30,000 shares of registered Common Stock were issued for $56,250 in professional services provided under the Agreement.

     During 1994, $1,351,000 of liabilities were converted to 548,376 shares of Common Stock.

     PREFERRED STOCK CONVERSION

     On November 9, 1995, 300,000 shares of Series B preferred stock were converted into 12,000 shares of Common Stock.

     During 1993, the chief executive officer/majority stockholder of the Company converted accrued salary in the amount of $120,000 to additional paid-in capital. During 1994, the chief executive officer/majority stockholder of the Company converted accrued salary in the amount of $246,000 to an equity security payable in the future at a price per share to be determined at the time of issuance. During 1995, the equity security was converted as partial compensation for the "W" Right.

     PRIVATE PLACEMENT OFFERING DATED FEBRUARY 1, 1995 (FEBRUARY 1995 PRIVATE PLACEMENT)

                RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

     As of April 17, 1995, the closing date of the February Private Placement, the Company received $1,984,000 (net of offering costs of approximately $218,000) from the sale of 1,946,400 shares of Common Stock and warrants (Series G Warrants) to acquire up to 1,236,878 shares of Common Stock, including $450,000 in bridge loans (including accrued interest) that were converted into units offered under the February Private Placement.

     The Series G Warrants are exercisable from the date of their issuance through the three years from the effective date of the Company's initial registration statement at $7.50 per share. Under certain conditions as set forth in the warrant agreement, the Company may redeem the Series G Warrants prior to their expiration, at a redemption price of $.25 per Series G Warrant upon not less than 30 days prior written notice to the warrant holders.

     In connection with the offering, the Company issued to the placement agent 139,828 warrants (placement agent warrants) to purchase two shares of Common Stock and one Series H Warrant, which are exercisable for a three-year period commencing one year from the date of issuance, at an exercise price of $1.80. Upon exercise of the placement agent warrants, the Company will issue up to 139,828 Series H Warrants each to purchase one share of Common Stock at an exercised price of $7.50 per share. The Series H Warrants are exercisable for a three-year period commencing one year from the date of issuance and are not redeemable by the Company.

     PRIVATE PLACEMENT OFFERING DATED MAY 24, 1995 (MAY 1995 PRIVATE
PLACEMENT)

     As of July 31, 1995, the closing date of the May Private Placement, the Company received $1,248,000 (net of offering costs of approximately $372,000) from the sale of 1,800,000 shares of Common Stock and warrants (Series G Warrants) to acquire up to 900,000 shares of Common Stock. The Series G Warrants are exercisable from the date of their issuance through the three years from the effective date of the Company's initial registration statement at $7.50 per share. Under certain conditions as set forth in the warrant agreement, the Company may redeem the Series G Warrants prior to their expiration, at a redemption price of $.25 per Series G Warrant upon not less than 30 days' prior written notice to the warrant holders.

     In connection with the offering, the Company issued to the placement agent 73,560 warrants (placement agent warrants) to purchase two shares of Common Stock and one Series H Warrant, which are exercisable for a three-year period commencing one year from the date of issuance, at an exercise price of $1.80. Upon exercise of the placement agent warrants, the Company will issue up to 73,560 Series H Warrants each to purchase one share of Common Stock at an exercised price of $7.50 per share. The Series H Warrants are exercisable for a three-year period commencing one year from the date of issuance and are not redeemable by the Company.

     The Company has issued 2,136,878 Series G Warrants to date. No warrants have been exercised to date.

     PRIVATE PLACEMENT OFFERING DATED JANUARY 31, 1996 (JANUARY 1996 PRIVATE PLACEMENT)

     As of January 31, 1996, the closing date of the January Private Placement, the Company received $1,981,000 (net of offering costs of approximately $880,000) from the sales of 1,040,636 shares of Common Stock and warrants (Series J Warrants) to acquire up to 682,078 shares of Common Stock, in addition $1,138,000 in bridge loans (including accrued interest) were converted into units offered under the January 31, 1996 Private Placement (see Note 13).

     The Series J warrants are exercisable for a three-year period commencing on the effectiveness of a registration statement covering the shares received upon their exercise. The exercise price of the Series J warrants will be reduced to $5.40 per share in the event that the Company fails to repurchase certain shares of Common Stock by May 31, 1996 and will reduce by $.50 per share for each month subsequent to September 1996 (June 1996

                RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES in the event such stock purchase is not effected by May 31) in which a registration statement covering the shares issuable upon exercise of the Series J Warrants is not effective.

     In connection with the offering, the Company issued to the placement agent 65,445 warrants (placement agent warrants) to purchase two shares of Common Stock and one Series H Warrant, which are exercisable for a three-year period commencing one year from the date of issuance, at an exercise price of $2.75. Upon exercise of the placement agent warrants, the Company will issue up to 65,445 Series H Warrants each to purchase one share of Common Stock at an exercised price of $7.50 per share. The Series H Warrants are exercisable for a three-year period commencing one year from the date of issuance and are not redeemable by the Company.

     PRIVATE PLACEMENT OFFERING DATED APRIL 8, 1996 (APRIL 1996 PRIVATE
PLACEMENT)

     On April 8, 1996 the Company completed a private placement. The Company received $225,000 (net of offering costs of $22,000) from the sale of 90,000 shares of Common Stock and warrants (Series J Warrants) to acquire up to 45,000 shares of Common Stock at $7.50 per share. The Series J Warrants are exercisable for a three-year period commencing on the effectiveness of a registration statement covering the shares received upon their exercise. The exercise price of the Series J Warrants will be reduced to $5.40 per share in the event that the Company fails to repurchase certain shares of Common Stock by May 31, 1996 and will reduce by $.35 per share for each month subsequent to September 1996 (June 1996 in the event such stock purchase is not effected by May 31) in which a registration statement covering the shares issuable upon exercise of the Series J warrants is not effective.

     In connection with the offering, the Company issued to the placement agent 4,500 warrants (placement agent warrants) to purchase two shares of Common Stock and one Series H Warrant, which are exercisable for a three-year period commencing one year from the date of issuance, at an exercise price of $2.75. Upon exercise of the placement agent warrants, the Company will issue up to 4,500 Series H Warrants each to purchase one share of Common Stock at an exercised price of $7.50 per share. The Series H Warrants are exercisable for a three-year period commencing one year from the date of issuance and are not redeemable by the Company.

     PREFERRED STOCK

     SERIES A--The Company issued 13,000 shares, as restructured, of Series A preferred stock in connection with the acquisition of NRI. Series A preferred stock is without par value, is non-voting and has no liquidation preferences with respect to any other class or series of the Company's common or preferred stock. The 13,000 Series A preferred shares were redeemed in July, 1996 following the recent public offering of the Company's common stock (see Note 2[A]).

     SERIES B--On March 31, 1994, the Company owed FD $887,000. On that date the Company issued 591,333 shares of Series B preferred stock, no par value, in exchange for that debt at $1.50 per share. The shares have voting rights under limited conditions, are redeemable at $1.50 per share at the option of the Company, and are convertible into Common Stock at one share of Common Stock for each five shares of preferred stock.

     On January 25, 1995, the Company exchanged 291,333 shares of Series B preferred stock as partial consideration for the "W" right and on November 9, 1995, the remaining 300,000 shares were converted into 12,000 shares of Common Stock.

     W RIGHT

     On January 25, 1995, the Company conditionally granted to the chief executive officer/majority stockholder the right ("W" Right) to acquire shares of Common Stock valued at $1,187,500 in exchange for: 1) the purchase

                RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES of MSW technology owned by FD and the chief executive officer/majority stockholder; 2) 291,333 Series B preferred shares owned by FD; and 3) the forgiveness of $1,187,500 of accrued salary, royalties and other amounts due to the chief executive officer/majority stockholder of which $246,000 was recorded as accrued salary payable in equity security as of September 30, 1994. On August 8, 1995, the officer/majority stockholder exercised that "W" Right and was issued 1,319,445 shares of Common Stock.


NOTE 18--EXTRAORDINARY ITEMS

     The Company owed $510,000 for professional services to a law firm. The Company extinguished $475,000 of the debt in 1993 for $5,000 cash and a $30,000 promissory note. During 1993, the extinguishment of $475,000 has been recorded as an extraordinary gain.

     During 1994, the Company extinguished $347,000 of debt for $17,000 cash and $112,000 in notes payable thereby recognizing an extraordinary gain of $218,000.

     During 1995, the Company extinguished $896,000 of debt for $90,000 cash thereby recognizing an extraordinary gain of $806,000.

NOTE 19--COMMITMENTS AND CONTINGENCIES

     ENVIRONMENTAL LIABILITIES

     In connection with the recycling and processing of ferrous and non-ferrous metals, the Company may come in contact with "hazardous materials" as that term is defined under various environmental laws.
Although the Company screens for "hazardous materials" in its raw materials, certain items processed may inadvertently contain such materials, which could result in contamination of the waste by-products and premises. At this time the Company believes that it is in substantial compliance with all applicable environmental laws. Due to the nature of the Company's operations, changes in the environmental laws or inadvertent improper disposal of a hazardous material may result in a violation of such laws subjecting the Company to fines and responsibility for costs attributable to remediation.

     LONG-TERM DEBT

     In conjunction with the acquisition of MRI, previously discussed in Note 2[B], the Company executed a promissory note on February 28, 1995 in the amount of $1,200,000 payable to MRI, bearing interest at 8%, due February 28, 1998. Accrued interest is payable on March 31, 1995, and on June 30, September 30, December 31, and March 31 of each calendar year thereafter through maturity.

     Under the terms of the note payable, the Company was required to transfer $1,150,000 of the proceeds from the note payable to NRI and is prohibited from obtaining any repayment from NRI until the ACI Option expires unexercised. If the ACI Option is exercised, the note payable will no longer be due to MRI.

     INSURANCE

     The Company partially self insures for casualty losses on property, plant and equipment at its NRI subsidiary.

                RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

NOTE 20--LEASES

     OPERATING LEASES

     On June 8, 1995, the Company entered into an operating lease agreement for office space. The term of the lease is through June 2000, with monthly rent expense beginning at $1,800 and increasing to $3,900 per month.

     During December 1995, the Company entered into lease agreements for yard facilities. The agreement with Anglo requires payments of $2,500 per month through December 2005 (see Note 2[C]) and the other agreement requires annual rent of $16,000 payable quarterly through December 2000.

     Future minimum lease payments are as follows for the periods ending:

                             SEPTEMBER 30, 1995        JUNE 30, 1996
                             ------------------        -------------
                                                        (UNAUDITED)
1996....................          $ 44,000                $     --
1997....................            45,000                  92,000
1998....................            45,000                  92,000
1999....................            46,000                  93,000
2000....................            35,000                  94,000
2001....................                --                  38,000
Thereafter..............                --                 134,000
                                  --------                --------
                                  $215,000                $543,000
                                  --------                --------
                                  --------                --------

     Rent expense for the years ended September 30, 1995, 1994, 1993 and the nine months ended June 30, 1996, was approximately $47,000, $48,000, $48,000 and $65,000, respectively.

     CAPITAL LEASES

     NRI leases certain equipment under a capital lease obligation through November 1997. The obligation under the capital lease has been recorded in the accompanying financial statements at the present value of future minimum lease payments, discounted at an interest rate of 10.5%.

     The Company leases the equipment acquired from Anglo under a capital lease obligation (see Note 2[C]). In connection with the lease agreement, the Company issued a warrant to the leasing company to acquire 53,600 shares of the Company's Common Stock at $5.00 per share exercisable over a period of three years from the date of issuance. At June 30, 1996, the Company was in violation with certain covenants under the capital lease obligation. The lessor has granted the Company a waiver of lease covenant violations through April 1, 1997 and the Company anticipates negotiating with the lessor to amend the lease agreement to revise the provisions for which the Company is not in compliance; accordingly, the present value of the future minimum lease payments have been classified as current.

     The capitalized cost, accumulated depreciation, and depreciation expense relating to this equipment was as follows for the periods ended:

                                  SEPTEMBER 30,         JUNE 30,
                                     1995                 1996
                                  -------------        ----------
                                                       (UNAUDITED)

                RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

Capitalized cost.............       $118,000           $1,918,000
Accumulated depreciation.....         (6,000)             (85,000)
                                    --------           ----------
                                    $112,000           $1,833,000
                                    --------           ----------
                                    --------           ----------
Depreciation expense.........       $  6,000           $   79,000
                                    --------           ----------
                                    --------           ----------

     The future minimum lease payments under the capital lease and net present value of future minimum lease payments are as follows for the periods ending:

                                      SEPTEMBER 30, 1995     JUNE 30, 1996
                                      ------------------     -------------
                                                              (UNAUDITED)
1996..............................       $ 44,000              $       --
1997..............................         41,000                 513,000
1998..............................          6,000                 520,000
1999..............................             --                 486,000
2000..............................             --                 486,000
2001..............................             --                 243,000
                                         --------              ----------
Total future minimum payments.....         91,000               2,248,000
Amount representing interest......        (13,000)               (556,000)
                                         --------              ----------
Present value of future minimum
  lease payments..................         78,000               1,692,000
Less current portion..............        (37,000)             (1,662,000)
                                         --------              ----------
                                         $ 41,000              $   30,000
                                         --------              ----------
                                         --------              ----------

NOTE 21--SUPPLEMENTAL INFORMATION TO STATEMENT OF CASH FLOWS FOR NONCASH INVESTING AND FINANCING ACTIVITIES

                                                       FOR THE YEAR ENDED          NINE MONTHS ENDED
                                                           SEPTEMBER 30,               JUNE 30,
                                                    ------------------------    ------------------------
                                                       1995          1994          1996          1995
                                                    ----------    ----------    ----------    ----------
                                                                                (UNAUDITED)   (UNAUDITED)
Cash paid for interest.........................     $  407,000    $       --    $  402,000    $  294,000
                                                    ----------    ----------    ----------    ----------
                                                    ----------    ----------    ----------    ----------
Stock issued for conversion of bridge
  financing ...................................     $  150,000    $       --    $1,138,000    $  150,000
                                                    ----------    ----------    ----------    ----------
                                                    ----------    ----------    ----------    ----------
Acquisition of subsidiaries for stock..........     $       --    $6,725,000    $  925,000    $       --
                                                    ----------    ----------    ----------    ----------
                                                    ----------    ----------    ----------    ----------
Purchase of equipment for notes payable........     $   56,000    $    5,000    $1,540,000    $   35,000
                                                    ----------    ----------    ----------    ----------
                                                    ----------    ----------    ----------    ----------
Sale of 25% interest in subsidiary for
  note receivable..............................     $       --    $  900,000    $       --    $       --
                                                    ----------    ----------    ----------    ----------
                                                    ----------    ----------    ----------    ----------
Reversal of deferred gain on sale of
  subsidiary...................................     $  751,000    $       --    $       --    $       --
                                                    ----------    ----------    ----------    ----------
                                                    ----------    ----------    ----------    ----------
Common stock issued for relief of debt.........     $       --    $1,351,000    $       --    $       --
                                                    ----------    ----------    ----------    ----------
                                                    ----------    ----------    ----------    ----------
Preferred stock issued for
  extinguishment of debt.......................     $       --    $  887,000    $       --    $       --
                                                    ----------    ----------    ----------    ----------
                                                    ----------    ----------    ----------    ----------
Conversion of accrued salary to equity.........     $       --    $  246,000    $       --    $       --
                                                    ----------    ----------    ----------    ----------
                                                    ----------    ----------    ----------    ----------
Restructure of preferred stock to debt.........     $2,300,000    $       --    $       --    $2,300,000
                                                    ----------    ----------    ----------    ----------
                                                    ----------    ----------    ----------    ----------
Issuance of common stock to chief
  executive officer............................     $  437,000    $       --    $       --    $       --
                                                    ----------    ----------    ----------    ----------
                                                    ----------    ----------    ----------    ----------
Acquisition of equipment under capital
  lease........................................     $  113,000    $       --    $       --    $  113,000
                                                    ----------    ----------    ----------    ----------
                                                    ----------    ----------    ----------    ----------
Contract to acquire land and building
  acquired for note payable....................     $       --    $       --    $  446,000    $       --
                                                    ----------    ----------    ----------    ----------
                                                    ----------    ----------    ----------    ----------
Acquisition of inventory for notes
  payable......................................     $       --    $       --    $1,421,000    $       --
                                                    ----------    ----------    ----------    ----------
                                                    ----------    ----------    ----------    ----------

                RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES


                                                       FOR THE YEAR ENDED          NINE MONTHS ENDED
                                                           SEPTEMBER 30,               JUNE 30,
                                                    ------------------------    ------------------------
                                                       1995          1994          1996          1995
                                                    ----------    ----------    ----------    ----------
                                                                                (UNAUDITED)   (UNAUDITED)
Acquisition of goodwill for note
  payable......................................     $       --    $       --    $  843,000    $       --
                                                    ----------    ----------    ----------    ----------
                                                    ----------    ----------    ----------    ----------
Capital lease obligation incurred to
  finance Anglo acquisition....................     $       --    $       --    $1,800,000    $       --
                                                    ----------    ----------    ----------    ----------
                                                    ----------    ----------    ----------    ----------
Note payable issued for non-compete
  agreement....................................     $       --    $       --    $  750,000    $       --
                                                    ----------    ----------    ----------    ----------
                                                    ----------    ----------    ----------    ----------

NOTE 22--SUBSEQUENT EVENTS

     PUBLIC OFFERING

     On July 17, 1996, the Company completed the Public Offering of 4.4 million shares of Common Stock at an offering price of $4.125 per share. Net proceeds raised by the Company from the Public Offering were $15,323,485. In connection with the Public Offering, the Company repurchased 1,380,585 shares of Common Stock for $4.00 per share.

     On August 15, 1996, the Company redeemed all of its outstanding Series A Convertible Preferred Stock and repurchased 120,000 shares of Common Stock for $2.4 million. This transaction was funded through the proceeds of the Public Offering.

     ACQUISITION OF WEISSMAN

     On August 5, 1996, the Company acquired all of the outstanding common stock of Weissman.

     The assets of Weissman consist of a heavy-duty automotive shredder, metal shearing equipment, a Coreco aluminum furnace, heavy equipment, tools and rolling stock, real property and buildings, inventories and accounts receivable used in the business of recycling ferrous and non-ferrous metals.

     The purchase price totaled $12,070,000, settled through $1,500,000 payable in the form of 363,637 shares of the Company's common stock and $10,570,000 cash paid at closing. Approximately $5,337,000 of the cash portion of the purchase price was funded through the proceeds of the Public Offering and the Company's operating cash. The balance of the cash portion was financed with $1,733,000 of revolving credit borrowings and $3,500,000 of long-term debt secured by the equipment and real property acquired.

     The purchase price for Weissman is anticipated to be allocated as follows:

     Cash.................................................    $    10,000
     Prepaid expenses.....................................         15,000
     Accounts receivable..................................      1,774,000
     Inventories..........................................      1,279,000
     Buildings and improvements...........................      3,000,000
     Automotive shredder..................................      1,500,000
     Heavy equipment......................................      3,400,000
     Equipment and rolling stock..........................      1,200,000
     Land.................................................        800,000
     Accounts payable.....................................       (661,000)

                RECYCLING INDUSTRIES, INC. AND SUBSIDIARIES

     Accrued payroll and other............................       (247,000)
                                                              -----------
     Total................................................    $12,070,000
                                                              -----------
                                                              -----------

     LINE OF CREDIT

     Through September 30, 1996 the line of credit loan agreement has been amended and restated to provide that the principal balance will not exceed the lesser of a total of $12,500,000 or the sum of eligible asset advance rates and term loans. The amended agreement provides for term loans in the amounts of $3,400,000 and $2,500,000 payable in sixty monthly payments of principal plus interest at prime plus 2.25%.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Anglo Metal, Inc.
Harlingen, Texas

     We have audited the accompanying balance sheets of Anglo Metal, Inc. dba Anglo Iron & Metal, as of December 31, 1995 and 1994 and the related statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Anglo Metal, Inc. dba Anglo Iron & Metal, as of December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                AJ. ROBBINS, PC.
                                CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

Denver, Colorado
March 22, 1996

                                ANGLO METAL, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994

                                                   1995            1994
                                                ----------      -----------
                         ASSETS

CURRENT ASSETS:
   Cash......................................   $       --       $  146,000
   Trade accounts receivable, pledged........      641,000          660,000
   Other receivables, related parties........       70,000           75,000
   Inventories...............................    1,437,000        1,041,000
   Prepaid expenses..........................       56,000           52,000
                                                ----------       ----------
     Total Current Assets....................    2,204,000        1,974,000
                                                ----------       ----------
PROPERTY, PLANT AND EQUIPMENT, net of
  accumulated depreciation and amortization of
  $703,000 and $614,000......................    1,300,000        1,332,000
                                                ----------       ----------
OTHER ASSETS:
  Cash surrender value life insurance........      116,000          111,000
  Other......................................       16,000               --
                                                ----------       ----------
    Total Other Assets.......................      132,000          111,000
                                                ----------       ----------
                                                $3,636,000       $3,417,000
                                                ----------      -----------
                                                ----------      -----------

      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Bank overdraft.............................   $  218,000      $        --
  Trade accounts payable.....................      373,000          638,000
  Line of credit, bank.......................           --          839,000
  Accrued liabilities........................       34,000           53,000
  Income taxes payable.......................      140,000               --
  Environmental cleanup liabilities..........    1,194,000        1,194,000
  Due to Recycling Industries, Inc. .........    1,588,000               --
  Current portion of long-term debt..........           --            8,000
  Current portion of capital lease...........           --           64,000
                                                ----------       ----------
    Total Current Liabilities................    3,547,000        2,796,000
                                                ----------       ----------
LONG-TERM DEBT:
  Long-term debt, less current portion.......           --          226,000
  Capital lease, less current portion........           --           46,000
                                                ----------       ----------
    Total Long-Term Debt.....................           --          272,000
                                                ----------       ----------
    Total Liabilities........................    3,547,000        3,068,000
                                                ----------       ----------

                                ANGLO METAL, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994


COMMITMENTS AND CONTINGENCIES:

STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 1,000,000
    shares authorized; 50,000 shares issued
    and outstanding..........................       50,000           50,000
  Retained earnings..........................       39,000          299,000
                                                ----------       ----------
                                                    89,000          349,000
                                                ----------       ----------
      Total Stockholders' Equity.............   $3,636,000       $3,417,000
                                                ----------       ----------
                                                ----------       ----------


                See accompanying Notes to Financial Statements

                                ANGLO METAL, INC.

                            STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                             1995          1994           1993
                                          -----------   -----------   -----------
REVENUES:
  Sales................................   $15,116,000   $12,128,000   $10,189,000
  Brokerage............................       216,000       700,000       352,000
  Other................................         7,000        38,000        20,000
                                          -----------   -----------   -----------
    Total Revenues.....................    15,339,000    12,866,000    10,561,000
                                          -----------   -----------   -----------

COST OF SALES AND EXPENSES:
  Cost of sales........................    13,739,000    11,398,000     9,698,000
  Cost of brokerage....................       181,000       600,000       324,000
  Environmental cleanup costs..........            --            --       729,000
  Personnel............................       414,000       346,000       422,000
  Professional services................        66,000        32,000        31,000
  Depreciation and amortization........        11,000        11,000        10,000
  Interest.............................       133,000       102,000        56,000
  Other general and administrative.....       336,000       205,000       156,000
                                          -----------   -----------   -----------
    Total Cost of Sales and Expenses...    14,880,000    12,694,000    11,426,000
                                          -----------   -----------   -----------

INCOME (LOSS) BEFORE INCOME TAXES......       459,000       172,000      (865,000)
PROVISION FOR INCOME TAXES.............       140,000            --            --
                                          -----------   -----------   -----------
NET INCOME (LOSS)......................   $   319,000   $   172,000   $  (865,000)
                                          -----------   -----------   -----------
                                          -----------   -----------   -----------


                  See accompanying Notes to Financial Statements

                                 ANGLO METAL, INC.

                     STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                 COMMON STOCK
                                 --------------    RETAINED
                                 SHARES  AMOUNT    EARNINGS      TOTAL
                                 ------  ------   ---------      -----
Balance, December 31, 1992 ....  50,000   $50,000  $1,290,000  $1,340,000
Net (loss) ....................                      (865,000)   (865,000)
Dividends paid ................                       (97,000)    (97,000)
                                                   ----------  ----------
Balance, December 31, 1993 ....  50,000    50,000     328,000     378,000
Net income ....................                       172,000     172,000
Dividends paid ................                      (201,000)   (201,000)
                                                   ----------  ----------
Balance, December 31, 1994 ....  50,000    50,000     299,000     349,000
Net income ....................                       319,000     319,000
Dividends paid ................                      (579,000)   (579,000)
                                                   ----------  ----------
Balance, December 31, 1995 ....  50,000   $50,000  $   39,000  $   89,000
                                 ------   -------  ----------  ----------
                                 ------   -------  ----------  ----------

              See accompanying Notes to Financial Statements

                               ANGLO METAL, INC.

                            STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993


                                                                       1995       1994       1993
                                                                    ---------  ---------  ---------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
  Net income (loss)................................................ $ 319,000  $ 172,000  $(865,000)
  Adjustments to reconcile net income to net cash provided (used)
    by operating activities:
      Depreciation and amortization ...............................   105,000    113,000    100,000
      Changes in:
        Trade accounts receivable .................................    19,000   (335,000)   224,000
        Other receivables, related parties ........................     5,000      5,000    (24,000)
        Inventories ...............................................  (396,000)  (135,000)    92,000
        Prepaid expenses ..........................................    (4,000)   (24,000)    38,000
        Bank overdraft ............................................   218,000         --     (6,000)
        Trade accounts payable ....................................  (265,000)    73,000    (67,000)
        Accrued liabilities .......................................     7,000    (32,000)  (111,000)
        Income taxes payable ......................................   140,000         --         --
        Environmental cleanup liabilities .........................        --         --    729,000
                                                                    ---------  ---------  ---------
          Net Cash Provided (Used) by Operating Activities ........   148,000   (163,000)   110,000
                                                                    ---------  ---------  ---------
CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
  Purchase of property and equipment ..............................   (56,000)  (162,000)  (168,000)
  Proceeds from sale of equipment .................................        --      2,000         --
  Increase in deposits ............................................   (16,000)        --         --
  Increase in cash surrender value life insurance .................    (5,000)    (8,000)   (41,000)
                                                                    ---------  ---------  ---------
          Net Cash (Used) by Investing Activities .................   (77,000)  (168,000)  (209,000)
                                                                    ---------  ---------  ---------
CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
   Issuance of long-term debt .....................................   247,000         --         --
   Payments on long-term debt .....................................   (36,000)    (8,000)    (3,000)
   Advances on line of credit .....................................   250,000  1,452,000    637,000
   Repayment on line of credit ....................................   (49,000)  (867,000)  (712,000)
   Payments on capital lease obligation ...........................   (50,000)   (58,000)   (40,000)
   Dividends paid .................................................  (579,000)  (201,000)   330,000
                                                                    ---------  ---------  ---------
          Net Cash Provided (Used) by Financing
            Activities ............................................  (217,000)   318,000    212,000
                                                                    ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH ...................................  (146,000)   (13,000)   113,000
CASH, beginning of year ...........................................   146,000    159,000     46,000
                                                                    ---------  ---------  ---------
CASH, end of year ................................................. $      --  $ 146,000  $ 159,000
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------
CASH PAID FOR INTEREST ............................................ $  48,000  $ 102,000  $  56,000
                                                                    ---------  ---------  ---------
                                                                    ---------  ---------  ---------
See Note 13


                See accompanying Notes to Financial Statements

                            ANGLO METAL, INC.

                        NOTES TO FINANCIAL STATEMENTS
                       DECEMBER 31, 1995, 1994 AND 1993

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACTIVITY

     Anglo Metal, Inc. dba Anglo Iron & Metal (Anglo) was incorporated in the State of Texas in December 1985. Anglo operates in the metals recycling industry (purchasing, processing, selling and brokering ferrous and non-ferrous metals) with its operations located in southern Texas. Anglo operates one of 12 heavy duty automotive shredders located in Texas. Processed scrap is sold to steel mill customers and other metals processors throughout the southern region of the United States and northern Mexico.

     SALE OF ANGLO

     On December 11, 1995, Anglo sold to Recycling Industries, Inc. (RII) substantially all of the assets and the business of Anglo.

     The assets sold consisted of a heavy duty automotive shredder, inventories, metal shearing equipment, balers, heavy equipment, tools and rolling stock used in the business of recycling ferrous and non-ferrous metals. Certain real property, buildings and leasehold improvements used in the metals recycling business were also sold.

     The sales price for Anglo was $6,065,000 comprised of: $2,079,000 in cash; $1,865,000 note which is to be paid in ten equal monthly installments of $186,500 over ten months beginning in February 1996; a $446,000 secured promissory note payable in 60 consecutive monthly installments of $9,000, including interest; a $750,000 unsecured note payable in 72 equal consecutive monthly installments of $10,000, including interest; and 227,693 shares of RII common stock valued at $925,000.

     Of the cash received at the closing of the sale, $1,800,000 was obtained through a sale-leaseback transaction with Ally Capital Corporation, collateralized by all of the machinery and equipment sold, accounts receivable and inventory, which has been recorded as a capital lease. The terms of the sale-leaseback provide for 60 consecutive monthly lease payments of $41,000 with a bargain purchase option at the end of the lease term. The lease contains numerous covenants for maintaining certain financial ratios and earnings levels. The remaining $279,000 paid at closing was obtained from the operating cash reserves and working capital of RII.

     RII signed a consulting and non-competition agreement with the president of Anglo. The term of the noncompete portion is for a term of six years and is valued at $1,000,000 which will be amortized over the term of the agreement using the straight line method. The consulting portion is for a term of six months and is payable $5,000 per month.

     The real property sold and the common stock given by RII have been placed in escrow to provide for the remediation of environmental contamination related to the operations of Anglo prior to the acquisition.

     The purchase price has been allocated as follows:

          Equipment under capital lease ....................... $ 1,800,000
          Contract to acquire land and buildings ..............      70,000
          Covenant not to compete .............................   1,000,000
          Inventories .........................................   1,365,000
          Purchase price in excess of net assets acquired .....   1,830,000
                                                                -----------
               Total purchase price ...........................   6,065,000
          Notes payable .......................................  (3,061,000)
          RII common stock ....................................    (925,000)
                                                                -----------
          Cash paid at closing ................................   2,079,000
          Capital lease obligation ............................  (1,800,000)
                                                                -----------
               Cash from operating capital .................... $   279,000
                                                                -----------
                                                                -----------

     CONCENTRATION OF CREDIT RISK

     Concentrations of credit risk with respect to trade receivables exist due to large balances with a few customers. At December 31, 1995 and 1994, accounts receivable balances for three major customers were $336,476 and $320,335, or 54% and 49%, respectively, of the total accounts receivable balance. Ongoing credit evaluations of customers' financial condition are performed and, generally, no collateral is required. Anglo does not maintain reserves for potential credit losses since such past losses, in the aggregate, have not been significant; therefore, the allowance for doubtful accounts receivable is zero at December 31, 1995 and 1994. Customers are located throughout the Southern region of the United States and Mexico.

     INVENTORIES

     Inventories consist primarily of ferrous and non-ferrous scrap metal. Inventory costs include material, labor and plant overhead. Inventory is stated at lower of cost (first-in, first-out) or market.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost. Depreciation and amortization expense is provided on a straight-line basis using estimated useful lives of 5 to 20 years for equipment and 40 years for building and improvements. Depreciation and amortization expense of property, plant and equipment was $105,000, $113,000 and $100,000 for the years ended December 31, 1995, 1994 and
1993, respectively. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

                            ANGLO METAL, INC.

                    DECEMBER 31, 1995, 1994 AND 1993


     ENVIRONMENTAL EXPENDITURES

     Environmental expenditures that relate to current operations are capitalized if costs improve Anglo's property as compared to the condition of the property when originally constructed or acquired or if the costs prevent environmental contamination from future operations. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments are made or remedial efforts are probable and the cost can be reasonably estimated.

     These amounts are generally accrued upon the completion of feasibility studies or the settlement of claims, but in no event later than Anglo's commitment to a plan of action.

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL STATEMENTS

     The carrying amounts of cash, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items. The fair value of notes payable was estimated based on market values for debt with similar terms. Management believes that the fair value of that debt approximates its carrying value.

     INCOME TAXES

     Anglo and its stockholders have elected under the Internal Revenue Code to be an S-corporation for tax purposes. In lieu of corporate income taxes, the stockholders of an S-corporation are taxed on their proportionate share of its taxable income. Accordingly, no provision or liability for federal income taxes has been included in these financial statements for Anglo for 1994 and 1993. On January 1, 1995, Anglo terminated its S-corporation election.

     Effective January 1, 1995, Anglo adopted Statement of Financial Accounting Standards No. 109 (FAS 109), Accounting for Income Taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial statement amounts at the end of each reporting period. Valuation allowances will be established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the current period and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities have been netted to reflect the tax impact of temporary differences. The adoption of FAS 109 and termination of the S-corporation election resulted in recognition of a net deferred tax asset of $250,000. Anglo has not recorded a deferred tax asset at January 1, 1995 or December 31, 1995 since it was more likely than not

                            ANGLO METAL, INC.

                    DECEMBER 31, 1995, 1994 AND 1993



that the tax assets would not be realized. Therefore, the adoption of FAS 109 and the termination of the S-corporation election did not have a material effect on Anglo's financial statements and there was no cumulative effect of this change in accounting for income taxes at January 1, 1995. There is also no effect on net income for the year ended December 31, 1995.

     CASH

     For purposes of reporting cash flows, Anglo considers all funds with original maturities of three months or less to be cash equivalents.


NOTE 2--INVENTORIES

     Inventories, pledged, consist of the following at:


                                      DECEMBER 31,
                                -----------------------
                                   1995         1994
                                ----------   ----------

          Raw materials ....... $  766,000   $  866,000
          Finished goods ......    671,000      175,000
                                ----------   ----------
                                $1,437,000   $1,041,000
                                ----------   ----------
                                ----------   ----------


     Included in inventory are $50,000 and $10,000 of indirect costs at December 31, 1995 and 1994, respectively.


NOTE 3--PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment, pledged, consists of the following at:

                                                               DECEMBER 31,
                                                          ---------------------
                                                              1995       1994
                                                          ---------- ----------

        Land ............................................ $   10,000 $   10,000
        Building and improvements .......................    109,000    109,000
        Heavy machinery and equipment ...................  1,762,000  1,482,000
        Transportation equipment ........................     99,000    115,000
        Asset under capital lease obligation ............         --    208,000
        Office equipment ................................     23,000     22,000
                                                          ---------- ----------
           Total ........................................  2,003,000  1,946,000
        Less accumulated depreciation and amortization ..   (703,000)  (614,000)
                                                          ---------- ----------
           Net .......................................... $1,300,000 $1,332,000
                                                          ---------- ----------
                                                          ---------- ----------

                              ANGLO METAL, INC.

                      DECEMBER 31, 1995, 1994 AND 1993

NOTE 4--CASH SURRENDER VALUE LIFE INSURANCE

     Anglo is the beneficiary of a life insurance policy on the President of Anglo. The face amount of the policy is $1,800,000. Anglo's cash surrender value was $116,000 and $111,000 at December 31, 1995 and 1994, respectively. The policy is collateral for bank debt.

NOTE 5--ACCRUED EXPENSES

     Accrued expenses consists primarily of accrued salaries and related expenses at December 31, 1995 and 1994.

NOTE 6--LINE OF CREDIT

     Anglo has a revolving line of credit with a bank for a maximum of $250,000 with interest at prime plus 1% (10% at December 31, 1995) collateralized by equipment, inventory, accounts receivable, officer life insurance policy and stockholder and officer personal guarantees. The balance was zero at December 1995 (see Note 8).

NOTE 7--LONG-TERM DEBT

     Long-term debt consists of the following at:

                                                                                        DECEMBER 31,
                                                                                      -----------------
                                                                                      1995       1994
                                                                                      ----     --------
Note payable to individual with original principal of $245,000 and interest at
 10% per annum; monthly principal and interest payments of $2,600;
 collateralized by a $1,800,000 key man life insurance policy; paid
 December 1995 (see Note 8)......................................................     $ --     $222,000

Note payable to bank with original principal amount of $17,200 and interest at 11% per annum; monthly principal and interest payments of $800;
 collateralized by equipment; paid December 1995 (see Note 8)....................       --       12,000
                                                                                      ----     --------
                                                                                        --      234,000
Less current portion.............................................................       --       8,000
                                                                                      ----     --------
                                                                                      $ --     $226,000
                                                                                      ----     --------
                                                                                      ----     --------

                              ANGLO METAL, INC.

                      DECEMBER 31, 1995, 1994 AND 1993

NOTE 8--DEBT RESTRUCTURE

     In connection with the sale of Anglo to RII, certain debt of Anglo was paid by RII prior to December 31, 1995 and has been recorded in the financial statements as advances from RII, a current liability. The following is a summary of the debt restructure.

     In December 1995, RII entered into an agreement with an unrelated entity
(BAF) whereby BAF advances 80% of the purchased trade accounts receivable and collects payments on purchased receivables from Anglo's customers. BAF charges RII an administrative fee equal to 1% of the face amount of the purchased receivables and a monthly finance charge in the amount of 10% of the average daily outstanding balance of all purchased receivables. RII is required to repurchase any receivables not collected from customers within 90 days. The balance at December 31, 1995 was $11,000.

     On December 13, 1995, RII entered into a capital lease with Ally Capital Corporation for $1,800,000 of equipment acquired from Anglo (see Note 1). The proceeds were used to pay off debt in the amount of $1,256,000 and capital lease obligations of $60,000. The remaining balance of $484,000 was used to reduce a $750,000 note payable that was guaranteed by Anglo.

NOTE 9--INCOME TAXES

     The tax effects of temporary differences and net operating loss carryforwards that give rise to deferred tax assets and (liabilities) at December 31, 1995 are as follows:

     Temporary differences:
       Property and equipment.................  $(220,000)
       Accrued environmental liabilities......    362,000
       Inventories............................     68,000
       Valuation allowance....................   (210,000)
                                                ---------
                                                $      --
                                                ---------
                                                ---------

     The provision for income taxes consists of the following at December 31, 1995:

       Current................................  $ 140,000
       Deferred...............................         --
                                                ---------
                                                $ 140,000
                                                ---------
                                                ---------

                              ANGLO METAL, INC.

                      DECEMBER 31, 1995, 1994 AND 1993

     The components of deferred income tax (benefit) expenses are as follows as of December 31, 1995:

       Depreciation and amortization..........  $ 40,000
       Valuation allowance....................   (40,000)
                                                --------
                                                $     --
                                                --------
                                                --------

     Following is a reconciliation of the amount of income tax (benefit) expense that would result from applying the statutory federal income tax rates to pre-tax income the reported amount of income tax expense for the year ended December 31, 1995:

       Tax expense (benefit) at federal statutory rates......  $170,000
       Increase (decrease) resulting from:
         Nondeductible items.................................     8,000
         Depreciation and amortization.......................   (40,000)
         Other..............................................      2,000
                                                               --------
                                                               $140,000
                                                               --------
                                                               --------

NOTE 10--ECONOMIC DEPENDENCY

     The Company is economically dependent on major customers for annual sales as follows:

                              1995     1994     1993
                              ----     ----     ----
     Customer A...........     26%      25%      34%
     Customer B...........     18%      10%      --%
     Customer C...........     10%      --%      --%
     Customer D...........     12%      --%      12%
     Customer E...........     --%      --%      11%
     Customer F...........     --%      12%      --%

NOTE 11--COMMITMENTS AND CONTINGENCIES

     LOAN GUARANTEE

     Anglo is guarantor of a note payable for its stockholders to a bank with an original principal of $750,000; interest at 10.5% per annum; monthly principal and interest payments of $8,000. The note is collateralized by equipment, personal guarantees of Anglo stockholders and president, and assignment of key man life insurance policy; due December 1988. The note balance is $207,000 and $717,000 at December 31, 1995 and 1994. Of the

                              ANGLO METAL, INC.

                      DECEMBER 31, 1995, 1994 AND 1993

cash received at closing, $484,000 was paid directly to the note holder by RII (see Note 8). RII is not a guarantor for the remaining outstanding principal.

     LITIGATION

     Anglo Metal, Inc. and Anglo Iron & Metal are defendants in a lawsuit by the State of Texas and Houston Lighting & Power, and Central Power & Light for $924,000. Anglo is vigorously defending the case. A liability of $465,000 has been recorded in the financial statements of Anglo. Under the terms of the purchase agreement, RII shall not assume any liabilities of Anglo arising on or before the closing date with respect to any action, event or occurrence.

     Anglo is also a party to a number of lawsuits arising in the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on Anglo's financial position.

     ENVIRONMENTAL LIABILITIES

     Anglo is a party to proceedings before state and federal regulatory agencies relating to environmental remediation issues. The assessment of the required response and remedial costs associated with the cleanup is extremely complex. Among the variables that management must assess are imprecise engineering estimates, continually evolving governmental standards, potential recoveries from insurance coverage and laws which impose joint and several liability. During January 1993, Environmental Protection Agency (EPA) conducted an on site investigation and discovered a violation of the Toxic Substance Control Act, concerning illegal disposal of Poly Chlorinated Biphenyl (PCB) containing capacitors. Anglo was assessed a $129,000 penalty and was ordered to remediate the site and dispose of contaminated soil in accordance with EPA standards. The initial engineering estimates for remediation and soil disposal are within the range of $200,000 to $600,000. A liability for $729,000 has been recorded in the Anglo financial statements. Under the terms of the acquisition of Anglo by RII, the stock component of the purchase price has been escrowed for remediation costs.

     LEASES

     Anglo leases facilities under non-cancelable operating lease through 2005. The monthly lease payments are $4,000 per month for the term of the lease. Total rental expense for each of the three years 1995, 1994 and 1993 was $47,000. Anglo also leased equipment under a capital lease for $208,000 which was paid in December 1995.

     Future minimum lease payments are as follows at December 31:

       1996.................  $ 30,000
       1997.................    30,000
       1998.................    30,000
       1999.................    30,000
       2000.................    30,000
       Thereafter...........   150,000
                              --------
                              $300,000
                              --------
                              --------

                              ANGLO METAL, INC.

                      DECEMBER 31, 1995, 1994 AND 1993

NOTE 12--RELATED PARTY TRANSACTIONS

     In addition to transactions with related parties discussed throughout the notes to the financial statements, the following related party transactions have taken place.

     Accounts receivable from related parties consist of advances made to one of the officers of Anglo and to one of the stockholders. These advances are non-interest bearing. The officer's balance was $59,000 and $64,000 for 1995 and 1994, respectively, and the stockholder's balance was $11,000 at the end of 1995 and 1994.

NOTE 13--SUPPLEMENTAL INFORMATION TO STATEMENT OF CASH FLOWS FOR NON-CASH INVESTING AND FINANCING ACTIVITIES

     During the year ended December 31, 1995, the long term debt of $1,256,000 and the capital lease of $60,000 were paid by RII.

     During the year ended December 31, 1995, a capital lease in the amount of $208,000 was entered into for the acquisition of equipment.

     During the year ended December 31, 1995, $17,000 of equipment was acquired with a note.

     During the year ended December 31, 1995, $807,000 of the line of credit balance was refinanced to a long-term installment note payable.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Mid-America Shredding, Inc.
Ste. Genevieve, Missouri

     We have audited the accompanying balance sheet of Mid-America Shredding, Inc., as of December 31, 1995 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mid-America Shredding, Inc., as of December 31, 1995 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                   AJ. ROBBINS, PC.
                                   CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS


Denver, Colorado
April 5, 1996

                         MID-AMERICA SHREDDING, INC.

                                 BALANCE SHEET


                                                              DECEMBER 31,   MARCH 31,
                                                              ------------  ----------
                                                                 1995          1996
                                                                 ----          ----
                                                                            (UNAUDITED)
                               ASSETS
CURRENT ASSETS:
  Cash .....................................................  $   30,000    $   18,000
  Trade accounts receivable ................................      87,000       109,000
  Inventories ..............................................      86,000        34,000
  Prepaid expenses .........................................      16,000            --
                                                              ----------    ----------
      Total Current Assets .................................     219,000       161,000
PROPERTY, PLANT AND EQUIPMENT, net .........................   2,886,000     2,823,000
                                                              ----------    ----------
                                                              $3,105,000    $2,984,000
                                                              ----------    ----------
                                                              ----------    ----------

          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Note payable, bank .......................................  $1,210,000    $1,210,000
  Trade accounts payable ...................................      82,000       129,000
  Trade accounts payable, related party ....................     133,000       143,000
  Accrued liabilities ......................................      35,000        16,000
  Current portion of long-term debt ........................      20,000        21,000
                                                              ----------    ----------
      Total Current Liabilities ............................   1,480,000     1,519,000
LONG-TERM DEBT, less current portion .......................       7,000         2,000
                                                              ----------    ----------
      Total Liabilities ....................................   1,487,000     1,521,000
                                                              ----------    ----------

COMMITMENTS AND CONTINGENCIES:


STOCKHOLDERS' EQUITY:
  Common stock, $1.00 par value; 30,000 shares authorized;
    245 shares issued and outstanding ......................          --            --
  Additional paid-in capital ...............................   3,055,000     3,055,000
  Accumulated (deficit) ....................................  (1,437,000)   (1,592,000)
                                                              ----------    ----------
      Total Stockholders' Equity ...........................   1,618,000     1,463,000
                                                              ----------    ----------
                                                              $3,105,000    $2,984,000
                                                              ----------    ----------
                                                              ----------    ----------

              See accompanying Notes to Financial Statements

                         MID-AMERICA SHREDDING, INC.

                           STATEMENT OF OPERATIONS


                                                         FOR THE THREE MONTHS ENDED
                                            FOR THE      --------------------------
                                           YEAR ENDED           MARCH 31,
                                           DECEMBER 31,         ----------
                                              1995          1996           1995
                                           ----------    ---------      ----------
                                                         (UNAUDITED)    (UNAUDITED)

SALES .................................... $3,866,000    $ 452,000      $1,027,000
                                           ----------    ---------      ----------
COST OF SALES AND EXPENSES:
  Cost of sales ..........................  3,587,000      439,000         814,000
  Personnel ..............................    247,000      124,000         157,000
  Professional services ..................      6,000        5,000           2,000
  Travel .................................      1,000           --              --
  Interest ...............................    125,000       35,000          30,000
  Other general and administrative .......     23,000        4,000          15,000
                                           ----------    ---------      ----------
      Total Cost of Sales and Expenses ...  3,989,000      607,000       1,018,000
                                           ----------    ---------      ----------
NET INCOME (LOSS) ........................ $ (123,000)   $(155,000)     $    9,000
                                           ----------    ---------      ----------
                                           ----------    ---------      ----------



               See accompanying Notes to Financial Statements

                         MID-AMERICA SHREDDING, INC.

                STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                  FOR THE YEAR ENDED DECEMBER 31, 1995 AND
              THE THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)

                                               COMMON STOCK      ADDITIONAL
                                             ---------------      PAID-IN      ACCUMULATED
                                             SHARES   AMOUNT      CAPITAL       (DEFICIT)       TOTAL
                                             ------   ------     ----------   ------------   ----------
Balance, January 1, 1995..................    245     $   --     $3,009,000   $(1,314,000)   $1,695,000
Contributed capital.......................     --         --         46,000            --        46,000
Net (loss)................................     --         --             --      (123,000)     (123,000)
                                              ---     ------     ----------   -----------    ----------
Balance, December 31, 1995................    245         --      3,055,000    (1,437,000)    1,618,000
Net (loss)................................     --         --             --      (155,000)     (155,000)
                                              ---     ------     ----------   -----------    ----------
Balance, March 31, 1996 (Unaudited).......    245     $   --     $3,055,000   $(1,592,000)   $1,463,000
                                              ---     ------     ----------   -----------    ----------
                                              ---     ------     ----------   -----------    ----------







                See accompanying Notes to Financial Statements

                         MID-AMERICA SHREDDING, INC.
                          STATEMENTS OF CASH FLOWS

                                                                    FOR THE       FOR THE THREE MONTHS ENDED
                                                                   YEAR ENDED              MARCH 31,
                                                                   DECEMBER 31,   --------------------------
                                                                       1995           1996          1995
                                                                    ----------    -----------    -----------
                                                                                  (UNAUDITED)    (UNAUDITED)
CASH FLOWS (TO) FROM OPERATING ACTIVITIES:
  Net income (loss)...............................................  $(123,000)     $(155,000)    $   9,000
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.................................    173,000         43,000        43,000
    Changes in:
      Accounts receivable.........................................     62,000        (22,000)       48,000
      Inventories.................................................    192,000         52,000        49,000
      Prepaid expenses............................................     12,000         16,000        (9,000)
      Trade accounts payable......................................    (72,000)        47,000        13,000
      Trade accounts payable, related party.......................    106,000         10,000            --
      Accrued liabilities.........................................     22,000        (19,000)        4,000
                                                                    ---------      ---------     ---------
        Net Cash Provided (Used) by Operating
         Activities...............................................    372,000        (28,000)      157,000
                                                                    ---------      ---------     ---------
CASH FLOWS (TO) FROM INVESTING ACTIVITIES:
  Purchase of property and equipment..............................   (484,000)        (3,000)           --
  Proceeds from sale of property and equipment....................         --         23,000        22,000
  Construction in progress........................................         --             --      (204,000)
                                                                    ---------      ---------     ---------
        Net Cash Provided (Used) by Investing
         Activities...............................................   (484,000)        20,000      (182,000)
                                                                    ---------      ---------     ---------
CASH FLOWS (TO) FROM FINANCING ACTIVITIES:
  Proceeds from note payable, bank................................    144,000             --        43,000
  Payments on note payable, bank..................................    (20,000)            --            --
  Payments on long-term debt......................................    (18,000)        (4,000)           --
  Payment on amount due to former shareholder.....................     (5,000)            --            --
  Capital contributions...........................................     26,000             --         5,000
                                                                    ---------      ---------     ---------
        Net Cash Provided (Used) by Financing
         Activities...............................................    127,000         (4,000)       48,000
                                                                    ---------      ---------     ---------
NET INCREASE (DECREASE) IN CASH...................................     15,000        (12,000)       23,000
CASH, beginning of period.........................................     15,000         30,000        15,000
                                                                    ---------      ---------     ---------
CASH, end of period...............................................  $  30,000      $  18,000     $  38,000
                                                                    ---------      ---------     ---------
                                                                    ---------      ---------     ---------
CASH PAID FOR INTEREST............................................  $ 127,000      $  34,000     $  30,000
                                                                    ---------      ---------     ---------
                                                                    ---------      ---------     ---------
See Note 10

               See accompanying Notes to Financial Statements

                         MID-AMERICA SHREDDING, INC.

                        NOTES TO FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACTIVITY

     Mid-America Shredding, Inc. (Mid-America) was incorporated in the state of Missouri in July 1989. Mid-America operates in the metals recycling industry (purchasing, processing and selling ferrous and non-ferrous metals). Mid-America operates a heavy duty automotive shredder to separate metals into ferrous and non-ferrous metals. Insulated copper or aluminum wire is processed through a wire chopping machine to produce clean copper or aluminum chops. Mid-America operates in Ste. Genevieve, Missouri.

     ACQUISITION OF MID-AMERICA SHREDDING, INC.

     On April 15, 1996, the assets and business of Mid-America were sold to Recycling Industries, Inc. (RII).

     The assets sold by Mid-America consisted of real property, buildings, inventories, a heavy duty automotive shredder, a wire chopping plant, heavy equipment and tools used in the business of recycling ferrous and non-ferrous metals.

     The sales price for Mid-America was $1,925,000, comprised of $660,000 in cash, a $55,000 note payable in eight equal monthly installments of $6,900, and the assumption of Mid-America outstanding bank debt of $1,210,000.

     The sale will be accounted for using the purchase method and the price will be allocated as follows:

     Inventories...........................  $    55,000
     Land..................................      310,000
     Buildings and improvements............      560,000
     Machinery and equipment...............    1,000,000
                                             -----------
     Total purchase price..................    1,925,000
     Notes payable.........................   (1,265,000)
                                             -----------
       Cash paid at closing................  $   660,000
                                             -----------
                                             -----------

     UNAUDITED INTERIM FINANCIAL STATEMENTS

     In the opinion of management, the unaudited interim financial statements for the three month period ended March 31, 1996 and 1995 are presented on a basis consistent with the audited annual financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such periods. The results of operations for the interim period ending March 31, 1996 are not necessarily indicative of the results to be expected for the year ended December 31, 1996.

     INVENTORIES

     Inventories consist primarily of ferrous and non-ferrous scrap metal. Inventory costs for finished goods include material, labor and plant overhead. Inventories are stated at lower of cost (first-in, first-out) or market.

                         MID-AMERICA SHREDDING, INC.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost. Depreciation and amortization expense is provided on a straight-line basis using estimated useful lives of 10 to 20 years for equipment and 40 years for building and improvements. Depreciation and amortization expense of property, plant and equipment was $173,000 and $43,000 for the year ended December 31, 1995 and for the three months ended March 31, 1996 (unaudited), respectively. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

     ENVIRONMENTAL EXPENDITURES

     Environmental expenditures that relate to current operations are capitalized if the costs improve Mid-America's property as compared to the condition of the property when originally constructed or acquired or if the costs prevent environmental contamination from future operations. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments are made or remedial efforts are probable and the cost can be reasonably estimated. These amounts are generally accrued upon the completion of feasibility studies or the settlement of claims, but in no event later than Mid-America's commitment to a plan of action.

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL STATEMENTS

     The carrying amounts of cash, accounts receivable, accounts payable, and accrued liabilities approximate fair value because of the short maturity of these items. The fair value of the note payable, bank was estimated based on market values for debt with similar terms. Management believes that the fair value of that debt approximates its carrying value.

     INCOME TAXES

     Effective July, 1989, Mid-America and its stockholders elected under the Internal Revenue Code to an S-corporation for tax purposes. In lieu of corporate income taxes, the stockholders of an S-corporation are taxed on their proportionate share of Mid-America's taxable income. Accordingly, no provision or liability for federal income taxes has been included in these financial statements for Mid-America for the year ended December 31, 1995 or for the three months ended March 31, 1996.

                         MID-AMERICA SHREDDING, INC.

     CASH

     For purposes of reporting cash flows, Mid-America considers all funds with maturities of three months or less to be cash equivalents.

NOTE 2--INVENTORIES

     Inventories, pledged, consist of the following:


                                   DECEMBER 31,   MARCH 31,
                                       1995         1996
                                   -----------    --------
                                                (Unaudited)
    Raw materials.................   $74,000      $34,000
    Finished goods................    12,000           --
                                     -------      -------
                                     $86,000      $34,000
                                     -------      -------
                                     -------      -------

     Included in inventories are $2,000 of indirect costs at December 31, 1995.

NOTE 3--PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment, pledged, consists of the following:

                                                        DECEMBER 31,  MARCH 31,
                                                           1995         1996
                                                        -----------  -----------
                                                                     (UNAUDITED)
     Land and improvements...........................   $  359,000   $  359,000
     Building and improvements.......................      163,000      163,000
     Heavy machinery and equipment...................    1,703,000    1,676,000
     Auto shredder mill..............................    1,304,000    1,304,000
     Transportation equipment........................       50,000       46,000
     Office equipment................................       10,000       10,000
                                                        ----------   ----------
       Total.........................................    3,589,000    3,558,000
     Less accumulated depreciation and amortization..     (703,000)    (735,000)
                                                        ----------   ----------
                                                        $2,886,000   $2,823,000
                                                        ----------   ----------
                                                        ----------   ----------

NOTE 4--ACCRUED LIABILITIES

     Accrued liabilities consist primarily of accrued interest, accrued salaries and related expenses at December 31, 1995 and March 31, 1996 (Unaudited).

                         MID-AMERICA SHREDDING, INC.

NOTE 5--NOTE PAYABLE, BANK

                                                                           DECEMBER 31,    MARCH 31,
                                                                              1995           1996
                                                                           ------------   -----------
                                                                                          (UNAUDITED)
  Note payable to bank with interest payable monthly at prime plus one and one-half percent per annum (10% at December 31, 1995 and
   10.5% at March 31, 1996 (Unaudited); collateralized by property and equipment, accounts receivable and inventories; due on
   demand; guaranteed by stockholder.....................................   $1,210,000    $1,210,000

NOTE 6--LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                      DECEMBER 31,    MARCH 31,
                                                                          1995           1996
                                                                      ------------   -----------
                                                                                     (UNAUDITED)

  Retail purchase contract for equipment payable to the
   vendor with original principal amount of $21,000 and
   interest at 12% per annum; monthly principal and interest
   payments of $1,000; due February 1997............................     $13,000       $11,000

  Retail purchase contract for equipment payable to the
   vendor with original principal of $18,000 and interest at
   12% per annum; monthly principal and interest payments
   of $846; due June 1997...........................................      14,000        12,000
                                                                         -------       -------
                                                                          27,000        23,000
  Less current portion..............................................      20,000        21,000
                                                                         -------       -------
                                                                         $ 7,000       $ 2,000
                                                                         -------       -------
                                                                         -------       -------

     The principal maturities for the long-term debts are as follows:

        1996........................................................     $20,000       $21,000
        1997........................................................       7,000         2,000
                                                                         -------       -------
                                                                         $27,000       $23,000
                                                                         -------       -------
                                                                         -------       -------

                          MID-AMERICA SHREDDING, INC

NOTE 7--COMMITMENTS AND CONTINGENCIES

     LEASES

     Mid-America has two operating leases with a railroad company for a spur rail track and industrial property located in Zell, Missouri with annual lease payments of $2,000. In addition, an office trailer was leased for the year for $4,000. Total rent expense was $6,000 and $1,500 for the year ended December 31, 1995 and the three months ended March 31, 1996 (unaudited), respectively.

     LETTER OF CREDIT

     Mid-America has issued a letter of credit for $50,000 which expires on December 31, 1997. The local electric utility company constructed a power substation and the letter of credit guarantees the utility company that the substation will be used for its intended purpose by Mid-America. The letter of credit has not been drawn upon as of March 31, 1996.


NOTE 8--RELATED PARTY TRANSACTIONS

     During 1995, Mid-America purchased $116,000 of equipment, parts and repairs from an electric supply company (a related party) which is owned by the majority shareholder of Mid-America. At December 31, 1995, Mid-America owed the related party $133,000. For the three months ended March 31, 1996 (unaudited), Mid-America purchased an additional $10,000 of equipment, parts and repairs and owed the related party a total of $143,000 at March 31, 1996 (unaudited).


NOTE 9--ECONOMIC DEPENDENCY

     Mid-America is economically dependent on three major customers for annual sales. During 1995, the three customers accounted for 48%, 16% and 10% of sales volume, respectively.


NOTE 10--SUPPLEMENTAL INFORMATION TO STATEMENT OF CASH FLOWS FOR NONCASH INVESTING AND FINANCING ACTIVITIES


     During the year ended December 31, 1995, $39,000 of equipment was acquired through the issuance of long-term debt.

     The majority shareholder contributed equipment in the amount of $20,000 in 1995.

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
 Weissman Industries, Inc.
 Waterloo, Iowa

     We have audited the accompanying balance sheets of Weissman Iron and Metal, a Division of Weissman Industries, Inc. (the Division), as of December 31, 1995 and 1994 and the related statements of operations, changes in division equity and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Weissman Iron and Metal, a Division of Weissman Industries Inc. as of December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.


                    AJ. ROBBINS, PC.
                    CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

Denver, Colorado
April 21, 1996

                           WEISSMAN IRON AND METAL

                               BALANCE SHEETS

                                                DECEMBER 31,
                                          -----------------------     JUNE 30,
                                             1995         1994          1996
                                          ----------   ----------   -----------
                                                                    (UNAUDITED)
                  ASSETS
CURRENT ASSETS:
  Cash..................................  $    9,000   $    8,000   $   15,000
  Trade accounts receivable.............   1,527,000    1,579,000    1,773,000
  Other receivables.....................       1,000       46,000        1,000
  Inventories...........................   1,327,000    1,031,000    1,205,000
  Prepaid expenses......................      10,000       53,000       10,000
                                          ----------   ----------   ----------
      Total Current Assets..............   2,874,000    2,717,000    3,004,000
PROPERTY, PLANT AND EQUIPMENT, net......   5,452,000    5,140,000    5,383,000
                                          ----------   ----------   ----------
                                          $8,326,000   $7,857,000   $8,387,000
                                          ----------   ----------   ----------
                                          ----------   ----------   ----------
   LIABILITIES AND DIVISION EQUITY
CURRENT LIABILITIES:
  Bank overdraft........................  $   39,000   $    5,000   $       --
  Trade accounts payable................     983,000      612,000      700,000
  Trade accounts payable, related
   party................................          --       21,000           --
  Accrued liabilities:
    Payroll and related taxes...........     246,000      245,000      459,000
    Pension termination costs...........      27,000           --       27,000
    Environmental cleanup costs.........      30,000           --       30,000
    Sales and property taxes............      40,000       33,000       34,000
    Other...............................      31,000       20,000       60,000
                                          ----------   ----------   ----------
          Total Current Liabilities.....   1,396,000      936,000    1,310,000

COMMITMENTS AND CONTINGENCIES:

DIVISION EQUITY.........................   6,930,000    6,921,000    7,077,000
                                          ----------   ----------   ----------
                                          $8,326,000   $7,857,000   $8,387,000
                                          ----------   ----------   ----------
                                          ----------   ----------   ----------

               See accompanying Notes to Financial Statements

                          WEISSMAN IRON AND METAL

                          STATEMENTS OF OPERATIONS
          FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993 AND
           THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)


                                                                              SIX MONTHS ENDED
                                     YEAR ENDED DECEMBER 31,                        JUNE 30,
                                 --------------------------------------    ------------------------
                                    1995          1994          1993          1996         1995
                                 -----------   -----------   ----------    ----------   ----------
                                                                           (UNAUDITED)  (UNAUDITED)
REVENUES:
  Sales......................... $16,207,000   $12,959,000   $9,378,000    $7,355,000   $7,791,000
  Brokerage.....................   2,956,000     1,352,000      241,000     1,875,000      908,000
  Other.........................       1,000        11,000       11,000        27,000        1,000
                                 -----------   -----------   ----------    ----------   ----------
    Total Revenues..............  19,164,000    14,322,000    9,630,000     9,257,000    8,700,000
                                 -----------   -----------   ----------    ----------   ----------
COST OF SALES AND EXPENSES:
  Cost of sales.................  12,235,000     9,075,000    7,456,000     5,762,000    5,802,000
  Cost of brokerage.............   2,894,000     1,348,000      237,000     1,828,000      891,000
  Personnel.....................     654,000       564,000      396,000       303,000      301,000
  Professional services.........      17,000        26,000       22,000         8,000        4,000
  Other, general and
   administrative...............     305,000       270,000      282,000       146,000      198,000
  Depreciation and amortization
   expense......................       7,000         7,000        7,000         3,000        3,000
  Environmental cleanup costs...      30,000            --           --            --           --
  Loss on disposal of equipment.          --            --           --            --           --
                                 -----------   -----------   ----------    ----------   ----------
    Total Cost of Sales and
     Expenses...................  16,142,000    11,290,000    8,400,000     8,050,000    7,199,000
                                 -----------   -----------   ----------    ----------   ----------
NET INCOME...................... $ 3,022,000   $ 3,032,000   $1,230,000    $1,207,000   $1,501,000
                                 -----------   -----------   ----------    ----------   ----------
                                 -----------   -----------   ----------    ----------   ----------



                See accompanying Notes to Financial Statements

                           WEISSMAN IRON AND METAL

                    STATEMENT OF CHANGES IN DIVISION EQUITY
            FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND
                 THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)


Balance, December 31, 1992...................................... $ 5,818,000
Net income......................................................   1,230,000
Unrecognized pension costs......................................     (64,000)
Distributions to related parties, net...........................    (635,000)
                                                                 -----------
Balance, December 31, 1993......................................   6,349,000
Net income......................................................   3,032,000
Recognized pension costs........................................      64,000
Distributions to related parties, net...........................  (2,524,000)
                                                                 -----------
Balance, December 31, 1994......................................   6,921,000
Net income......................................................   3,022,000
Unrecognized pension costs......................................     (47,000)
Distributions to related parties, net ..........................  (2,966,000)
Balance, December 31, 1995......................................   6,930,000
Net income (unaudited)..........................................   1,207,000
Distributions to related parties, net (unaudited) ..............  (1,060,000)
                                                                 -----------
Balance, June 30, 1996 (unaudited).............................. $ 7,077,000
                                                                 -----------
                                                                 -----------





              See accompanying Notes to Financial Statements

                           WEISSMAN IRON AND METAL

                           STATEMENTS OF CASH FLOWS
          FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993 AND
         FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)

                                                   YEAR ENDED DECEMBER 31,             SIX MONTHS ENDED JUNE 30,
                                          ----------------------------------------    --------------------------
                                              1995           1994          1993          1996           1995
                                          -----------    -----------    ----------    -----------    -----------
                                                                                      (UNAUDITED)    (UNAUDITED)
CASH FLOWS (TO) FROM
 OPERATING ACTIVITIES:
  Net income............................  $ 3,022,000    $ 3,032,000    $1,230,000    $ 1,207,000    $ 1,501,000
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
    Depreciation and amortization.......      312,000        261,000       220,000        170,000        143,000
    Loss on disposal of equipment.......       20,000          6,000         2,000             --             --
    Changes in:
      Trade accounts receivable.........       52,000       (464,000)     (618,000)      (246,000)      (179,000)
      Other receivables.................      (21,000)        30,000        (2,000)            --        (24,000)
      Prepaid expenses..................       67,000         (5,000)       (2,000)            --        (73,000)
      Inventories.......................     (296,000)       (66,000)      (16,000)       122,000       (204,000)
      Trade accounts payable............      371,000        156,000       243,000       (283,000)       296,000
      Accrued liabilities...............       66,000         47,000       106,000        236,000        (10,000)
      Bank overdraft....................       34,000          5,000            --        (39,000)        93,000
      Environmental cleanup costs.......       30,000             --            --             --             --
                                          -----------    -----------     ---------    -----------    -----------
        Net Cash Provided by
         Operating Activities...........    3,657,000      3,002,000     1,163,000      1,167,000      1,543,000
                                          -----------    -----------     ---------    -----------    -----------
CASH FLOWS (TO) FROM
 INVESTING ACTIVITIES:
  Purchase of property and equipment....     (644,000)      (648,000)     (424,000)      (101,000)       (95,000)
  Proceeds from sale of property
   and equipment........................           --             --            --             --             --
                                          -----------    -----------     ---------    -----------    -----------
        Net Cash Provided (Used) by
         Investing Activities...........     (644,000)      (648,000)     (424,000)      (101,000)       (95,000)
                                          -----------    -----------     ---------    -----------    -----------
CASH FLOWS (TO) FROM
 FINANCING ACTIVITIES:
  Unrecognized pension costs............      (47,000)        64,000       (64,000)            --             --
  Distributions to related parties......   (2,965,000)    (2,525,000)     (635,000)    (1,060,000)    (1,440,000)
                                          -----------    -----------     ---------    -----------    -----------


                           WEISSMAN IRON AND METAL

                           STATEMENTS OF CASH FLOWS
          FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993 AND
         FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (UNAUDITED)




                                                   YEAR ENDED DECEMBER 31,             SIX MONTHS ENDED JUNE 30,
                                          ----------------------------------------    --------------------------
                                              1995           1994          1993          1996           1995
                                          -----------    -----------    ----------    -----------    -----------
                                                                                      (UNAUDITED)    (UNAUDITED)
        Net Cash (Used) by Financing
         Activities.....................   (3,012,000)    (2,461,000)     (699,000)    (1,060,000)    (1,440,000)
                                          -----------    -----------     ---------    -----------    -----------
NET INCREASE (DECREASE) IN CASH.........        1,000       (107,000)       40,000          6,000          8,000
CASH, beginning of period...............        8,000        115,000        75,000          9,000          8,000
                                          -----------    -----------     ---------    -----------    -----------
CASH, end of period.....................  $     9,000    $     8,000    $  115,000    $    15,000    $    16,000
                                          -----------    -----------     ---------    -----------    -----------
                                          -----------    -----------     ---------    -----------    -----------
CASH PAID FOR INTEREST..................  $        --    $        --    $    1,000    $        --   $         --
                                          -----------    -----------     ---------    -----------    -----------
                                          -----------    -----------     ---------    -----------    -----------


                See accompanying Notes to Financial Statements

                          WEISSMAN IRON AND METAL

                       NOTES TO FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACTIVITY

     Weissman Industries, Inc. was incorporated in January 1975 in the State of Iowa. Weissman Iron and Metal, a division of Weissman Industries, Inc. (Weissman) operates in the metals recycling industry (purchasing, processing, selling and brokering ferrous and non-ferrous metals) with its operations located in Waterloo, Iowa. Weissman operates one of three heavy duty automotive shredders in Iowa. Processed scrap is sold to steel mill customers located in or around Waterloo, Iowa.

     AGREEMENT TO SELL WEISSMAN

     The stockholders of Weissman Industries, Inc. have signed an agreement with Recycling Industries, Inc. (RII) to sell the business of Weissman to RII, through the sale of all the outstanding stock of Weissman Industries, Inc.
Prior to the sale of stock to RII, Weissman Industries, Inc. sold its other operating divisions to unrelated entities. Since the other operations were previously sold to unrelated entities, are not being acquired by RII and do not effect Weissman, they are not included in the financial statements of Weissman.

     Both RII and Weissman Industries, Inc. have agreed to jointly elect section 338(h)(10) treatment under the Internal Revenue Code so that the sale of Weissman will be treated as an asset sale for federal and state income tax purposes.

     The assets to be sold consist of a heavy duty automotive shredder, metal shearing equipment, Coreco aluminum furnace, heavy equipment, tools and rolling stock, real property, buildings, inventories and accounts receivable used in the business of recycling ferrous and non-ferrous metals.

     The sale price for Weissman is $12,400,000 and is allocated as follows:

     Trade accounts receivable.............................  $ 1,600,000
     Inventories...........................................      900,000
     Buildings and improvements............................    3,000,000
     Automotive shredder...................................    3,000,000
     Heavy equipment.......................................    1,900,000
     Equipment and rolling stock...........................    1,200,000
     Land..................................................      800,000
                                                             -----------
       Total purchase price................................  $12,400,000
                                                             -----------
                                                             -----------

     BASIS OF PRESENTATION

     The accompanying financial statements include only the assets, liabilities, equity and operations of the metals recycling division of Weissman Industries, Inc. that is expected to be acquired by RII through a stock purchase agreement upon the closing of a public offering of RII common stock.

                          WEISSMAN IRON AND METAL

     UNAUDITED INTERIM FINANCIAL STATEMENTS

     In the opinion of management, the unaudited interim financial statements for the six month periods ended June 30, 1996 and 1995 are presented on a basis consistent with the audited annual financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such periods. The results of operations for the interim period ended June 30, 1996 are not necessarily indicative of the results to be expected for the year ended December 31, 1996.

     CONCENTRATION OF CREDIT RISK

     Concentrations of credit risk with respect to trade receivables exist due to large balances with a few customers. At December 31, 1995 and 1994, and June 30, 1996 (unaudited) accounts receivable balances for three major customers were $1,216,000, $967,000 and $1,287,000, or 80%, 61% and 73%,
respectively, of the total accounts receivable balance. Ongoing credit evaluations of customers' financial condition are performed and, generally, no collateral is required. Weissman does not maintain reserves for potential losses since such past losses, in the aggregate, have not been significant; therefore, the allowance for doubtful accounts receivable is zero at December 31, 1995 and 1994, and at June 30, 1996 (unaudited). Customers are located in the upper Midwest region of the United States (in or around Waterloo, Iowa).

     INVENTORIES

     Inventories consist primarily of ferrous and non-ferrous scrap metal. Inventory costs for finished goods include material, labor and plant overhead. Inventory is stated at lower of cost (first-in, first-out) or market.

     PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost. Depreciation and amortization expense is provided on a straight-line basis using estimated useful lives of 5 to 20 years for equipment and 40 years for building and improvements. Depreciation and amortization expense of property, plant and equipment was $312,000, $261,000, $220,000, $170,000 and $143,000 for the years ended
December 31, 1995, 1994 and 1993, and for the six months ended June 30, 1996 and 1995 (unaudited), respectively. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

     ENVIRONMENTAL EXPENDITURES

     Environmental expenditures that relate to current operations are capitalized if the costs improve the Weissman property as compared to the condition of the property when originally constructed or acquired or if the costs prevent environmental contamination from future operations. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments are made or remedial efforts are probable and the costs can be reasonably estimated. These amounts are generally accrued upon the completion of feasibility studies or the settlement of claims, but in no event later than Weissman's commitment to a plan of action.

                          WEISSMAN IRON AND METAL

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL STATEMENTS

     The carrying amounts of cash, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

     INCOME TAXES

     Effective December 30, 1988, Weissman Industries, Inc. and its stockholders elected under the Internal Revenue Code to be an S-corporation for tax purposes. In lieu of corporate income taxes, the stockholders of an S-corporation are taxed on their proportionate share of taxable income. Accordingly, no provision or liability for federal income taxes has been included in these financial statements.

     Upon completion of the sale of Weissman Industries, Inc. to RII, the tax status of the Weissman Industries, Inc. will change from an S-corporation to a taxable entity. Due to the tax effect of the sale there will be no significant differences between financial statement and tax basis of assets and liabilities and therefore the sale will not generate a deferred tax asset or liability.

     CASH

     For purposes of reporting cash flows, Weissman considers all funds with maturities of three months or less to be cash equivalents.

NOTE 2--INVENTORIES

     Inventories consist of the following at:

                                      DECEMBER 31,
                                 ----------------------     JUNE 30,
                                    1995       1994           1996
                                 ----------  ----------    ----------
                                                           (UNAUDITED)

      Raw materials ............ $  544,000  $  526,000    $  541,000
      Finished goods ...........    783,000     505,000       664,000
                                 ----------  ----------    ----------
                                 $1,327,000  $1,031,000    $1,205,000
                                 ----------  ----------    ----------
                                 ----------  ----------    ----------

     Included in inventory is $165,000, $108,000 and $182,000 of indirect costs at December 31, 1995 and 1994, and June 30, 1996 (unaudited), respectively.

                          WEISSMAN IRON AND METAL

NOTE 3--PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following at:

                                               DECEMBER 31,
                                        ------------------------    JUNE 30,
                                            1995        1994          1996
                                        -----------  -----------  -----------
                                                                  (UNAUDITED)
     Land.............................. $   153,000  $   153,000  $   153,000
     Building and improvements.........   2,983,000    2,970,000    2,983,000
     Heavy machinery and equipment.....   4,602,000    4,289,000    4,654,000
     Roads and railroad tracks.........     184,000      178,000      184,000
     Transportation equipment..........     863,000      757,000      863,000
     Office equipment..................      58,000       58,000       58,000
                                        -----------  -----------  -----------
       Total...........................   8,843,000    8,405,000    8,895,000
       Less accumulated depreciation...  (3,391,000)  (3,265,000)  (3,512,000)
                                        -----------  -----------  -----------
                                        $ 5,452,000  $ 5,140,000  $ 5,383,000
                                        -----------  -----------  -----------
                                        -----------  -----------  -----------

NOTE 4--ECONOMIC DEPENDENCY

     Weissman is economically dependent on three major customers for sales as follows:

                                                        SIX MONTHS ENDED
                       YEAR ENDED DECEMBER 31,              JUNE 30,
                      ------------------------      -------------------------
                      1995     1994     1993           1996          1995
                      ----     ----     ----        ----------    -----------
                                                    (UNAUDITED)   (UNAUDITED)
Customer A.........    38%      32%      28%            17%           15%
Customer B.........    19%      22%      12%            11%           17%
Customer C.........    14%      16%      29%            44%           32%


     Weissman also purchased inventory from two of these customers as follows:

                                                        SIX MONTHS ENDED
                       YEAR ENDED DECEMBER 31,              JUNE 30,
                      ------------------------      -------------------------
                      1995     1994     1993           1996          1995
                      ----     ----     ----        ----------    -----------
                                                    (UNAUDITED)   (UNAUDITED)
Customer A.........     5%       6%       9%             3%            7%
Customer B.........    20%      19%      15%            34%           18%

                          WEISSMAN IRON AND METAL

NOTE 5--COMMITMENTS AND CONTINGENCIES

     ENVIRONMENTAL LIABILITIES

     In November 1993, Weissman Industries, Inc. received a notice from the US Environmental Protection Agency (EPA) that it may be a potentially responsible party (PRP), along with hundreds of others, with regard to a recycling site in Alabama which received a shipment of material from Weissman. Under the law, a PRP may be ordered to perform response actions, may be liable for costs incurred and may be required to pay damages for injury.

     In October, 1995 the EPA notified Weissman Industries, Inc. that since Weissman had a lower volumetric ranking, EPA intends to offer a de minimis settlement to Weissman Industries, Inc. after completing negotiations with larger ranking PRPs. Weissman has recorded an accrual in the amount of $30,000 for a de minimis settlement allowance.

     The assessment of the required response and remedial costs associated with the clean up is extremely complex. Among the variables that management must assess are imprecise engineering estimates, continually evolving governmental standards, potential recoveries from insurance coverage and laws which impose joint and several liability.

     SELF FUNDED EMPLOYEE HEALTH CARE PLAN

     Weissman maintains and self funds a health care plan for all full time employees after 90 days of employment. A third-party administrator is employed to control costs. The maximum specific costs are covered by a reinsurance provider.

     LOAN GUARANTEE

     Weissman's trade receivables and inventories are collateral for a line of credit with a maximum of $1,000,000 maintained by Weissman Industries, Inc. There was $--0--, $775,000 and $--0-- outstanding under this line of credit as of December 31, 1995 and 1994, and June 30, 1996 (unaudited), respectively.

     UNION CONTRACT

     Substantially all of the labor force that works in the recycling operations in the yard are members of the International Union of United Automobile, Aerospace and Agricultural Implement Workers of America and work under a collective bargaining agreement which expires November 30, 1996. Management has not yet commenced negotiations, however, in the past have successfully negotiated contract renewals.

     TURNINGS AND BORINGS CONTRACT

     On September 1, 1991, Weissman entered into a service agreement with a significant customer to process the customer's turnings and borings for a term of seven years for a range of $13 to $22 per ton based on the product plus approximately $4,000 per month for reimbursement of equipment costs.

                          WEISSMAN IRON AND METAL

NOTE 6--RELATED PARTY TRANSACTIONS

     In addition to transactions with related parties discussed throughout the notes to the financial statements, the following related party transactions have taken place.

     Weissman purchases raw material inventory, sells miscellaneous services and pays certain expenses to a related division of Weissman Industries, Inc. This related division was sold to third parties in February 1995. The related party transactions were as follows:

                                                                       SIX MONTHS ENDED
                                     YEAR ENDED DECEMBER 31,                JUNE 30,
                                  ------------------------------   -------------------------
                                    1995       1994       1993        1996          1995
                                  --------   --------   --------   -----------   -----------
                                                                   (UNAUDITED)   (UNAUDITED)
     Purchase of inventory......  $ 31,000   $168,000   $ 99,000      $    --       $31,000
     Management fee charge......  $180,000   $180,000   $180,000      $90,000       $90,000
     Sales of services, net.....  $ 19,000   $205,000   $168,000      $    --       $14,000

     The purchase of the raw material approximates the cost paid to other large bulk suppliers of Weissman. Costs charged are based upon actual amounts paid by Weissman.

     The balances due from the other divisions are shown as distributions from Division Equity.

NOTE 7--RETIREMENT PLAN

     Weissman Industries, Inc. has a defined benefit plan (the Plan) covering substantially all of its employees. The Plan provides for payment of retirement benefits commencing between the ages of 55 and 65. After meeting certain qualifications, an employee acquires a vested right to future benefits. The benefits payable under the Plan are generally determined on the basis of an employee's length of service and earnings. Annual contributions to the Plan are sufficient to satisfy legal funding requirements.

     Benefits under the Plan were frozen on October 31, 1995 and effective December 30, 1995 the Plan was terminated. Upon receipt of a favorable Internal Revenue Service determination letter and approval from Pension Guaranty Trust the assets will be distributed to the participants. The termination was approved by the union. The accrued loss due to curtailment at the termination date was $47,000.

     Upon adoption of Financial Accounting Standard Number 87 (FAS 87) Employers' Accounting for Pensions in 1989, the fair value of Plan assets exceeded projected benefit liability by $83,000. This initial net asset is being amortized over 9.4 years.

     Plan assets consist of a Group Annuity Contract with Principal Financial Group.

     Weissman pension activity consists of approximately 43% of the total Plan. The following disclosures are for Weissman:

                          WEISSMAN IRON AND METAL

     In accordance with FAS 87, Weissman was required to record an additional minimum pension liability at December 31, 1995 and 1993, and June 30, 1996 (unaudited). This amount represents the excess of the accumulated benefit obligations over the fair value of Plan assets and accrued pension liabilities. The liabilities have been offset by intangible assets to the extent possible. Because the asset recognized may not exceed the amount of unrecognized prior service cost, the balance of the liability at the end of each period is reported as a separate reduction to Division Equity.

     Amounts are summarized as follows:

                                              DECEMBER 31,
                                      --------------------------    JUNE 30,
                                       1995      1994     1993        1996
                                      -------   ------   -------   -----------
                                                                   (UNAUDITED)
     Intangible assets..............  $    --   $   --   $ 4,000     $    --
     Reduction to Division Equity...   47,000       --    64,000      47,000
                                      -------   ------   -------     -------
     Additional minimum liability...  $47,000   $   --   $68,000     $47,000
                                      -------   ------   -------     -------
                                      -------   ------   -------     -------

     The net periodic pension cost is as follows:

                                                                       SIX MONTHS ENDED
                                     YEAR ENDED DECEMBER 31,                JUNE 30,
                                  ------------------------------   -------------------------
                                    1995       1994       1993        1996          1995
                                  --------   --------   --------   -----------   -----------
                                                                   (UNAUDITED)   (UNAUDITED)
     Service costs--benefits
      earned during the period..   $21,000   $ 25,000    $18,000       $    --     $ 10,000
     Interest cost on projected
      benefit obligation........    19,000     18,000     15,000            --       10,000
     Actual return on assets....   (84,000)    15,000    (23,000)           --      (42,000)
     Net amortization and
      deferral..................    60,000    (33,000)     3,000            --       30,000
                                   -------   --------   --------       -------     --------
       Net periodic pension
        cost....................   $16,000   $ 25,000   $ 13,000       $    --     $  8,000
                                   -------   --------   --------       -------     --------
                                   -------   --------   --------       -------     --------

     Assumptions used in the accounting were:

                                                                       SIX MONTHS ENDED
                                     YEAR ENDED DECEMBER 31,                JUNE 30,
                                  ------------------------------   -------------------------
                                    1995       1994       1993        1996          1995
                                  --------   --------   --------   -----------   -----------
                                                                   (UNAUDITED)   (UNAUDITED)
     Discount rate..............   6.25%       7.25%      5.75%         --          6.25%
     Rate of increase in
      compensation levels.......   5.26%       5.36%      6.00%         --          5.26%
     Expected long-term rate of
      return on assets..........   7.75%       7.75%      7.75%         --          7.75%

                          WEISSMAN IRON AND METAL

     The following table sets forth the plan's funded status and amounts recognized in Weissman's balance sheet for its pension plan at:

                                                 DECEMBER 31,
                                             --------------------   JUNE 30,
                                               1995       1994        1996
                                             ---------  ---------  -----------
                                                                   (UNAUDITED)
     Accrual present value of
      benefit obligation:
       Vested benefit obligation............ $ 358,000  $ 237,000  $ 358,000
                                             ---------  ---------  ---------
                                             ---------  ---------  ---------
         Accumulated benefit obligation..... $ 358,000  $ 244,000  $ 358,000
                                             ---------  ---------  ---------
                                             ---------  ---------  ---------
         Projected benefit obligation....... $(358,000) $(268,000) $(358,000)
         Plan assets at fair value..........   330,000    263,000    330,000
                                             ---------  ---------  ---------
         Projected benefit obligation in
          excess of plan assets.............   (28,000)    (5,000)   (28,000)
         Items not yet recognized
          in earnings:
           Unrecognized net loss............    63,000     52,000     63,000
           Unrecognized (net asset) at
            January 1, 1989.................   (15,000)   (22,000)   (15,000)
           Unrecognized prior service cost..        --      3,000         --
           Contributions made prior to
            year end........................        --      6,000         --
           Loss on curtailment..............   (47,000)        --    (47,000)
                                             ---------  ---------  ---------
           Pension (liability) asset
            recognized in the balance sheet. $ (27,000) $  34,000  $ (27,000)
                                             ---------  ---------  ---------
                                             ---------  ---------  ---------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. ANY INFORMATION OR REPRESENTATIONS NOT HEREIN CONTAINED, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN RESPECT TO THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS. HOWEVER, IN THE EVENT OF A MATERIAL CHANGE, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                              --------------------

                                TABLE OF CONTENTS                          Page
                                                                           ----

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . .    3

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

PRICE RANGE OF THE COMMON STOCK. . . . . . . . . . . . . . . . . . . . . .   11

DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

SELECTED FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . .   12

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS. . . . . . . . . . . . . . . . . . . . . . . . .   14

BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

RECENT DEVELOPMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

PRINCIPAL SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . .   36

CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

SELLING SECURITYHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . .   38

DESCRIPTION OF CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . .   48

SHARES ELIGIBLE FOR FUTURE SALE. . . . . . . . . . . . . . . . . . . . . .   50

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

CHANGE IN INDEPENDENT ACCOUNTANTS. . . . . . . . . . . . . . . . . . . . .   54

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
     LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . .  F-1

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-3

                              --------------------

                          RECYCLING INDUSTRIES, INC.


                           9,771,574 SHARES OF COMMON
                        STOCK, $.001 PAR VALUE, INCLUDING
                       3,738,651 SHARES UNDERLYING COMMON
                       STOCK PURCHASE WARRANTS AND OPTIONS





                               NOVEMBER ___, 1996












                                  ------------
                                   PROSPECTUS
                                  ------------

              PART II -  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the issuance and distribution of the securities being offered. All expenses are estimated except the registration fee.

     Registration and filing fee           $11,641
     NASD filing fee                         4,342
     Printing and engraving                      *
     Accounting fees and expenses                *
     Legal fees and expenses                     *
     Blue sky fees and expenses                  *
     Transfer and Warrant Agent                  *
                                           -------
        Total                              $     *
                                           -------
                                           -------


     *  To be completed by amendment.


ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION PROVIDED UNDER THE COMPANY'S ARTICLES OF INCORPORATION

     The Colorado Business Corporation Act (the "CBCA") authorizes the indemnification of and advancement of expenses to directors, officers, employees, fiduciaries and agents of a Colorado corporation against liabilities which they may incur in such capacities. Article V.B of the Company's Amended and Restated Articles of Incorporation provides that the Company shall indemnify and may advance expenses to its directors to the maximum extent permitted by the CBCA and shall indemnify its officers, employees or agents who are not directors to the maximum extent permitted by the CBCA or to a greater extent as may be consistent with law and provided for by resolution of the Company's shareholders or directors, or in a contract. A summary of the circumstances in which such indemnification is allowable under the CBCA is provided below, but that description is qualified in its entirety by reference to the relevant section of the CBCA.

     In general, the CBCA provides that any director may be indemnified against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or reasonable expense) incurred in a proceeding and have expenses advanced for such a proceeding (including any civil, criminal or investigative proceeding whether threatened, pending or completed) to which the director was made a party because he is or was a director, except that, if the proceeding is brought by or in the right of the Company, indemnification is permitted only with respect to reasonable expenses incurred in connection with the proceeding. The CBCA prohibits indemnification of a director in connection with a proceeding brought by or in the right of the Company in which a director is adjudged liable to the Company, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

     Indemnity may be provided only if the director's actions resulting in the liability: (i) were taken in good faith; (ii) were reasonably believed to have been in the Company's best interest with respect to actions taken in the director's official capacity; (iii) were reasonably believed not to be opposed to the Company's best interest with respect to actions other than those taken in the director's official capacity; and (iv) with respect to any criminal action, the director had no reasonable cause to believe his or her conduct was unlawful. Indemnification may be awarded only after the applicable standard of conduct has been met by the director to be indemnified as determined by (i) a majority vote of directors not party to the proceeding comprising a quorum of the Board of Directors or, if a quorum cannot be obtained, by committee thereof consisting of two or more directors not party to the proceeding; (ii) by independent legal counsel selected by the Board of Directors; or (iii) by the shareholders.

     The CBCA further provides that unless limited by the Company's articles of incorporation, a director or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, is entitled to receive indemnification against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. The Company's Amended and Restated Articles of Incorporation do not limit the foregoing provisions.

     The Company may indemnify or advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors or in a contract. The provision of indemnification to persons other than directors is subject to such limitations as may be imposed on general public policy grounds.

     Upon petition by a director or officer, a court may order the Company to indemnify such director or officer against liabilities arising in connection with any proceeding. A court may order the Company to provide such indemnification, whether or not he was entitled to indemnification by the Company. To order indemnification, the court must determine that the director or officer is fairly and reasonably entitled to indemnification in light of the circumstances. With respect to liability incurred by a director or officer, or in any proceeding where liability results on the basis that a personal benefit was received improperly, a court may only require that the director or officer be indemnified as to reasonable expenses incurred.

     The CBCA specifies that any provisions for indemnification of or advances for expenses to directors which may be contained in the Company's articles of incorporation, bylaws, resolutions of its shareholders or directors, or in a contract (except for insurance policies) shall be valid only to the extent such provisions are consistent with the CBCA and any limitations upon indemnification set forth in the articles of incorporation.

     The CBCA also grants the power to the Company to purchase and maintain insurance policies which protect any director, officer, employee, fiduciary or agent against any liability asserted against or incurred by them in such capacity arising out of their status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. No such policies have been obtained by the Company.

     Article V.A of the Company's Amended and Restated Articles of Incorporation provides for the elimination of personal liability for monetary damages for the breach of fiduciary duty as a director except for liability (i) resulting from a breach of the director's duty of loyalty to the Company or its shareholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for approving payment of a dividend, a stock repurchase, a distribution of assets to shareholders during liquidation or the making or guaranteeing of a loan to a director, to the extent that any such actions are illegal under the CBCA; or
(iv) for any transaction from which a director derives an improper personal benefit. This Article further provides that the personal liability of the Company's directors shall be eliminated or limited to the fullest extent permitted by the CBCA.

INDEMNIFICATION PROVIDED IN CONNECTION WITH THE PUBLIC OFFERING

     The Company and the underwriter for its Public Offering agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, and, if such indemnifications are unavailable or insufficient, the Company and the Underwriter agreed to damage contribution agreements between them based upon relative benefits received from the Public Offering and relative fault resulting in such damages.

INDEMNIFICATION PROVIDED IN CONNECTION WITH THE OFFERING BY THE SELLING SECURITYHOLDERS

     The placement agent for and investors in the private placements of the Company's securities occurring in February and May, 1995 and January and April, 1996, agreed to indemnify, to the extent permitted by law, the Company, its directors, its officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in a registration statement, prospectus, private placement memorandum or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information or affidavits relating to such investors or the placement agent furnished to the Company for use therein.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years, the Company has sold its securities in the following transactions pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act for transactions not involving a public offering and Rule 506 of Regulation D promulgated thereunder. The Company believes that each purchaser in such transactions was an accredited investor within the meaning of Regulation D. The share amounts and prices set forth below have been adjusted to reflect the Company's one-for-five reverse split of the Common Stock effective June 27, 1995:

     (a) Between September 30, 1992 and September 30, 1994, the Company issued 567,291 shares of Common Stock to various creditors in exchange for the cancellation of $1,040,249 of indebtedness owed to such creditors by the Company.

     (b) On January 1, 1994, the Company granted to Michael I. Price, an executive officer of the Company, an option to acquire 150,000 shares of Common Stock at exercise prices ranging from $6.25 to $30.00 per share. As described in paragraph 7, below, this option was repriced on January 25, 1995.

     (c) In connection with the Company's acquisition of its Las Vegas, Nevada facility on May 12, 1994, the Company issued 38,000 shares of Series A Convertible Preferred Stock valued at $2,500,000 to Nevada Recycling Corporation, in partial payment of the purchase price for such acquisition. On

December 27, 1994, 25,000 of those shares were cancelled pursuant to a restructuring of the terms of the Nevada facility acquisition. In connection with such restructuring, the Company issued to Nevada Recycling (i) a $2,300,000 secured promissory note payable by the Company, (ii) 120,000 shares of the Company's Common Stock valued at $1,200,000 and (iii) warrants to purchase 20,000 shares of Common Stock at an exercise price of $1.25 per share.

     (d) On May 13, 1994, the Company issued 591,333 shares of Series B Convertible Preferred Stock to First Dominion Holdings, Inc. ("First Dominion"), a corporation owned and controlled by Thomas J. Wiens, the Company's chief executive officer, in satisfaction of outstanding indebtedness payable to First Dominion in the amount of approximately $880,000 incurred prior to March 31, 1994.

     (e) On July 15, 1994, the Company issued an option to acquire 360,000 shares of Common Stock to Caside Associates (the "Caside Option"). The exercise price of the Caside Option was originally $2.50 per share. On January 25, 1995, to reflect the then-current offering price of the Company's Common Stock in a private placement of its securities, the exercise price was reduced to $.90 per share and the Company issued to Caside Associates warrants to purchase 180,000 shares of the Company's Common Stock at $7.50 per share. The Caside Option has been fully exercised.

     (f) From September through December 1994, in connection with approximately $459,000 of bridge loan financing provided to the Company by unaffiliated lenders, the Company issued to the lenders warrants to acquire 39,880 shares of Common Stock at an exercise price of $.90 per share. In April 1995, $450,000 of bridge loans plus accrued interest were converted into 510,000 shares of Common Stock and warrants to purchase 255,000 shares of Common Stock at an exercise price of $7.50 per share.

     (g) On January 25, 1995, the Company repriced the option granted to Michael I. Price on January 1, 1994 (see paragraph 2, above) and granted an option to Jerome B. Misukanis, executive officers of the Company, to purchase up to 150,000 and 12,000 shares of Common Stock, respectively, exercisable for nominal consideration. On August 3, 1995, these options were amended to revise the exercise price to $.90 per share. At the time of the repricing of these options, the Company was selling shares of Common Stock in a private placement at approximately $.90 per share, which the Company believes represented the fair market value of the Common Stock on that date. The options expire on December 31, 1998.

     (h) On January 25, 1995, the Company granted NCO Investors III, L.P. warrants to purchase a total of 100,000 shares of Common Stock in consideration for lending the Company $125,000 and in consideration for financial consulting services rendered. These warrants were cancelled on June 30, 1995 in connection with the Company's acquisition of a 20% interest in The Loef Company. NCO Investors III, L.P. and its affiliates own the remaining 80% interest in The Loef Company.

     (i) On January 25, 1995, the Company granted Nagelvoort & Co. warrants to purchase a total of 300,000 shares of Common Stock in exchange for services rendered to the Company in connection with the financing of a proposed acquisition. These warrants were cancelled on June 20, 1995 in connection with the termination of the relationship between the Company and Nagelvoort & Co.

     (j) On January 25, 1995, the Company repurchased 291,333 shares of the Company's Series B Convertible Preferred Stock, acquired the rights to certain technology and received forgiveness of certain accrued obligations in exchange for consideration of $750,000. In connection with this transaction, the Company granted to Thomas J. Wiens the right to acquire Common Stock valued at $1,187,000 at a purchase price equal to the lesser of 50% of the market value of the Common Stock or $.90 per share. Upon exercise of this right on August 8, 1995, Mr. Wiens purchased 1,319,445 shares of Common Stock at $.90 per share.

     (k) From February 1, 1995 through April 17, 1995, the Company conducted a private placement through First Equity Capital Securities, Inc. as Placement Agent, of units consisting of 1,200 shares of Common Stock and Series C warrants to purchase 600 shares of Common Stock at an exercise price of $7.50 per share, at an offering price of $1,080 per unit. Pursuant to this private placement, the Company sold 2,473,711 shares of Common Stock and 1,295,876 warrants, including units issued in connection with the cancellation of bridge debt described in paragraph 5 above, to 34 accredited investors. In connection with the private placement, the Company issued to First Equity Capital Securities, Inc. 139,828 Placement Agent's Warrants, each to acquire two shares of Common Stock and one Series H Warrant at an exercise price of $1.80. Each Series H Warrant entitles the holder to acquire one share of Common Stock at an exercise price of $7.50 per share.

     (l) From May 24, 1995 through July 31, 1995, the Company conducted a private placement through First Equity Capital Securities, Inc. as Placement Agent, of units consisting of 1,200 shares of Common Stock and Series E warrants to purchase 600 shares of Common Stock at an exercise price of $7.50 per share, at an offering price of $1,080 per unit. Pursuant to this private placement, the Company sold 1,800,000 shares of Common Stock and 900,000 warrants to 42 accredited investors. In connection with the private placement, the Company issued to First Equity Capital Securities, Inc. and certain selected dealers, 73,560 Placement Agent's Warrants, each to acquire two shares of Common Stock and one Series H Warrant at an exercise price of $1.80. Each Series H Warrant entitles the holder to acquire one share of Common Stock at an exercise price of $7.50 per share.

     (m) In connection with the Company's acquisition of its southern Texas facilities, on December 1, 1995, the Company issued 227,693 shares of Common Stock valued at $925,000 to Anglo Metal, Inc., in partial payment of the purchase price for that acquisition. In addition, in connection with the equipment financing for the acquisition, the Company issued to Ally Capital Corporation a warrant to acquire up to 53,600 shares of Common Stock at an exercise price of $5.00 per share.

     (n) During December 1995 and January 1996, the Company borrowed $1,500,000 of bridge financing and issued to the bridge lenders Series I warrants to acquire 359,250 shares of Common Stock at a purchase price of $1.50 per share, exercisable through the end of a three-year period commencing on the effective date of a registration statement covering the shares issuable upon their exercise.

     (o) In December 1995, the holders of the Company's then outstanding Series C and Series E warrants agreed to amend the terms of these warrants and related registration rights, and to sell a specified percentage of the shares of Common Stock acquired by them in the February 1995 and May 1995 private placements, discussed above, to the Company for $3.40 per share. To evidence the amended terms of the Series C and Series E warrants, the Company issued to each of the holders of such warrants Series G warrants to replace all outstanding Series C and Series E warrants.

     (p) From January 17, 1996 through January 31, 1996, the Company conducted a private placement through First Equity Capital Securities, Inc. as Placement Agent, of units consisting of 2,000 shares of Common Stock and Series J warrants to purchase 1,000 shares of Common Stock at an exercise price of $7.50 per share, at an offering price of $5,500 per unit. Pursuant to this private placement, the Company sold 1,364,156 shares of Common Stock and 682,079 warrants, including units issued upon the conversion of certain bridge financing, to 60 accredited investors. In connection with the private placement, the

Company issued to First Equity Capital Securities, Inc. and certain selected dealers, 65,445 Placement Agent's Warrants, each to acquire two shares of Common Stock and one Series H Warrant at an exercise price of $2.75. Each Series H Warrant entitles the holder to acquire one share of Common Stock at an exercise price of $7.50 per share.

     (q) From February 15, 1996 through April 8, 1996, the Company conducted a private placement through First Equity Capital Securities, Inc. as Placement Agent, of units consisting of 2,000 shares of Common Stock and Series J warrants to purchase 1,000 shares of Common Stock at an exercise price of $7.50 per share, at an offering price or $5,500 per unit. Pursuant to this private placement, the Company sold 90,000 shares and 45,000 warrants to nine accredited investors. In connection with the private placement, the Company issued to First Equity Capital Securities, Inc. and certain selected dealers, 4,500 Placement Agent's Warrants, each to acquire two shares of Common Stock and one Series H Warrant at an exercise price of $2.75. Each Series H Warrant entitles the holder to acquire one share of Common Stock at an exercise price of $7.50 per share.

     With respect to the sales of unregistered securities described in paragraphs 2 through 17 above, based on representations made to the Company and further investigation by the Company, the Company believes that (i) each purchaser was an accredited investor as that term is defined under Rule 501(a) of Regulation D promulgated under the Securities Exchange Act of 1934, as amended ("Regulation D"), or (ii) alone, or with their purchaser representative (as that term is defined in Rule 501(h) of Regulation D), had sufficient knowledge and experience in financial and business matters that he was capable of evaluating the merits and risks of an investment in the Company.

ITEM 16(A) - EXHIBITS

     The following is a complete list of exhibits filed as part of this Registration Statement, which Exhibits are incorporated herein.

Exhibit
Number    Description
-------   -----------

3.1 Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.


3.2 Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

4.1       Form of Common Stock Certificate, incorporated by reference to Exhibit
          4.1 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

4.3       Form of Series G Warrant Agreement, incorporated by reference to
          Exhibit 4.3 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

4.4 Form of Series G Registration Rights Agreement, incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

4.5       Form of Series I Warrant Agreement, incorporated by reference to
          Exhibit 4.5 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

4.6       Form of Series J Warrant Agreement, incorporated by reference to
          Exhibit 4.6 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

4.7 Form of Series J Registration Rights Agreement, incorporated by reference to Exhibit 4.7 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

4.8 Form of 1996 Placement Agents Warrant Agreement, incorporated by reference to Exhibit 4.11 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

4.12 Form of 1996 Placement Agents Registration Rights Agreement, incorporated by reference to Exhibit 4.12 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

5.1       Opinion of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC.**

10.1      Agreements Related to the Acquisition of Nevada Recycling, Inc.:

10.1.1 Bill of Sale and Assumption Agreement dated April 30, 1995 between Nevada Recycling Corporation and Nevada Recycling, Inc., incorporated by reference to Exhibit (d)(1) to the Company's Current Report on Form 8-K filed May 12, 1994, reporting an event of May 10, 1994, Commission file No. 0-20179;

10.1.2 Real Estate Installment Sale Agreement dated May 10, 1994 by and between Recycling Industries, Inc. and Nevada Recycling Corporation, incorporated by reference to Exhibit (d)(2) to the Company's Current Report on Form 8-K filed May 12, 1994, reporting an event of May 10, 1994, Commission file No. 0-20179;

10.1.3 Stock Exchange Agreement dated May 10, 1994 between Recycling Industries, Inc. and Nevada Recycling Corporation, incorporated by reference to Exhibit (d)(3) to the Company's Current Report on Form 8-K filed May 12, 1994, reporting an event of May 10, 1994, Commission file No. 0-20179; and

10.1.4 Sale and Security Agreement dated May 10, 1994 by and among Recycling Industries, Inc. and Nevada Recycling Corporation, incorporated by reference to Exhibit (d)(4) to the Company's Current Report on Form 8-K filed May 12, 1994, reporting an event of May 10, 1994, Commission file No. 0-20179.

10.2 Agreements related to the Restructuring of the Acquisition of Nevada Recycling, Inc.:

10.2.1 Termination, Restructuring and Purchase Agreement, effective December 30, 1994, between Recycling Industries, Inc., NR Holdings, Inc., Nevada Recycling, Inc. and Nevada Recycling Corporation, incorporated by reference to Exhibit (c)(2) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179;

10.2.2 Purchase Agreement, dated December 30, 1994, between NR Holdings, Inc. and Nevada Recycling Corporation, incorporated by reference to Exhibit (c)(3) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179;

10.2.3 Real Estate Installment Sale Agreement, dated December 30, 1994, between NR Holdings, Inc. and Nevada Recycling Corporation, Incorporated by reference to Exhibit (c)(4) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179;

10.2.4 Security and Option Agreement, effective December 30, 1994, between Recycling Industries, Inc., NR Holdings, Inc., Nevada Recycling, Inc. and Nevada Recycling Corporation, incorporated by reference to Exhibit (c)(5) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179;

10.2.5 $2,000,000 Promissory Note; December 30, 1994, from NR Holdings, Inc. to Nevada Recycling Corporation, incorporated by reference to Exhibit (c)(6) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179;

10.2.6 $300,000 Promissory Note; December 30, 1994, from NR Holdings, Inc. to Nevada Recycling Corporation, incorporated by reference to Exhibit (c)(7) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179;

10.2.7 ERS Corporate Guaranty, dated December 30, 1994, by Recycling Industries, Inc., incorporated by reference to Exhibit (c)(8) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179;

10.2.8 NRI Corporate Guaranty, dated December 30, 1994, by Nevada Recycling, Inc., incorporated by reference to Exhibit (c)(9) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179; and

10.2.9 Subscription to Shares of NR Holdings, Inc., dated December 30, 1994, for 100 Shares of Common Stock, incorporated by reference to Exhibit (c)(10) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179.

10.3      Agreements Related to the Acquisition of Metal Recovery, Inc.:

10.3.1 Memorandum of Understanding dated January 18, 1995 between Recycling Industries, Inc., the ACI Principals, Sierra Holdings Limited Partnership, Military Scrap, L.P. and Thomas J. Wiens, incorporated by reference to Exhibit (c)(1) to the Company's Current Report on Form 8-K reporting an event of December 30, 1994, as amended April 3, 1995 on Form 8-K/A, as further amended May 1, 1995 on Form 8-K/A-2 and as further amended June 5, 1995 on Form 8-K/A-3, Commission File No. 0-20179;

10.3.2 ACI Option Agreement dated February 28, 1995 by and between Recycling Industries, Inc., Ralph Paglieri, Peter Lukesch and Scott Fischer, incorporated by reference to Exhibit 10.3.2 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.3.3 Option Agreement by and between Thomas J. Wiens, Ralph Paglieri, Peter Lukesch and Scott Fischer, incorporated by reference to
               Exhibit 10.3.3 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.3.4 Pledge and Hypothecation Agreement by and among Recycling Industries, Inc., Nevada Recycling Corporation, Ralph Paglieri, Peter Lukesch and Scott Fischer, incorporated by reference to
               Exhibit 10.3.4 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.4 Warrant Solicitation Agreement between First Equity Capital Securities, Inc. and Recycling Industries, Inc., incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.5 Placement Agency Agreement dated February 1, 1995 between First Equity Capital Securities, Inc. and Recycling Industries, Inc., incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.6 Placement Agency Agreement dated June 6, 1995 between First Equity Capital Securities, Inc. and Recycling Industries, Inc., incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.7 Placement Agency Agreement dated January 17, 1996 between First Equity Capital Securities, Inc. and Recycling Industries, Inc., incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.8 Amended and Restated Stock Acquisition Agreement dated July 10, 1995 by and among Recycling Industries, Inc., Thomas J. Wiens and First Dominion Holdings, Inc., incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.9      Agreements related to the Acquisition of Anglo Iron & Metal

10.10.1 Asset Purchase Agreement dated December 1, 1995 by and among Recycling Industries of Texas, Inc., Recycling Industries, Inc., Anglo Metal, Inc. d/b/a Anglo Iron & Metal and Robert C. Rome, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April 15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.10.2 First Addendum dated December 11, 1995 to the Asset Purchase Agreement dated December 1, 1995 by and among Recycling Industries of Texas, Inc., Recycling Industries, Inc., Anglo Metal, Inc. d/b/a Anglo Iron & Metal and Robert C. Rome, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April 15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.10.3 Inventory Purchase Agreement dated December 11, 1995 by and between Recycling Industries of Texas, Inc. and Anglo Metal, Inc. d/b/a Anglo Iron & Metal, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April 15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.10.4 Consulting and Non-Compete Agreement dated December 11, 1995 by and between Recycling Industries of Texas, Inc. and Robert C. Rome, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April 15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.10.5 Real Estate Purchase Contract dated December 11, 1995 by and between Recycling Industries of Texas, Inc. and Anglo Metal, Inc. d/b/a Anglo Iron & Metal, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April 15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.10.6 Form of Proposed Remediation Escrow Agreement by and between Recycling Industries of Texas, Inc., Recycling Industries, Inc., Anglo Metal, Inc. d/b/a Anglo Iron & Metal, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April 15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.10.7 Escrow Agreement dated December 11, 1995 by and between Recycling Industries of Texas, Inc., Recycling Industries, Inc., Anglo Metal, Inc. d/b/a Anglo Iron & Metal, Robert C. Rome and Stewart Title of Hidalgo County, Inc., incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April 15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.10.8 Master Lease Agreement dated December 12, 1995 by and among Ally Capital Corporation as lessor and Recycling Industries of Texas, Inc. and Recycling Industries, Inc. as co-lessees, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April 15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.10.9        Equipment Schedule to the Master Lease Agreement dated
               December 12, 1995 by and among Ally Capital Corporation as lessor and Recycling Industries of Texas, Inc. and Recycling Industries, Inc. as co-lessees, incorporated by reference to the Company's current report on Form 8-K reporting an event of December 11, 1995, as Amended April 15, 1996 on Form 8-K/A, Commission File No. 0-20179.

10.11     Agreements Related to the Acquisition of Mid-America Shredding, Inc.:

10.11.1 Asset Purchase Agreement dated February 16, 1996 by and among Recycling Industries of Missouri, Inc., Recycling Industries, Inc., Mid-America Shredding, Inc. and Linda Lawton incorporated by reference to Exhibit 10.1 to the Company's current report on Form 8-K reporting an event of April 15, 1996, Commission File No. 0-20179.

10.11.2 Assumption Without Release and Modification Agreement, dated April 15, 1996, by and among Mid-America Shredding, Inc., Recycling Industries of Missouri, Inc., Recycling Industries, Inc., Linda F. Lawton, Personal Representative of the Estate of Robert L. Lawton, Deceased and Linda Lawton incorporated by reference to Exhibit 10.2 to the Company's current report on Form 8-K reporting an event of April 15, 1996, Commission File No. 0-20179.

10.11.3 Security Agreement, dated April 15, 1996, between Recycling Industries of Missouri, Inc. and Southwest Bank of St. Louis incorporated by reference to Exhibit 10.3 to the Company's current report on Form 8-K reporting an event of April 15, 1996, Commission File No. 0-20179.

10.11.4 Continuing Unlimited Guaranty Agreement dated April 15, 1996, between Recycling Industries, Inc. and Southwest Bank of St. Louis incorporated by reference to Exhibit 10.4 to the Company's current report on Form 8-K reporting an event of April 15, 1996, Commission File No. 0-20179.

10.11.5 Loan Agreement dated April 8, 1992, between Mid-America Shredding, Inc. and Southwest Bank of St. Louis incorporated by reference to Exhibit 10.5 to the

               Company's current report on Form 8-K reporting an event of April 15, 1996, Commission File No. 0-20179.

10.11.6 Promissory Note dated February 8, 1996, between Mid-America Shredding, Inc. and Southwest Bank, Inc. incorporated by reference to Exhibit 10.6 to the Company's current report Form 8-K reporting an event of April 15, 1996, Commission File No. 0-20179.

10.12     Agreements Related to the Acquisition of Weissman Industries, Inc.:

10.12.1        Stock Purchase Agreement Dated July 1, 1996 by and among
               Wesley J. Weissman, Walt Weissman, Wayne Weissman, Nancy Sarles, Recycling Industries of Iowa, Inc., and Recycling Industries, Inc, incorporated by reference to Exhibit 10.12.1 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.12.2 Letter of Intent with Coast Business Credit, incorporated by reference to Exhibit 10.12.2 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.12.3 Letter Agreement dated July 17, 1996, amending Exhibit 10.12.1, incorporated by reference to Exhibit 10.12.3 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.13 Form of Share Repurchase Offer and Agreement, incorporated by reference to Exhibit 10.13 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.14 Form of Series I Warrant Exchange Offer and Agreement, incorporated by reference to Exhibit 10.14 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.15 Amended Form of Share Repurchase Offer and Agreement, incorporated by reference to Exhibit 10.15 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.16 Form of Series J Extension Offer and Modification Agreement, incorporated by reference to Exhibit 10.16 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

10.17 Loan and Security Agreement dated June 14, 1996 by and among Recycling Industries, Inc., Nevada Recycling, Inc., Recycling Industries of Texas, Inc., Recycling Industries of Missouri, Inc. and Coast Business Credit, incorporated by reference to Exhibit 10.17 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

11        Statement Regarding Computation of Per Share Earnings.*

18.1 Letter from AJ. Robbins, P.C. dated April 11, 1996, addressed to the Securities and Exchange Commission, incorporated by reference to the Company's Current Report on Form 8-K/A reporting an event of March 25, 1996, Commission File No. 0-20179.

21.1 List of the subsidiaries of Recycling Industries, Inc. incorporated by reference to Exhibit 21.1 to the Company's Registration Statement on Form S-1, filed May 3, 1996, as amended, Commission File No. 333-4574.

23.1      Consent of Friedlob Sanderson Raskin Paulson & Tourtillott, LLC - see
          Exhibit 5.1

23.2      Consent of AJ. Robbins, P.C.*

23.3      Consent of BDO Seidman, LLP*

24.       Power of Attorney - See Signature Page of Registration Statement

27        Financial Data Schedule.*

--------------

*    Filed herewith

**   Filed by amendment

ITEM 16(B) -  FINANCIAL STATEMENT SCHEDULES

     Consolidated Financial Statements for the years ended September 30, 1995 and 1994 and for the nine months ended June 30, 1996.

ITEM 17 - UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (a) to include any prospectus required by section 10(a)(3) of the Securities Act; (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions discussed under Item 14 - Indemnification of Directors and Officers, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on November 12, 1996.

                                       RECYCLING INDUSTRIES, INC.


                                       By /s/ Thomas J. Wiens
                                          ------------------------------------
                                          Thomas J. Wiens, Chairman and Chief
                                          Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and/or directors of Recycling Industries, Inc., by virtue of their signatures appearing below, hereby constitute and appoint Thomas J. Wiens, with full power of substitution, as attorney-in-fact in their names, places and steads to execute any and all amendments to this Registration Statement on Form S-1 in the capacities set forth opposite their names below and hereby ratify all that said attorney-in-fact may do by virtue thereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURES                            TITLE                    DATE
----------                            -----                    ----
/s/ Thomas J. Wiens
--------------------------     Principal Executive       November 12, 1996
Thomas J. Wiens                Officer and Director

/s/ Michael I. Price
--------------------------     Director                  November 12, 1996
Michael I. Price

/s/ Brian L. Klemsz
--------------------------     Director, Principal        November 12, 1996
Brian L. Klemsz                Financial and
                               Accounting Officer

/s/ Jerome B. Misukanis
--------------------------     Director                  November 12, 1996
Jerome B. Misukanis

/s/ Graydon H. Neher
--------------------------     Director                  November 12, 1996
Graydon H. Neher

/s/ Barry Plost
--------------------------     Director                  November 12, 1996
Barry Plost